FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-15

Free Writing Prospectus

Collateral Term Sheet

$1,008,188,843

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

BANK 2017-BNK4

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2017-BNK4

March 24, 2017

WELLS FARGO SECURITIES	BofA MERRILL LYNCH	MORGAN STANLEY
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

D.C. OFFICE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

D.C. OFFICE PORTFOLIO

WASHINGTON D.C.
Downtown Washington
D.C. Office Portfolio
1 1020 19th Street Washington, DC
2 1900 L Street Washington, DC
3 1920 L Street Washington, DC
Dupont Circle
ROCK CREEK PARK
West End
Washington Circle Park
Scott Circle Park
McPherson Square
Farragut Square
Lafayette Square
James Monroe Park
President's Park
The Ellipse
White House
Eisenhower Executive Office Bldg.
US Dept. of the Treasury
George Washington University
G. Washington University Hospital
METRO RED LINE
METRO BLUE, ORANGE, SILVER LINES
DUPONT CIRCLE
FARRAGUT NORTH
FARRAGUT WEST
FOGGY BOTTOM-GWU
MCPHERSON SQUARE
Massachusetts Ave NW
Connecticut Ave NW
New Hampshire Ave NW
Rhode Island Ave NW
RI Ave NW
Pennsylvania Ave NW
Penn Ave NW
Virginia Ave NW
Rock Cr. and Potomac Pkwy
Constitution Ave NW
Q St NW
P St NW
O St NW
N St NW
M St NW
L St NW
K St NW
I St NW
H St NW
G St NW
F St NW
E St NW
Church St NW
Newport Pl NW
Hopkins St NW
15th St NW
16th St NW
17th St NW
18th St NW
19th St NW
20th St NW
21st St NW
22nd St NW
23rd St NW
24th St NW
Embassy of Morocco
The Embassy Row Hotel
Hotel Palomar
Embassy of Jamaica
Jurys Washington Hotel
American Enterprise Institute
Carnegie Endowment for Intl. Peace
Brookings Institution
The Richmond
Heurich House Museum
Egyptian Embassy
Uzbekistan Embassy
John Hopkins School of Advanced Intl. Studies
Tabard Inn
Embassy of Peru
Australian Embassy
Philippine Embassy
Tunisian Embassy
Cathedral of St. Matthew the Apostle
Embassy Suites Hotel
Tanzania Embassy
Park Hyatt Hotel
Marriott Hotel
Hyatt Hotel
Embassy Square Suites
Fairmont Washington Hotel
St. Gregory Hotel
Natl. Law Center on Homelessness & Poverty
US Commodity Futures Trading Commission
Urban Institute
National Geographic Museum
American Academy of Family Physicians
ABC News
National Geographic Society
Madison Hotel
The University Club
Washington Post Bldg.
AAUW Natl. Hdqtrs.
The Columbia Residences of Washington DC
Westin Grand Hotel
Ritz Carlton
ExxonMobil
Renaissance Washington
Lafayette Centre
Japan Info. & Cultural Center
Quincy Hotel
Mayflower Hotel
Pew Research Center
West End Square 37
Embassy of Spain
One Washington Circle Hotel
Delegation of the European Union
Intl. Food Policy Research Institute
Washington Square Bldg.
Blake Building
Capitol Hilton
National Low Income Housing Coalition
Melrose Hotel
City Hall
Milken Inst. School of Public Health
Jefferson Hall
Finance International Corporation
Goethe-Institut/ German Cultural Center
The Army And Navy Club
St. Regis Hotel
US Chamber of Commerce Foundation
US Department of Veterans Affairs
Hotel Sofitel
Lafayette Tower
DoubleTree Guest Suites
Shops at 2000 Penn
Cloyd Heck Marvin Center
Decatur House
New Executive Office Bldg.
Renwick Gallery of The Smithsonian
Blair House
Court of Appeals
US Treasury
International Monetary Fund
World Bank
Consumer Financial Protection Bureau
Office of Authentications
FDIC
GSA Headquarters
Octagon House
The Corcoran School of Art
United Unions Bldg.
Corcoran Art Gallery
Office of Personnel Management
US Department of the Interior
American National Red Cross
National Christmas Tree
Ellipse Visitor Pavilion
Daughters of the American Revolution Hall
Bureau of Indian Affairs
Art Museum of the Americas
Organization of American States
Office of Surface Mining Reclamation
Rockville
Wheaton
Potomac
Silver Spring
College Park
Greenbelt
Bethesda
Chevy Chase
Takoma Park
Langley
McLean
Tysons Corner
Falls Church
ARLINGTON
Landover
Seat Pleasant
Largo
Annandale
ALEXANDRIA
Suitland
Forestville
Upper Marlboro
Hillcrest Heights
Camp Springs
Springfield
VIRGINIA
MARYLAND
National Harbor
Clinton
Franconia
Mount Vernon
Burke
Rose Hill
Groveton
Beltsville
Laurel
Calverton
North Bethesda
Merrifield
Hyattsville
New Carrollton
Seabrook

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – D.C. Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Bank of America, N.A.			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$70,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$70,000,000			Location:	Washington, D.C.
% of Initial Pool Balance:	6.9%			Size:	328,319 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$319.81
Borrower Names:	ZG 1900 L Street, LLC; ZG 1920 L Street, LLC; ZG 1020 19th Street, LLC			Year Built/Renovated:	Various/Various
Sponsors:	Charles Gravely; Shelton Zuckerman			Title Vesting:	Fee
Mortgage Rate:	4.7579%			Property Manager:	Self-Managed
Note Date:	February 13, 2017			4th Most Recent Occupancy (As of):	93.8% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	92.7% (12/31/2014)
Maturity Date:	March 1, 2027			2nd Most Recent Occupancy (As of):	91.0% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	94.4% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	85.9% (Various)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$9,670,234 (12/31/2013)
Call Protection(2):	L(25),D(90),O(5)			3rd Most Recent NOI (As of):	$9,553,851 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$9,384,675 (12/31/2015)
Additional Debt(1)(3):	Yes			Most Recent NOI (As of):	$8,856,380 (12/31/2016)
Additional Debt Type(1)(3):	Pari Passu; Mezzanine

				U/W Revenues:	$15,106,635
				U/W Expenses:	$5,846,676
Escrows and Reserves(4):				U/W NOI:	$9,259,959
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$8,652,568
Taxes	$1,614,433	$230,633	NAP	U/W NOI DSCR(1):	1.83x
Insurance	$0	Springing	NAP	U/W NCF DSCR(1):	1.71x
Replacement Reserve	$0	$4,925	$237,000	U/W NOI Debt Yield(1)(5):	9.3%
TI/LC Reserve	$0	$41,040	$1,970,000	U/W NCF Debt Yield(1)(5):	8.7%
Free Rent Reserve	$806,797	$0	NAP	As-Is Appraised Value:	$186,800,000
Rent Reserve	$310,546	$0	NAP	As-Is Appraisal Valuation Date:	December 22, 2016
Existing TI/LC Reserve	$816,325	$0	NAP	Cut-off Date LTV Ratio(1)(5)(6):	53.5%
Earnout Reserve	$5,000,000	$0	NAP	LTV Ratio at Maturity or ARD(1)(5)(6):	53.5%

(1)	The D.C. Office Portfolio Whole Loan (as defined below), which had an original principal balance of $105,000,000, is comprised of two pari passu promissory notes. The controlling D.C. Office Portfolio Mortgage Loan (as defined below) had an original principal balance of $70,000,000, has an outstanding principal balance of $70,000,000 as of the Cut-off Date and will be contributed to the BANK 2017-BNK4 Trust. The Cut-off Date Balance Per SF and U/W NOI DSCR and U/W NCF DSCR are based on the D.C. Office Portfolio Whole Loan.

(2)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date of April 1, 2017. Defeasance of the D.C. Office Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) March 1, 2020. The assumed lockout period of 25 payments is based on the expected BANK 2017-BNK4 Trust closing date in April 2017.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	The D.C. Office Portfolio Whole Loan included the funding of a $5,000,000 earnout reserve, which may be released to the borrower in partial disbursements provided among other conditions a 6.73% debt yield is achieved. Any amounts not disbursed within 30 months of the closing date of the D.C. Office Portfolio Whole Loan will be used to pay down the D.C. Office Portfolio Whole Loan with the borrower’s payment of a yield maintenance premium. The U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD as shown are based on the D.C. Office Portfolio Whole Loan net of the $5,000,000 earnout reserve. The U/W NOI Debt Yield, U/W NCF Debt Yield and Cut-off Date LTV Ratio based on the D.C. Office Portfolio Whole Loan amount of $105,000,000 are 8.8%, 8.2% and 56.2%, respectively.

(6)	The D.C. Office Portfolio Property was given an “As-Is” appraised assemblage land value of $203,000,000 as of December 22, 2016 resulting in a Cut-off Date LTV ratio of 51.7% based on the D.C. Office Portfolio Whole Loan.

The Mortgage Loan. The mortgage loan (the “D.C. Office Portfolio Mortgage Loan”) is part of a whole loan (“D.C. Office Portfolio Whole Loan”) evidenced by two pari passu notes, including Note A-1 and Note A-2, both secured by a first lien mortgage encumbering three office buildings located in Washington, D.C. (the “D.C. Office Portfolio Property” or the “D.C. Office Portfolio Properties”). The D.C. Office Portfolio Whole Loan was originated on February 13, 2017 by Bank of America, N.A. The D.C. Office Portfolio Whole Loan had an original principal balance of $105,000,000, has an outstanding principal balance as of the Cut-off Date of $105,000,000 and accrues interest at an interest rate of approximately 4.7579% per annum. The D.C. Office Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the D.C. Office Portfolio Whole Loan. The D.C. Office Portfolio Whole Loan matures on March 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

D.C. OFFICE PORTFOLIO

The D.C. Office Portfolio Mortgage Loan is evidenced by Note A-1, had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000, represents the controlling interest in the D.C. Office Portfolio Whole Loan and will be contributed to the BANK 2017-BNK4 Trust. The D.C. Office Portfolio Companion Loan is evidenced by Note A-2, had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000, is currently held by Bank of America, N.A. and is expected to be contributed to one or more future securitization trusts. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$70,000,000	BANK 2017-BNK4	Yes
A-2	$35,000,000	Bank of America, N.A.	No
Total	$105,000,000

Following the lockout period, the borrower has the right to defease the D.C. Office Portfolio Whole Loan in whole or in part on any date before November 1, 2026. The D.C. Office Portfolio Whole Loan is prepayable without penalty on or after November 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 1, 2020.

Sources and Uses(1)(2)

Sources			Uses
Original whole loan amount	$105,000,000	80.8%	Loan Payoff	$107,197,954	82.5%
Mezzanine loan	25,000,000	19.2	Reserves	8,548,101	6.6
			Closing costs	1,091,974	0.8
			Return of equity	13,161,971	10.1
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%

(1)	The D.C. Office Portfolio sponsors purchased the D.C. Office Portfolio Properties between 2001 and 2007 for an aggregate purchase price of $112,100,000 and maintain a total cost basis of approximately $140,564,075.

(2)	The D.C. Office Portfolio Property was previously securitized in the WBCMT 2007-C31 transaction.

The Property. The D.C. Office Portfolio Properties consists of the fee interests in three Class “B” office buildings, the “1020 19th Street Property”, “1900 L Street Property” and “1920 L Street Property”, totaling 328,319 square feet in the Washington, D.C. central business district.

The following table presents certain information relating to the D.C. Office Portfolio Properties:

Property Schedule

Property Name/Location	Allocated Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Allocated Loan Amount	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF) (1)	Appraised Value	Allocated LTV(2)
1020 19th Street Property 1020 19th Street Northwest Washington, D.C., 20036	$23,646,667	33.8%	$35,470,000	87.4%	1982/1999	115,737	$63,100,000	53.5%

1900 L Street Property 1900 L Street Northwest Washington, D.C., 20036	$23,233,333	33.2%	$34,850,000	87.6%	1965/2002	104,859	$62,000,000	53.5%

1920 L Street Property 1920 L Street Northwest Washington, D.C., 20036	$23,120,000	33.0%	$34,680,000	82.6%	1963/1999	107,723	$61,700,000	53.5%
Total/Weighted Average	$70,000,000	100.00%	$105,000,000	85.9%		328,319	$186,800,000(3)

(1)	Information obtained from the underwritten rent roll.
(2)	The Allocated LTV as shown is based on the D.C. Office Portfolio Whole Loan net of the $5,000,000 earnout reserve.

(3)	The D.C. Office Portfolio Property was given an “As-Is” appraised assemblage land value of $203,000,000 as of December 22, 2016.

The 1020 19th Street Property is an eight-story office building located mid-block on the west side of 19th Street NW, between L Street NW and K Street NW. The 1020 19th Street Property was built in 1982 and most recently renovated in 1999 to include a new lobby and elevator updates. The D.C. Office Portfolio sponsor acquired the 1020 19th Street Property in 2007 for $48 million and has spent an additional $3,258,550 in capital improvements and approximately $5,516,725 in tenant improvements and leasing costs since acquisition. The 1020 19th Street Property contains 115,737 square feet of rentable area and 90 subterranean garage spaces. As of January 26, 2017, the 1020 19th Street Property was 87.4% occupied.

The 1900 L Street Property is an eight-story office building located at the southwest corner of L Street NW and 19th Street NW. The 1900 L Street Property was built in 1965 and most recently renovated in 2002 to include a new lobby and updates to the elevators, common areas, restrooms, building systems, garage and exterior storefronts and entrance. The D.C. Office Portfolio sponsor acquired the 1900 L Street Property in 2001 for $16.6 million and has spent an additional $4,831,096 in capital improvements and approximately $4,388,351 in tenant improvements and leasing costs since acquisition. The 1900 L Street Property contains 104,859

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

D.C. OFFICE PORTFOLIO

square feet of rentable area and 144 subterranean garage spaces. 90 spaces are leased to Avis Budget Car Rental, LLC on a lease expiring February 28, 2026. As of January 26, 2017, the 1900 L Street Property was 87.6% occupied.

The 1920 L Street Property is an eight-story office building located at the southeast corner of L Street NW and 20th Street NW. The 1920 L Street Property was built in 1963 and most recently renovated in 1999 to include a new lobby and updates to the elevators, common areas, restrooms, building systems, garage and exterior storefronts and entrance. The D.C. Office Portfolio sponsor acquired the 1920 L Street Property in 2006 for $47.5 million and has spent an additional $1,879,570 in capital improvements and approximately $3,551,550 in tenant improvements and leasing costs since acquisition. The 1920 L Street Property contains 107,723 square feet of rentable area and 143 subterranean garage spaces. As of January 11, 2017, the 1920 L Street Property was 82.6% occupied.

The following table presents certain information relating to the tenancy at the D.C. Office Portfolio Property:

Major Tenants(1)

Tenant Name	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
1020 19th Street Property
Major Tenant
Farr, Miller & Washington	7,661	6.6%	$47.10	$360,796	7.5%	3/31/2018
Strategic Marketing Innovations	6,045	5.2%	$50.90	$307,662	6.4%	5/31/2021
Community Action Partnership	6,291	5.4%	$40.42	$254,272	5.3%	4/30/2026
Major Tenant Total	19,997	17.3%	$46.14	$922,730	19.2%
Other Tenants(3)	86,058	74.4%	$45.93	$3,880,142	80.8%
Total Occupied Space(4)	106,055	91.6%	$45.97	$4,802,872	100.0%
Vacant Space(5)	9,682	8.4%
Collateral Total	115,737	100.0%
1900 L Street Property
Major Tenant
Questex Media Group, LLC	12,513	11.9%	$44.15	$552,480	12.3%	5/31/2020
Change to Win(6)	12,711	12.1%	$42.43	$539,280	12.0%	9/30/2020
Potbelly Sandwich Works	2,333	2.2%	$97.65	$227,826	5.1%	1/31/2023
Major Tenant Total	27,557	26.3%	$47.89	$1,319,586	29.3%
Other Tenants(7)	68,273	65.1%	$46.76	$3,182,618	70.7%
Total Occupied Space(8)	95,830	91.4%	$47.08	$4,502,204	100.0%
Vacant Space	9,029	8.6%
Collateral Total	104,859	100.0%
1920 L Street Property
Major Tenant
Liquidity Services, Inc.	27,347	25.4%	$48.60	$1,329,069	30.9%	9/30/2019
League of Conservation Voters(9)	13,030	12.1%	$53.49	$696,986	16.2%	12/31/2017
PNC Bank	5,304	4.9%	$71.29	$378,120	8.8%	12/31/2018
Major Tenant Total	45,681	42.4%	$52.63	$2,404,174	55.8%
Other Tenants	43,342	40.2%	$46.40	$1,903,380	44.2%
Total Occupied Space(10)	89,023	82.6%	$49.68	$4,307,554	100.0%
Vacant Space	18,700	17.4%
Collateral Total	107,723	100.0%

(1)	Information based on the underwritten rent roll.

(2)	Annual U/W Base Rent PSF for “Other Tenants” excludes conference room/storage space that attracts $0 rent.

(3)	Includes Breastfeeding Coalition (3,885 square feet) with a signed lease commencing July 15, 2017 and Consortium of Universities (3,567 square feet) with a signed lease commencing October 1, 2017.

(4)	Total Occupied Space includes a 1,571 square foot conference room.

(5)	Vacant space includes Café Carvey (2,598 square feet) due to the tenant’s lease maturity of March 31, 2017.

(6)	Change to Win is entitled to a two month rent abatement commencing April 2017.

(7)	Includes NRI Staffing, Inc (2,772 square feet) with a signed lease commencing June 1, 2017.

(8)	Total Occupied Space includes 208 square feet of storage space.

(9)	The League of Conservation Voters, has given notice of termination option effective December 31, 2017, however will remain in occupancy and paying rent until that date.
(10)	Total Occupied Space includes 2,323 square feet of storage space

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

D.C. OFFICE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the D.C. Office Portfolio Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
1020 19th Street Property
MTM	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2017	4	8,178	7.2%	8,178	7.2%	392,785	8.2%	$48.03
2018	3	11,300	9.9%	19,478	17.1%	519,207	10.8%	$45.95
2019	4	9,197	8.1%	28,675	25.1%	407,086	8.5%	$44.26
2020	2	5,707	5.0%	34,382	30.1%	260,202	5.4%	$45.59
2021	11	31,824	27.9%	66,206	58.0%	1,431,229	29.8%	$44.97
2022	5	15,615	13.7%	81,821	71.7%	757,866	15.8%	$48.53
2023	2	5,369	4.7%	87,190	76.4%	246,623	5.1%	$45.93
2024	0	0	0.0%	87,190	76.4%	0	0.0%	$0.00
2025	0	0	0.0%	87,190	76.4%	0	0.0%	$0.00
2026	1	6,291	5.5%	93,481	81.9%	254,272	5.3%	$40.42
2027(5)	4	11,003	9.6%	104,484	91.5%	533,602	11.1%	$48.50
Thereafter	0	0	0.0%	104,484	91.5%	0	0.0%	$0.00
Vacant(6)	0	9,682	8.5%	114,166	100.0%	0	0.0%	$0.00
Total/Weighted Average(7)	36	114,166	100.0%			4,802,872	100.0%	$45.97
1900 L Street Property
MTM	1	649	0.6%	649	0.6%	7200	0.2%	$11.09
2017	8	12,171	11.6%	12,820	12.3%	563,988	12.5%	$46.34
2018	2	3,278	3.1%	16,098	15.4%	151,307	3.4%	$46.16
2019	11	18,811	18.0%	34,909	33.4%	816,576	18.1%	$43.41
2020	5	29,475	28.2%	64,384	61.5%	1,281,683	28.5%	$43.48
2021	2	3,059	2.9%	67,443	64.4%	132,205	2.9%	$43.22
2022(8)	6	11,398	10.9%	78,841	75.3%	582,713	12.9%	$51.12
2023	1	2,333	2.2%	81,174	77.6%	227,826	5.1%	$97.65
2024	0	0	0.0%	81,174	77.6%	0	0.0%	$0.00
2025	2	3,374	3.2%	84,548	80.8%	147,711	3.3%	$43.78
2026	5	9,862	9.4%	94,410	90.2%	494,035	11.0%	$50.09
2027	1	1,212	1.2%	95,622	91.4%	96,960	2.2%	$80.00
Thereafter	0	0	0.0%	95,622	91.4%	0	0.0%	$0.00
Vacant	0	9,029	8.6%	104,651	100.0%	0	0.0%	$0.00
Total/Weighted Average(9)	44	104,651	100.0%			4,502,204	100.0%	$47.08
1920 L Street Property
MTM	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2017	2	16,723	15.9%	16,723	15.9%	870,395	20.2%	$52.05
2018	4	11,308	10.7%	28,031	26.6%	655,570	15.2%	$57.97
2019	4	32,659	31.0%	60,690	57.6%	1,563,185	36.3%	$47.86
2020	3	8,860	8.4%	69,550	66.0%	426,793	9.9%	$48.17
2021	0	0	0.0%	69,550	66.0%	0	0.0%	$0.00
2022	1	2,599	2.5%	72,149	68.5%	129,203	3.0%	$49.71
2023	0	0	0.0%	72,149	68.5%	0	0.0%	$0.00
2024	1	2,857	2.7%	75,006	71.2%	135,770	3.2%	$47.52
2025	2	10,609	10.1%	85,615	81.2%	477,087	11.1%	$44.97
2026	0	0	0.0%	85,615	81.2%	0	0.0%	$0.00
2027	1	1,085	1.0%	86,700	82.3%	49,552	1.2%	$45.67
Thereafter	0	0	0.0%	86,700	82.3%	0	0.0%	$0.00
Vacant	0	18,700	17.7%	105,400	100.0%	0	0.0%	$0.00
Total/Weighted Average(10)	18	105,400	100.0%			$4,307,554	100.0%	$49.68

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Certain tenants may have multiple leases that are combined for purposes of this rollover schedule.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(5)	Includes Breastfeeding Coalition (3,885 square feet) with a signed lease commencing July 15, 2017 and Consortium of Universities (3,567 square feet) with a signed lease commencing October 1, 2017.

(6)	Vacant space includes Café Carvey (2,598 square feet) due to the tenant’s lease maturity of March 31, 2017.

(7)	Total NRSF excludes a 1,571 square foot conference room.

(8)	Includes NRI Staffing, Inc (2,772 square feet) with a signed lease commencing June 1, 2017.

(9)	Total NRSF excludes 208 square feet of storage space.

(10)	Total NRSF excludes 2,323 square feet of storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

D.C. OFFICE PORTFOLIO

The following table presents historical occupancy percentages at the D.C. Office Portfolio Property:

Historical Occupancy(1)

	2009	2010	2011	2012	2013	2014	2015	2016
1020 19th Street Property	92.0%	86.0%	92.0%	N/A	86.0%	93.0%	91.0%	97.2%
1900 L Street Property	94.0%	90.0%	94.0%	94.0%	97.0%	94.0%	89.0%	92.8%
1920 L Street Property	85.0%	85.0%	98.0%	98.0%	99.0%	91.0%	93.0%	92.9%
Weighted Average	90.3%	86.9%	94.6%	N/A	93.8%	92.7%	91.0%	94.4%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the D.C. Office Portfolio Property:

Cash Flow Analysis(1)

	2012	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$14,063,490	$14,462,883	$14,775,631	$15,038,036	$15,026,439	$13,690,622	90.6%	$41.70
Grossed Up Vacant Space	0	0	0	0	0	1,556,782	10.3	4.74
Total Reimbursables	535,905	621,234	504,022	698,655	566,870	462,308	3.1	1.41
Other Income	65,730	28,828	38,823	52,518	69,896	49,362	0.3	0.15
Parking Income	632,383	586,674	527,370	564,016	851,269	904,277	6.0	2.75
Less Vacancy & Credit Loss	(554,630)	(676,242)	(719,443)	(1,115,671)	(1,873,727)	(1,556,716)	(10.3)	(9.9%)
Effective Gross Income	$14,742,878	$15,023,377	$15,126,403	$15,237,554	$14,640,747	$15,106,635	100.0%	$46.01

Total Operating Expenses	5,158,468	5,353,143	5,572,552	5,852,879	5,784,367	5,846,676	38.7	17.81
Net Operating Income	$9,584,410	$9,670,234	$9,553,851	$9,384,675	$8,856,380	$9,259,959	61.3%	$28.20

TI/LC	0	0	0	0	0	541,727	3.6	1.65
Capital Expenditures	0	0	0	0	0	65,664	0.4	0.20
Net Cash Flow	$9,584,410	$9,670,234	$9,553,851	$9,384,675	$8,856,380	$8,652,568	57.3%	$26.35

NOI DSCR(2)	1.89x	1.91x	1.89x	1.85x	1.75x	1.83x
NCF DSCR(2)	1.89x	1.91x	1.89x	1.85x	1.75x	1.71x
NOI DY(3)	9.6%	9.7%	9.6%	9.4%	8.9%	9.3%
NCF DY(3)	9.6%	9.7%	9.6%	9.4%	8.9%	8.7%

(1)	U/W Base Rent includes income from three tenants who are not yet in occupancy: Breastfeeding Coalition (3,885 square feet) with a signed lease commencing July 15, 2017, Consortium of Universities (3,567 square feet) with a signed lease commencing October 1, 2017 and NRI Staffing, Inc (2,772 square feet) with a signed lease commencing June 1, 2017. For each of the three tenants, lender reserved six months of their respective rent.

(2)	The debt service coverage ratios are based on the D.C. Office Portfolio Whole Loan.

(3)	The debt yields are based on the D.C. Office Portfolio Whole Loan net of the $5,000,000 earnout reserve.

Appraisal. As of the appraisal valuation date of December 22, 2016, the D.C. Office Portfolio Property had a total “as-is” appraised value of $186,800,000 and an assemblage land value of $203,000,000.

Environmental Matters. According to Phase I environmental assessments dated December 28, 2016 to December 30, 2016, recommendations were made to implement O&M programs relating to asbestos and lead based paint at the each D.C. Office Portfolio Property, and to implement an O&M program relating to a UST at the 1900 L Street Property.

Market Overview and Competition. The D.C. Office Portfolio Property is located in the Central Business District (“CBD”) of Washington, D.C., situated prominently one block from the Farragut West Metrorail station and two blocks from the Farragut North Metrorail station, approximately two blocks east of George Washington University Hospital, between DuPont Circle to the north and the White House to the south. The D.C. Office Portfolio Property is immediately surrounded by Class “A” office buildings with street-level retail shops and restaurants. The Executive Buildings, Blair House and the Department of Treasury are located just southeast, and the World Bank Headquarters, George Washington University campus and hospital center are located south of the D.C. Office Portfolio Property. The D.C. Office Portfolio Property abuts Foggy Bottom, an area dominated by the U.S. Department of State.

The Federal Government, Defense, and High Technology sectors are the primary economic drivers in the Washington, D.C. metropolitan statistical area (“MSA”) and Washington, D.C. continues to be a popular tourist destination. According to the appraisal, the Washington, D.C. MSA has continued to expand as the private sector, particularly the leisure and hospitality and education and health services industries, continues to make up for federal payroll losses. The region’s gross metro product rose by 2.2% in 2015 and is projected to rise an estimated 2.6% annually over the next five years. Employment grew 1.8% in 2015 and is projected to grow 2.0% in 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

D.C. OFFICE PORTFOLIO

The Washington, D.C. MSA has one of the most well-educated and well-paid populations in the country. Approximately 47.3% of the region’s residents hold a four-year degree or higher with approximately 22.6% of the region’s population having received or is pursuing, an advanced degree. According to the appraisal, the 2016 estimated population within a one-, three-, and five-mile radius was 62,231, 363,451 and 777,025, respectively and the 2016 average household income within the same radii was $143,208, $130,898 and $126,916, respectively.

The D.C. Office Portfolio Property is located within the CBD submarket of the District of Columbia office market. According to the appraisal, the CBD submarket has the lowest vacancy rate in the city with a direct vacancy at pre-recession low of 8.7% with weighted average rents of $54.10 PSF at the end of 2016 Q3. For the same period, the CBD submarket had approximately 33.5 million square feet of inventory with positive absorption of 372,715 square feet. According to a market report, the third quarter 2016 vacancy rate for “3 Star” buildings within the CBD submarket was 6.5% with asking rents of $46.11 PSF.

According to the appraisal, there are five properties currently under construction or under renovation in the CBD submarket totaling approximately 1.55 million square feet of net rentable area, of which 57% has been preleased.

The following table presents certain information relating to comparable office leases for the D.C. Office Portfolio Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renov.	Total GLA (SF)	Total Occ.	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1220 19th Street NW	1976/NA	102,304	99.1%	0.5 miles	Ankura Consulting Group LLC	Nov-16/4 Yrs	5,968	$49.00	FSG
Air Line Pilots Association Building 1625 Massachusetts Avenue NW	1972/NA	111,546	100%	0.9 miles	International Organization for Migration	Oct-16/8 Yrs	5,240	$48.00	FSG

Marshall Coyne Building 1156 15th Street NW	NAV	NAV	NAV	0.9 miles	American Jewish Committee	Sep-16/7 Yrs	6,354	$47.00	FSG

Barr Building 910 17th Street NW	1927/1997	100,644	85.7%	0.5 miles	Sparks Personnel Services Inc.	Aug-16/8 Yrs	2,930	$43.00	FSG

The Ring Building 1200 18th Street NW	1947/NA	198,492	95.8%	0.6 miles	National Council for Community & Education Partnerships	Aug-16/10 Yrs	4,500	$37.50	FSG

The Ring Building 1200 18th Street NW	1947/NA	198,492	95.8%	0.6 miles	Chorus America	Aug-16/10 Yrs	2,530	$39.00	FSG

1220 19th Street NW	1976/NA	102,304	99.1%	0.5 miles	Geosyntec Consultants	Jun-16/5 Yrs	2,728	$46.00	FSG

1350 Connecticut Avenue NW	1938/1988	190,389	93.7%	0.8 miles	Oceana Inc	Apr-16/2 Yrs	3,325	$44.00	FSG

(1)	Information obtained from the appraisals.

The Borrower. The borrowers are ZG 1900 L Street, LLC, ZG 1920 L Street, LLC and ZG 1020 19th Street, LLC, each a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the D.C. Office Portfolio Whole Loan.

The Sponsor. The sponsors and nonrecourse carveout guarantors are Charles Gravely and Shelton Zuckerman, each a principal of Zuckerman Gravely Development, Inc., a full service real estate company specializing in property management, development, leasing, finance and construction. Zuckerman Gravely Development, Inc. has a portfolio of approximately 1.7 million square feet of commercial office and retail space that is currently over 95% leased, and approximately 1,700 apartment units in the Washington, D.C. metropolitan area.

Escrows. The borrower deposited at closing $1,614,433 for taxes and insurance and is required to deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes the lender estimates will be payable in the next 12 months and (ii) an amount equal to one-twelfth of the insurance premiums the lender estimates will be payable in the next 12 months; provided that the requirement to deposit insurance premiums will be suspended if the borrower provides satisfactory evidence to the lender that the insurance coverage required by the D.C. Office Portfolio Whole Loan documents is being provided under acceptable blanket insurance policies.

The borrower is required to deposit on each monthly payment date $4,925 to a replacement reserve subject to a cap of $237,000 and $41,040 to a leasing reserve subject to a cap of $1,970,000.

The borrower has deposited at closing $806,797 to a rent reserve for abated rent periods through March 31, 2022 relating to 21 various tenants, $310,546 to a rent reserve relating to six various tenants with signed leases or letters of intent who are not yet in occupancy, and $816,325 to an existing tenant improvement and leasing reserve for landlord obligations relating to nine various tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

D.C. OFFICE PORTFOLIO

The borrower has deposited at closing $5,000,000 to an earnout reserve, which borrower may not more than one time per quarter request a partial disbursement of provided that certain conditions are satisfied, inter alia (i) no event of default is continuing; and (ii) following the partial disbursement, the Earn Out Debt Yield (as defined below) shall be no less than 6.73%. On the later of 1) 30 months after the closing date of the D.C. Office Portfolio Whole Loan and 2) the end of the lockout period, any amount remaining in the earnout reserve will be applied to prepay the D.C. Office Portfolio Whole Loan and borrower shall be required to pay a prepayment premium equal to yield maintenance.

The “Earn Out Debt Yield” shall be calculated based on (a)(i) annualized in-place base rents (including expense reimbursements and contractual rent steps occurring within the next twelve months received under bona fide leases for tenants in occupancy or in occupancy within 60 days and excluding rent due from leases expiring within 60 days) and actual percentage rents and recurring operating income received for the preceding twelve months, (ii) less operating expenses for the last 12 months (excluding non-recurring items) adjusted to assume a vacancy rate of the greater of 6% or actual vacancy, management fees of 3% of effective gross income, capital expenditures of $0.18 PSF and tenant improvement and leasing costs equal to $1.60 PSF, divided by (b) the principal amount outstanding on the D.C. Office Portfolio Whole Loan plus the proposed earnout partial disbursement, plus the principal amount outstanding on the D.C. Office Mezzanine Loan.

Lockbox and Cash Management. The D.C. Office Portfolio Whole Loan is structured with a lender-controlled lockbox, which is already in place. The D.C. Office Portfolio Whole Loan documents require the borrower to direct all tenants to pay rent directly into such lockbox account, and also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account are distributed to the borrower. During a Cash Sweep Period, all funds in the lockbox account are swept to a lender-controlled cash management account and applied as provided in the loan documents. Also during the continuation of a Cash Sweep Period, all excess cash flow shall be retained and held by lender as additional security for the D.C. Office Portfolio Whole Loan.

A “Cash Sweep Period” will commence upon the earliest of (i) a D.C. Office Portfolio Mezzanine Loan default or (ii) upon the debt service coverage ratio being less than 1.10x for two consecutive calendar quarters, and will end upon as applicable (y) the cure of such D.C. Office Portfolio Mezzanine Loan default, and (z) the debt service coverage ratio being at least 1.15x for the trailing six months.

Property Management. The D.C. Office Portfolio Property is managed by Zuckerman Gravely Management, Inc., an affiliate of the borrower.

Assumption. The borrower has the right to transfer the D.C. Office Portfolio Property provided that certain conditions are satisfied, inter alia (i) no event of default is continuing; (ii) lender has approved of the transferee based on factors including its underwriting and credit requirements, the experience, track record and financial strength of the transferee and its principals; (iii) if required by lender, lender has received rating agency confirmation; and (iv) if required by the D.C. Office Portfolio Mezzanine Loan documents, the transferee shall have assumed the obligations of the D.C. Office Portfolio Mezzanine Loan borrower.

Partial Release. Following the lockout period, the D.C. Office Portfolio borrower is permitted to release any individual property provided that certain conditions are satisfied, inter alia (i) no event of default is continuing; (ii) if required by lender rating agency confirmation has been received; (iii) the D.C. Office Portfolio Mezzanine Loan borrower shall have defeased the applicable portion of the D.C. Office Portfolio Mezzanine Loan; and (iv) the D.C. Office Whole Loan shall be prepaid by an amount equal to the Release Amount.

The “Release Amount” means (I) in connection with a property release pursuant to an arm’s length sale, an amount equal to the greater of (i) 110% of the allocated loan amount for such individual property being released and (ii) an amount such that (a) the loan to value ratio excluding the individual property being released is no more than (1) 69.59%, and (2) the loan to value ratio immediately prior to the release; (b) the debt service coverage ratio excluding the individual property being released is no less than (1) 1.25x and (2) the debt service coverage ratio immediately prior to the release; and (c) the debt yield excluding the individual property being released is no less than (1) 6.7267%, and (2) the debt yield immediately prior to the release (the amount determined in the foregoing clause the “Base Release Amount”); or (II) in connection with any other property release, an amount equal to the greater of (i) 125% of the allocated loan amount for such individual property being released and (ii) the Base Release Amount for such individual property.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Bank of America, N.A. has made a $25,000,000 mezzanine loan (the “D.C. Office Portfolio Mezzanine Loan”) to ZG Walker Holdings, LLC and 1900 L Holding, LLC, the sole members of the borrower under the D.C. Office Portfolio Whole Loan. The D.C. Office Portfolio Mezzanine Loan accrues interest at an interest rate of 6.75% per annum, requires payments of interest only through its 120-month term, and matures on March 1, 2027. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NCF DY based on the combined D.C. Office Portfolio Whole Loan including the D.C. Office Portfolio Mezzanine Loan are 69.6%, 1.28x and 6.7%, respectively.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the D.C. Office Portfolio Property, provided, however, that borrower will not be required to pay annual terrorism insurance premiums greater than two times the premium for a stand-alone policy for only the D.C. Office Portfolio Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SUMMIT BIRMINGHAM

SAKS FIFTH AVENU

THE SUMMIT

POTTERYBARN

MICHAEL KORS

vineyard vines
L'OCCITANE
EN PROVENCE

RESTORATION HARDWARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SUMMIT BIRMINGHAM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SUMMIT BIRMINGHAM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SUMMIT BIRMINGHAM

The Summit Birmingham
214 Summit Boulevard
Birmingham, AL 35243
BIRMINGHAM
East Birmingham
Birmingham-Shuttlesworth Intl. Airport
Downtown
College Hills
Irondale
Mountain Brook
JEFFERSON COUNTY
SHELBY COUNTY
Homewood
West End Manor
Vestavia Hills
Hoover
Indian Springs Village
Birmingham-Jefferson Conv. Ctr.
Regions-Harbert Plaza
Wells Fargo Tower
McWane Science Ctr.
BIRMINGHAM AMTRAK
Regions Field
University of Alabama - Birmingham
Birmingham Southern College
Legion Field
Baptist Medical Ctr. Princeton
Vulcan Park & Museum
George Ward Park
Avondale Park
Trinity Medical Ctr.
Village East Shopping Center
Festival Shopping Center
Eastwood Shopping Plaza
Birmingham Golf Course
Botanical Gardens & Zoo
Birmingham Zoo
Mountain Brook Club
Old Overton Country Club
Samford University
Colonial Brookwood Village
Brookwood Medical Ctr.
Vestavia Country Club
Wildwood North Shopping Center
Wildwood Centre
The Vestavia Hills City Center
Little Valley Mountain
Grandview Medical Ctr.
River Ridge
Inverness Plaza
Brook Highland Plaza
Hoover Country Club
Moss Rock Preserve
Riverchase Promenade
Riverchase Galleria
Patton Creek Shopping Center
The Plaza at Riverchase
Colonial Promenade
Indian Valley Lake
27th Ave N.
26th St.
Finley Blvd
1st Ave N.
3rd Ave S.
6th Ave S.
AMTRAK
Crestwood Blvd
Ruffner Rd
Oporto Madrid Blvd
Montclair Rd
Montevallo Rd
Old Leeds Rd
Overton Rd
Sicard Hollow Rd
Green Valley Rd
Dennison Ave
Valley Ave
MLK Jr Dr
Lakeshore Pkwy
Oxmoor Rd
Shades Crest Rd
Montgomery Hwy
Columbiana Rd
Rocky Ridge Rd
Altadena Rd
Cahaba River Rd
Alford Ave
Tyler Rd
Chapel Rd
Loma Rd
Valley Dale Rd
John Hawkins Pkwy
CHATTANOOGA
HUNTSVILLE
Decatur
Dalton
Tupelo
Hamilton
Jasper
Attalla
Gadsden
Rome
Roswell
Marietta
Decatur
ATLANTA
MISSISSIPPI
Winona
Columbus
BIRMINGHAM
Bessemer
Anniston
Louisville
Tuscaloosa
Hoover
Sylacauga
LaGrange
Macon
Demopolis
Auburn
Meridian
MONTGOMERY
COLUMBUS
ALABAMA
GEORGIA
Laurel
Waynesboro
Greenville
Troy
Eufaula
Monroeville
Albany
Hattiesburg
Ozark
Enterprise
Atmore
Dothan
MOBILE
Milton
Crestview
Biloxi
Pensacola
FLORIDA
Gulfport
Pascagoula
Destin
Panama City
TALLAHASSEE
Gulf of Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2– The Summit Birmingham

Loan Information				Property Information
Mortgage Loan Seller:	Bank of America, N.A.			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$61,875,000			Specific Property Type:	Lifestyle Center
Cut-off Date Balance(1):	$61,875,000			Location:	Birmingham, AL
% of Initial Pool Balance:	6.1%			Size:	681,245 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$305.32
Borrower Name:	BRC Holding Company, L.L.C.			Year Built/Renovated:	1997/2009
Sponsors:	JDJ Birmingham Company, L.L.C.; Institutional Mall Investors LLC			Title Vesting:	Fee
Mortgage Rate:	4.762%			Property Manager:	Bayer Properties, L.L.C.
Note Date:	December 20, 2016			4th Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	98.9% (12/31/2013)
Maturity Date:	January 1, 2027			2nd Most Recent Occupancy (As of)(4):	96.4% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of)(4):	97.8% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(5):	98.5% (12/14/2016)
Seasoning:	3 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(6):	$19,160,179 (12/31/2013)
Call Protection(2):	L(27),D(86),O(7)			3rd Most Recent NOI (As of)(6):	$19,415,127 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(6):	$19,589,778 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$17,296,891 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$24,205,097
				U/W Expenses:	$6,134,767
				U/W NOI:	$18,070,330
				U/W NCF:	$16,883,902
Escrows and Reserves(3):				U/W NOI DSCR(1):	1.80x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.68x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.7%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.1%
Replacement Reserves	$0	Springing	$225,984	As-Is Appraised Value:	$383,000,000
TI/LC Reserve	$1,989,285	Springing	$2,146,872	As-Is Appraisal Valuation Date:	November 7, 2016
Gap Rent Reserve	$346,727	$0	NAP	Cut-off Date LTV Ratio(1):	54.3%
Overage Rent Reserve	$506,123	$0	NAP	LTV Ratio at Maturity or ARD(1):	54.3%

(1)	The Summit Birmingham Whole Loan (as defined below) is comprised of four pari passu promissory notes with an aggregate original principal balance of $208,000,000. The non-controlling The Summit Birmingham Mortgage Loan (as defined below) had an original principal balance of $61,875,000, has an outstanding principal balance of $61,875,000 as of the Cut-off Date and will be contributed to the BANK 2017-BNK4 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on The Summit Birmingham Whole Loan.

(2)	The defeasance lockout period will be at least 27 payment dates beginning with and including the first payment date of February 1, 2017. Defeasance of The Summit Birmingham Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) February 1, 2020. The assumed lockout period of 27 payments is based on the expected BANK 2017-BNK4 Trust closing date in April 2017.

(3)	See “Escrows” section.

(4)	Historical occupancy includes tenants at Phase IB (non-collateral) of The Summit.

(5)	Current Occupancy includes three tenants (2.0% of NRA) with executed leases but who are not yet in occupancy at The Summit Birmingham Property. The lender has reserved 100.0% of the rent associated with each tenant from the Note Date through each lease’s scheduled commencement date. See “Escrows” below for further details.

(6)	Historical NOI includes income and expenses from Phase IB (non-collateral) of The Summit.

The Mortgage Loan. The mortgage loan (“The Summit Birmingham Mortgage Loan”) is part of a whole loan (“The Summit Birmingham Whole Loan”) evidenced by four pari passu promissory notes, secured by the fee interest in a 681,245 square foot portion of The Summit, an upscale mixed-use development in Birmingham, Alabama (the “The Summit Birmingham Property”). The Summit Birmingham Whole Loan was co-originated on December 20, 2016 by Bank of America, N.A. and Barclays Bank PLC. The Summit Birmingham Whole Loan had an original principal balance of $208,000,000, has an outstanding principal balance as of the Cut-off Date of $208,000,000 and accrues interest at an interest rate of 4.762% per annum. The Summit Birmingham Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest-only through its term. The Summit Birmingham Whole Loan matures on January 1, 2027.

The Summit Birmingham Mortgage Loan, evidenced by Note A-1 will be contributed to the BANK 2017-BNK4 Trust, had an original principal balance of $61,875,000, has an outstanding principal balance as of the Cut-off Date of $61,875,000 and represents a pari passu non-controlling interest in The Summit Birmingham Whole Loan. The controlling Note A-2 had an original principal balance of $73,325,000 and was contributed to the BACM 2017-BNK3 Trust. The non-controlling Note A-3 had an original principal balance of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SUMMIT BIRMINGHAM

$50,000,000 and was contributed to the BBCMS 2017-C1 Trust, and the non-controlling Note A-4 had an original principal balance of $22,800,000, is currently held by Barclays Bank PLC and is expected to be contributed to the WFCM 2017-RB1 Trust. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$61,875,000	BANK 2017-BNK4	No
A-2	$73,325,000	BACM 2017-BNK3	Yes
A-3	$50,000,000	BBCMS 2017-C1	No
A-4	$22,800,000	WFCM 2017-RB1	No
Total	$208,000,000

Following the lockout period, on any date before July 1, 2026, the borrower has the right to defease The Summit Birmingham Whole Loan in whole, but not in part. In addition, The Summit Birmingham Whole Loan is prepayable without penalty on or after July 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 1, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$208,000,000	100.0%	Loan payoff	$155,905,651	75.0%
			Reserves	2,842,135	1.4
			Closing costs	2,260,319	1.1
			Return of equity	46,991,895	22.6
Total Sources	$208,000,000	100.0%	Total Uses	$208,000,000	100.0%

The Property. The Summit Birmingham Property consists of a 681,245 square foot portion of The Summit. The Summit is an upscale mixed-use development comprised of a total of 1,036,240 square feet of retail and office space, built in phases between 1997 and 2009. Phases IA and IB (non-collateral) were opened in 1997 with over 400,000 square feet featuring tenants including Barnes & Noble, Banana Republic, Williams-Sonoma, Ann Taylor, Victoria’s Secret, P.F. Chang’s and Macaroni Grill. Phase II was opened in 2000 and brought new-to-the-market retailers including California Pizza Kitchen, Everything But Water, Pottery Barn and Pottery Barn Kids and also allowed Gap to relocate and add Gap Kids and Gap Body to its offerings. Phase III opened in 2001, bringing Saks Fifth Avenue to open its first and only store in the state of Alabama, adding J. Crew, Fleming’s and Panera Bread, and allowing Chico’s and Talbots to expand its stores. Phase IV opened in 2005 bringing The Cheesecake Factory, Anthropologie, Vera Bradley and Swoozie’s as first-time retailers in the state of Alabama. Phase VI opened in 2009 with 50,000 square feet of office and 50,000 square feet of retail space including tenants Banana Republic, Charming Charlie and Michael Kors. Phase V (non-collateral) is an unimproved 2.1 acre parcel which as with Phase IB (non-collateral) may be developed or redeveloped in the future by The Summit Birmingham Mortgage Loan sponsor.

Access to The Summit is available from seven points of ingress and eight points of egress all controlled by stop signs or traffic lights. The Summit is located at the intersection of Highway 280 (73,970 average daily traffic count) leading northwest through the affluent suburbs of Mountain Brook, Vestavia Hills and Homewood to the Birmingham central business district, and I-459 (101,020 average daily traffic count) leading southwest to the wealthy suburb of Hoover. Highway 280 and I-459 are the area’s primary commercial thoroughfares and, according to the appraiser, the intersection of these roadways is the center of the growth corridor of the Birmingham metropolitan area.

The Summit is Birmingham’s single largest generator of sales tax revenue, comprising over 10% of the city’s sales tax revenues. Due to this success, the City of Birmingham has continued to support the development of The Summit and has invested an additional $7.5 million in infrastructure improvements and expansions through tax sharing arrangements. Approximately 50 of The Summit’s retailers are exclusive to the property in Alabama or Birmingham including Saks Fifth Avenue, Trader Joe’s, Art of Shaving, Apple, Pottery Barn, Restoration Hardware and lululemon athletica. Historical occupancy at The Summit has averaged 97.6% for the period 2012 to 2015.

The Summit Birmingham Property is contained across 19 buildings. Included in the collateral are 3,474 parking spaces (approximately 5.10 spaces per 1,000 SF). The Summit Birmingham Property is anchored by Belk and Saks Fifth Avenue (non-collateral), with other large retail tenants including Gap, Barnes & Noble, Trader Joe’s and Gus Mayer. No other retail tenant occupies more than 1.8% of NRA or represents more than 2.0% of base rent. Other noteworthy tenants include: Apple, Anthropologie, The Cheesecake Factory, J Crew, lululemon athletica, Madewell, Pottery Barn, Restoration Hardware, Sephora, Vineyard Vines and West Elm. The two office tenants representing 7.5% of NRA and 8.2% of base rent are RSM US LLP, an audit, tax and consulting firm, and Brownell Travel, a luxury travel agency.

The Summit Birmingham Property was 98.5% leased as of December 2016 to 102 retail, restaurant and office tenants. Total inline sales at The Summit Birmingham Property for the trailing 12 months ending August 31, 2016 were approximately $213.77 million with an average of $603 PSF ($513 PSF excluding Apple), resulting in an occupancy cost of 8.0% (9.4% excluding Apple).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SUMMIT BIRMINGHAM

The following table presents certain information relating to the tenancy at The Summit Birmingham Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF(2)	% of NRSF	Annual U/W Base Rent PSF(3)(4)	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent	Sales PSF(5)(6)	Occupancy Cost(5)	Lease Expiration Date

Major Retail Tenants(7)
Belk	NR/B2/B	163,480	24.0%	$6.41	$1,047,986	5.3%	$245	3.2%	1/31/2018
Gap	BB+/Baa2/BB+	17,522	2.6%	$40.09	$702,507	3.6%	$267	17.5%	3/31/2020
Barnes & Noble	NR/NR/NR	25,397	3.7%	$20.97	$532,575	2.7%	N/A	N/A	2/1/2018
Trader Joe’s	NR/NR/NR	12,922	1.9%	$36.00	$465,192	2.4%	N/A	N/A	9/30/2025
Gus Mayer	NR/NR/NR	16,410	2.4%	$23.39	$383,760	2.0%	$711	5.2%	1/31/2019
Total Major Retail Tenants		235,731	34.6%	$13.29	$3,132,020	15.9%

Other Retail Tenants		384,236	56.4%	$38.83	$14,920,610	75.9%
Occupied Retail Collateral Total		619,967	91.0%	$29.12	$18,052,630	91.8%

Vacant Retail Space		10,428	1.5%
Retail Collateral Total		630,395	92.5%

Office Tenants
RSM US LLP		35,724	5.2%	$33.84	$1,208,900	6.2%			10/31/2021
Brownell Travel		15,126	2.2%	$26.00	$393,276	2.0%			3/31/2018
Occupied Office Total		50,850	7.5%	$31.51	$1,602,176	8.2%

Vacant Office		0	0.0%
Office Collateral Total		50,850	7.5%

Collateral Total		681,245	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Tenant NRSF includes storage space.

(3)	Total Annual U/W Base Rent PSF excludes vacant space.

(4)	Annual U/W Base Rent includes contractual rent increases through January, 2018.

(5)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending August 31, 2016.

(6)	Sales PSF excludes storage space.

(7)	Major Retail Tenants ordered by Annual U/W Base Rent.

The following table presents certain information relating to the historical sales and occupancy costs at The Summit Birmingham Property:

Historical Tenant Sales (PSF) and Occupancy Costs(1)

	Historical Tenant Sales (PSF)
	2014	2015	8/31/2016 TTM	8/31/2016 Occupancy Cost
Total In-Line
Comparable Sales PSF w/Apple	$601	$604	$603	8.0%
Comparable Sales PSF w/o Apple	$516	$518	$513	9.4%

(1)	Historical Tenant Sales (PSF) and Occupancy Costs obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SUMMIT BIRMINGHAM

The following table presents certain information relating to the lease rollover schedule at The Summit Birmingham Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	3	3,486	0.5%	3,486	0.5%	$94,217	0.5%	$27.03
2017	13	47,241	6.9%	50,727	7.4%	$1,567,170	8.0%	$33.17
2018	12	235,982	34.6%	286,709	42.1%	$3,159,659	16.1%	$13.39
2019	12	65,570	9.6%	352,279	51.7%	$2,301,694	11.7%	$35.10
2020	6	40,535	6.0%	392,814	57.7%	$1,612,627	8.2%	$39.78
2021	9	78,078	11.5%	470,892	69.1%	$2,825,302	14.4%	$36.19
2022	7	25,290	3.7%	496,182	72.8%	$1,067,334	5.4%	$42.20
2023	11	55,727	8.2%	551,909	81.0%	$2,060,614	10.5%	$36.98
2024	10	39,789	5.8%	591,698	86.9%	$1,651,661	8.4%	$41.51
2025	8	37,072	5.4%	628,770	92.3%	$1,586,300	8.1%	$42.79
2026	4	7,295	1.1%	636,065	93.4%	$392,140	2.0%	$53.75
2027	6	32,752	4.8%	668,817	98.2%	$1,242,087	6.3%	$37.92
2028 & Beyond	1	2,000	0.3%	670,817	98.5%	$94,000	0.5%	$47.00
Vacant	0	10,428	1.5%	681,245	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	102	681,245	100.0%			$19,654,807	100.0%	$29.30

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Certain tenants may have leases for storage space, which are not counted as separate leases for purposes of this Lease Expiration Schedule.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at The Summit Birmingham Property:

Historical Occupancy(1)

12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	12/14/2016(3)
98.9%	96.4%	97.8%	98.5%

(1)	Information obtained from the borrower.

(2)	Historical occupancy includes tenants at Phase IB (non-collateral) of The Summit.

(3)	December 14, 2016 occupancy includes three tenants (2.0% of NRA) with executed leases but who are not yet in occupancy at The Summit Birmingham Property. The lender has reserved 100.0% of the rent associated with each tenant from the Note Date through each lease’s scheduled commencement date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SUMMIT BIRMINGHAM

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Summit Birmingham Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$20,815,763	$21,292,859	$21,886,070	$19,370,283	$20,333,193(3)	84.0%	$29.85
Grossed Up Vacant Space	0	0	0	0	557,813	2.3	0.82
Total Reimbursables	4,613,871	4,492,764	4,656,167	3,878,724	4,075,464	16.8	5.98
Specialty Leasing	163,190	162,542	178,150	168,497	120,292	0.5	0.18
Other Income(4)	460,762	417,690	405,592	357,847	366,658	1.5	0.54
Less Vacancy & Credit Loss	(79,446)	15,402	(191,313)	(479,711)	(1,248,324)	(5.2)	(5.0%)
Effective Gross Income	$25,974,140	$26,381,257	$26,934,666	$23,295,640	$24,205,097	100.0%	$35.53

Total Operating Expenses	6,813,961	6,966,130	7,344,888	5,998,750	6,134,767	25.3	9.01
Net Operating Income	$19,160,179	$19,415,127	$19,589,778	$17,296,891	$18,070,330	74.7%	$26.53

TI/LC	0	0	0	0	1,073,437	4.4	1.58
Capital Expenditures	0	0	0	0	112,991	0.5	0.17
Net Cash Flow	$19,160,179	$19,415,127	$19,589,778	$17,296,891	$16,883,902	69.8%	$24.78

NOI DSCR(5)	1.91x	1.93x	1.95x	1.72x	1.80x
NCF DSCR(5)	1.91x	1.93x	1.95x	1.72x	1.68x
NOI DY(5)	9.2%	9.3%	9.4%	8.3%	8.7%
NCF DY(5)	9.2%	9.3%	9.4%	8.3%	8.1%

(1)	Historical NOI includes income and expenses from Phase IB (non-collateral) of The Summit.

(2)	Base Rent includes percentage rent.

(3)	U/W Base Rent includes contractual rent steps through January 2018.

(3)	Other Income includes income from media, events, sponsorships, gift card fees and other miscellaneous income.

(4)	Based on The Summit Birmingham Whole Loan.

Appraisal. As of the appraisal valuation date of November 7, 2016, The Summit Birmingham Property had an “as-is” appraised value of $383,000,000.

Environmental Matters. According to the Phase I environmental report dated November 10, 2016, there was no evidence of any recognized environmental conditions at The Summit Birmingham Property.

Market Overview and Competition. The Summit Birmingham Property is located in Birmingham, Alabama. According to the Birmingham business alliance, the Birmingham metropolitan area has a current population of over 1.1 million and contains over 70% of the total jobs in North Central Alabama. Corporations headquartered in the Birmingham metropolitan area include Alabama Power, Associated Grocers of the South, Inc., BBVA Compass, Books-A-Million, Cadence Bank, Hibbett Sports, Liberty National Life Insurance Company, Ready Mix USA, Regions and Thompson/CAT. There are over 23 universities, colleges, technical and professional schools in the Birmingham metropolitan area employing nearly 20,000 and enrolling nearly 100,000 people, with higher education generating an economic impact of more than $1 billion annually to the area. The 2015 unemployment rate for the Birmingham metropolitan area was 5.5%, the lowest rate since 2008.

The Summit Birmingham Property is located approximately five miles southeast of the Birmingham central business district (“CBD”). The Birmingham CBD is home to the four largest area employers including the University of Alabama at Birmingham (23,000 employees), Regions Bank (7,000 employees), St. Vincent’s Health System (4,644 employees) and Children’s of Alabama (4,578 employees). Just west of the Birmingham CBD and adjacent to The Summit Birmingham Property lay three of Birmingham’s most affluent suburbs including Mountain Brook, Vestavia Hills and Homewood, with the wealthy city of Hoover to the south.

According to the appraisal, the estimated 2016 population within a three-, five- and ten-mile radius around The Summit Birmingham Property was 38,765, 134,309 and 403,058, respectively. The estimated 2016 average household income within a three-, five- and ten-mile radius was $115,309, $114,008 and $81,258, respectively.

According to the appraisal, as of the third quarter 2016, the Birmingham retail market consisted of 100,229,766 square feet with a vacancy rate of 5.5%, the lowest rate in the last ten years. There is no proposed new competitive supply noted by the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SUMMIT BIRMINGHAM

The following table presents certain information relating to competitive properties for The Summit Birmingham Property:

Competitive Properties(1)

Property	Year Built/ Renovated	Total GLA (SF)	Est. Sales PSF	Occupancy	Distance	Major/Anchor Tenants
The Summit Birmingham (Subject)	1997/2009	681,245	$603(2)	98.5%(3)	--	Saks (non-collateral), Belk, Restoration Hardware, Apple, Trader Joe’s
Riverchase Galleria Hoover, AL	1986/2014	762,541	$450	92%	8.1 miles	Belk, JCPenney (non-collateral), Macy’s (non-collateral), Sears (non-collateral), Von Maur
Colonial Brookwood Village Birmingham, AL	1973/2002	688,000	N/A	89%	3.9 miles	Macy’s, Belk, Books A Million
Shoppes at East Chase Montgomery, AL	2002/N/A	431,635	$245	98%	97.4 miles	DSW Shoe Warehouse, Books A Million, Versona
Bridge Street Town Centre(4) Huntsville, AL	2007/N/A	622,862	$565	98%	104.0 miles	Belk, Barnes & Noble, Apple, BB&B
Avalon Alpharetta, GA	2014/2017	495,907	$490	99%	167.0 miles	Regal, Whole Foods, Crate & Barrel, Anthropologie

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Comparable inline sales shown as of August 31, 2016. Comparable inline sales excluding Apple for that period were $513 per SF.

(3)	Occupancy as of December 14, 2016 including three tenants (2.0% of NRA) with executed leases but who are not yet in occupancy at The Summit Birmingham Property.

(4)	Bridge Street Town Centre is also owned by Bayer Properties, LLC, one of The Summit Birmingham sponsors.

The Borrower. The borrower is BRC Holding Company, L.L.C. (“The Summit Birmingham Borrower”), a single-purpose Delaware limited liability company, with at least two independent managers. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Summit Birmingham Whole Loan. The nonrecourse carveout guarantors are Jeffery A. Bayer, David L. Silverstein and Jon W. Rotenstreich (collectively, the “Bayer Guarantor”) and Institutional Mall Investors LLC (the “IMI Guarantor”). The obligations of the Bayer Guarantor and the IMI Guarantor under the non-recourse carveout guaranty are several (not joint and several); provided that, among the individuals comprising the Bayer Guarantor, the obligations of such individuals are joint and several. See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in the Preliminary Prospectus.

The Sponsors. The loan sponsors are JDJ Birmingham Company, L.L.C. and Institutional Mall Investors LLC.

JDJ Birmingham Company, L.L.C. is an entity indirectly owned by Jeffery A. Bayer, David L. Silverstein and Jon W. Rotenstreich, and their family trusts. Jeffery A. Bayer is CEO and President and David Silverstein and Jon Rotenstreich are and Principals of Bayer Properties, LLC. Bayer Properties, LLC is a Birmingham, Alabama based real estate management and development firm with a national portfolio of over 22 properties comprising approximately 10 million square feet, with seven properties in Alabama, including The Summit Birmingham Property.

Institutional Mall Investors LLC (“IMI”) is 99% owned by California Public Employees’ Retirement System (“CalPERS”), the nation’s largest public pension fund. IMI is an investment platform focused on high quality, market dominant, fashion oriented retail properties. As of October 2016, IMI’s portfolio included approximately 20.1 million square feet of retail space and over 1.1 million square feet of prime office space.

Escrows. The Summit Birmingham Borrower deposited at closing (i) $1,989,285 to a TI/LC reserve, (ii) $346,727 to a gap rent reserve relating to three tenants, to be released provided no event of default is continuing upon the respective tenants commencing full rental payments, and (iii) $506,123 to an overage rent reserve, to be released provided no event of default is continuing upon receipt of evidence of resolution of any disputed overage rent from the tenant Gap, Inc.

So long as real estate taxes are paid prior to any assessment of late payments and delinquency, monthly reserves for real estate taxes will not be required, however, during a Collection Reserve Period (as defined below) or during the continuance of an event of default, The Summit Birmingham Borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes. Also during a Collection Reserve Period or during the continuance of an event of default, The Summit Birmingham Borrower is required to deposit monthly (i) 1/12th of the estimated annual insurance premiums, except to the extent that the insurance required is maintained under a blanket insurance policy, (ii) $9,416, subject to a cap of $225,984, for replacement reserves, and (iii) $89,453, subject to an aggregate reserve cap of $2,146,872, for TI/LC reserves, provided The Summit Birmingham Whole Loan guarantors may guaranty the amount due to the rollover reserve in lieu of making monthly deposits as long as no event of default is continuing and no DSCR Trigger Period exists.

A “Collection Reserve Period” will commence upon the debt service coverage ratio based on the trailing four calendar quarters being less than 1.50x for two consecutive quarters and will end upon the debt service coverage ratio based on the trailing four calendar quarters being at least 1.50x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SUMMIT BIRMINGHAM

Lockbox and Cash Management. A hard lockbox is in place with respect to The Summit Birmingham Whole Loan. Upon the occurrence of a Lockbox Event (as defined below), The Summit Birmingham Borrower is required to establish a cash management account under the sole control of the lender, to which all amounts in the lockbox account shall be automatically transferred weekly for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for The Summit Birmingham Whole Loan, until the Lockbox Event is cured.

A “Lockbox Event” will occur upon (i) an event of default, (ii) a bankruptcy action involving The Summit Birmingham Borrower or Bayer Retail Company, L.L.C., Bayer Retail Company II, L.L.C., Bayer Retail Company III, L.L.C., Bayer Retail Company IV, L.L.C., or Bayer Retail Company VI, L.L.C. (collectively, the “Loan Parties”), (iii) a bankruptcy action involving Bayer Properties, L.L.C. (iv) a DSCR Trigger Period, or (v) a Belk Trigger Event (as defined below).

A Lockbox Event will end, provided no event of default shall be continuing, upon (i) the lender’s acceptance of a cure of the event of default (ii) Bayer Properties, L.L.C. being replaced within 60 days with a qualified manager or the bankruptcy action involving Bayer Properties, L.L.C. being discharged or dismissed within 90 days (iv) the end of a DSCR Trigger Period, or (v) the end of a Belk Trigger Event. A Lockbox Event may not be cured more than a total of five times during The Summit Birmingham Whole Loan term and may not be cured if triggered by a bankruptcy action of the Loan Parties.

A “DSCR Trigger Period” will occur upon the debt service coverage ratio based on the trailing four calendar quarter period being less than 1.30x for two consecutive quarters and will end upon the debt service coverage ratio based on the trailing four calendar quarter period being at least 1.30x for two consecutive quarters.

A “Belk Trigger Event” will occur upon the earliest of Belk (i) vacating or giving notice to vacate or terminate its lease (a “Belk Termination Trigger”), (ii) failing to exercise its option to extend its lease term by the latest date required under its lease (a “Belk Extension Option Trigger”), (iii) defaulting in rent or (iv) being subject to any bankruptcy proceeding.

A Belk Trigger Event will end upon (i) if caused by a Belk Termination Trigger or Belk Extension Option Trigger, either Belk’s space being leased to a replacement tenant or the excess cash flow reserve account being at least $1,634,800, (ii) if caused by a Belk Extension Trigger, Belk exercising its extension option or extending its lease through a lease amendment prior to its lease expiration, (iii) Belk curing its payment default, or (iv) if caused by a Belk bankruptcy proceeding, the Belk lease being assumed or Belk’s assets no longer being subject to the jurisdiction of bankruptcy court with the Belk lease remaining unaltered.

Property Management. The Summit Birmingham Property is managed by Bayer Properties, L.L.C., an affiliate of the borrower.

Assumption. The borrower has the right to transfer The Summit Birmingham Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage The Summit Birmingham Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the previous seven years and there is no material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receives rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-BNK4 certificates and similar confirmations from each rating agency rating any securities backed by any of The Summit Birmingham Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Summit Birmingham Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that The Summit Birmingham Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for property insurance required under the related The Summit Birmingham Whole Loan documents (on a stand-alone basis), but excluding the wind, flood and earthquake components of such premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE WEST 34TH STREET

DUANEreade
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE WEST 34TH STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE WEST 34TH STREET

One West 34th Street
One West 34th Street; 358 & 362 Fifth Avenue
New York, NY 10001
Midtown
East Side
Murray Hill
Garment District
Kips Bay
Flatiron District
Gramercy Park
Stuyvesant Town
ROCKEFELLER CENTER
GE Building
1 Rockefeller Plaza
Exxon Building
Saks Fifth Avenue
ITT-American Building
Palmolive Building
Tower 49
Empire Trust Company Bldg.
News Corp. Building
JPMorgan Chase Tower
565 Fifth Ave.
383 Madison
245 Park Avenue
465 Lexington
747 Third Avenue
US Plywood Building
Japan Society
TIMES SQUARE
Imperial Theatre
Viacom Intl.
Bank of America Tower
4 Times Square
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
425 Lexington Avenue
Grand Central Terminal
Winstar Building
Chrysler Building
505 Fifth Ave.
UNITED NATIONS
FDR Drive
W. 42nd St.
E. 42nd St.
Bryant Park
New York Public Library
Daily News
QUEENS-MIDTOWN TUNNEL
495
Lefcourt Manhattan Bldg.
HSBC Tower
260 Madison Ave.
425 Fifth Ave.
450 Fifth Ave.
The Setai Fifth Ave.
The Morgan Library & Museum
St. Vartan's Park
Broadway
Macy's
HERALD SQUARE
W. 34th St.
E. 34th St.
Empire State Building
180 Madison Ave.
FERRY TO LONG ISLAND CITY
LONG ISLAND RAILROAD
One Penn Plaza
Manhattan Mall
PENN STATION
325 Fifth Ave.
Tower 111
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
855 Sixth Ave.
Textile Building
NYU Medical Center
NYU School of Medicine
Lexington Avenue Campus, Touro College
Bellevue Hospital Center
NY Life Insurance Bldg.
Supreme Court Appellate Division
Metropolitan Life Building
Baruch College
Gramercy Theatre
School of Visual Arts
NYU School of Dentistry
VA New York Harbor Medical Center
E. 23rd St.
Theo. Roosevelt Birthplace Natl. Historic Site
Gramercy Park
Cabrini Medical Center
NYU Hospital for Joint Diseases
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
METRO NORTH
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Park Ave. South
Irving Pl.
QUEENS
MANHATTAN
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
West New York
Weehawken
Astoria
Long Island City
Williamsburg
Greenwich Village
SoHo
Tribeca
Chinatown
Chelsea
Midtown
Central Park
Upper West Side
Upper East Side
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – One West 34th Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$60,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$60,000,000			Location:	New York, NY
% of Initial Pool Balance:	6.0%			Size:	210,338 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$713.14
Borrower Name:	Jacob’s First, LLC			Year Built/Renovated:	1906/2016
Borrower Sponsors:	Lloyd Goldman; Stanley Chera			Title Vesting:	Fee
Mortgage Rate:	4.310%			Property Manager:	Self-managed
Note Date:	March 15, 2017			4th Most Recent Occupancy (As of):	96.7% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	97.1% (12/31/2014)
Maturity Date:	April 6, 2027			2nd Most Recent Occupancy (As of):	95.6% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	96.1% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	95.0% (3/10/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	NAV
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of)(3):	$9,090,300 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(3):	$7,822,025 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(3):	$10,848,191 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$18,910,259
				U/W Expenses:	$7,507,032
				U/W NOI(3):	$11,403,227
				U/W NCF:	$10,709,671
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.74x
				U/W NCF DSCR(1):	1.63x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	7.6%
Taxes	$315,500	$315,500	NAP	U/W NCF Debt Yield(1):	7.1%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$280,000,000
Replacement Reserves	$0	$7,390	$266,036	As-Is Appraisal Valuation Date:	January 5, 2017
TI/LC Reserve	$0	$52,785	$1,900,260	Cut-off Date LTV Ratio(1):	53.6%
Deferred Maintenance	$366,740	$0	NAP	LTV Ratio at Maturity(1):	53.6%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One West 34th Street Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “One West 34th Street Mortgage Loan”) is part of a whole loan (the “One West 34th Street Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1, A-2 and A-3) secured by a first mortgage encumbering an office building located in New York, New York (the “One West 34th Street Property”). The One West 34th Street Whole Loan was co-originated on March 15, 2017 by Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company. The One West 34th Street Whole Loan had an original principal balance of $150,000,000, has an outstanding principal balance as of the Cut-off Date of $150,000,000 and accrues interest at an interest rate of 4.310% per annum. The One West 34th Street Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through the term of the One West 34th Street Whole Loan. The One West 34th Street Whole Loan matures on April 6, 2027.

The One West 34th Street Mortgage Loan, evidenced by the controlling Note A-1, which will be contributed to the WFCM 2017-BNK4 Trust, had an original principal balance of $60,000,000 and has an outstanding principal balance as of the Cut-off Date of $60,000,000. The non-controlling Note A-2, with an original principal balance of $30,000,000, is currently held by Wells Fargo Bank, National Association and is expected to be contributed to a future trust or trusts. The non-controlling Note A-3, with an original principal balance of $60,000,000, is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to a future trust or trusts. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The One West 34th Street Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE WEST 34TH STREET

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$60,000,000	WFCM 2017-BNK4	Yes
A-2	$30,000,000	Wells Fargo Bank, National Association	No
A-3	$60,000,000	Goldman Sachs Mortgage Company	No
Total	$150,000,000

Following the lockout period, the borrower has the right to defease the One West 34th Street Whole Loan in whole, but not in part, on any date before January 6, 2027. In addition, the One West 34th Street Whole Loan is prepayable without penalty on or after January 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$150,000,000	100.0%	Loan payoff	$101,727,466	67.8%
			Reserves	682,240	0.5
			Closing costs	1,612,096	1.1
			Return of equity	45,978,197	30.7
Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

The Property. The One West 34th Street Property consists of three adjoining class B office buildings totaling approximately 210,338 square feet located in New York, New York. The One West 34th Street Property is situated in Midtown Manhattan at the northwest corner of Fifth Avenue and 34th Street. Constructed from 1906 to 1920, the One West 34th Street Property comprises 189,063 square feet of office space (89.9% of net rentable area; 49.2% of underwritten base rent) and 21,275 square feet of retail space (10.1% of net rentable area; 50.8% of underwritten base rent) within three buildings ranging from 12 to 15 floors. The One West 34th Street Property is situated on a 0.4-acre site, situated directly across the street from the Empire State Building and benefits from approximately 150 feet of frontage along West 34th Street and 112 feet along Fifth Avenue.

The ground floor of the One West 34th Street Property is occupied by three retail tenants, which account for 50.8% of the underwritten base rent. Bank of America National Association (“Bank of America”; rated A/Baa1/BBB+ by Fitch, Moody’s and S&P) represents 2.5% of the net rentable area and 20.0% of the underwritten base rent; Duane Reade (rated BBB/Baa2/BBB by Fitch, Moody’s and S&P) represents 5.3% of the net rentable area and 11.3% of the underwritten base rent; and Bebe Stores, Inc. (“Bebe Stores”) represents 2.4% of the net rentable area and 19.5% of the underwritten base rent. In March 2017, it was reported by various news sources that Bebe Stores plans to close all physical store locations and focus on its online sales. Official store closures have not been formally announced. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” in the Preliminary Prospectus. The remainder of the rent roll comprises granular office tenants, with no one tenant representing more than 5.0% of net rentable area or 2.7% of underwritten base rent.

The One West 34th Street Property has experienced strong tenant retention with approximately 78.5% of expiring square footage having renewed since 2011. Further, the One West 34th Street Property has not fallen below 95.0% occupancy since 2007 and has averaged 97.3% occupancy over the past 10 years. As of March 10, 2017, the One West 34th Street Property was 95.0% occupied by 80 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE WEST 34TH STREET

The following table presents certain information relating to the tenancies at the One West 34th Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Bank of America (Retail)(3)	A/Baa1/BBB+	5,200	2.5%	$664.90(3)	$3,457,469(3)	20.0%	11/30/2030
Bebe Stores (Retail)(4)	NR/NR/NR	5,000	2.4%	$671.96	$3,359,800	19.5%	1/31/2022
Duane Reade (Retail)	BBB/Baa2/BBB	11,075	5.3%	$176.07	$1,950,000	11.3%	11/30/2021(5)
Olivia Miller, Inc. (Office)	NR/NR/NR	10,600	5.0%	$44.03	$466,718	2.7%	7/31/2024
Hop Lun, U.S.A., Inc. (Office)	NR/NR/NR	6,441	3.1%	$59.01	$380,083	2.2%	7/31/2018
Total Major Tenants		38,316	18.2%	$250.92	$9,614,070	55.7%

Non-Major Tenants		161,609	76.8%	$47.33(6)	$7,648,597	44.3%

Occupied Collateral Total		199,925	95.0%	$86.35(6)	$17,262,667	100.0%

Vacant Space		10,413	5.0%

Collateral Total		210,338	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2018 totaling $318,099.

(3)	Bank of America’s Annual U/W Base Rent represents their straight line average rent through the One West 34th Street Whole Loan term.

(4)	In March 2017, it was reported by various news sources that Bebe Stores plans to close all physical store locations and focus on its online sales. Official store closures have not been formally announced. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” in the Preliminary Prospectus.

(5)	Duane Reade has one, 5-year lease renewal option at a fair market rental value.

(6)	Includes one unit occupied as a management office (300 square feet), with no attributed underwritten base rent. The Non-Major Tenants Annual U/W Base Rent PSF and Occupied Collateral Total Annual U/W Base Rent PSF excluding this space is $47.42 per square foot and $86.48 per square foot, respectively.

The following table presents certain information relating to the lease rollover schedule at the One West 34th Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	3,526	1.7%	3,526	1.7%	$143,213	0.8%	$40.62
2017	3	7,180	3.4%	10,706	5.1%	$418,181	2.4%	$58.24
2018	15	25,556	12.1%	36,262	17.2%	$1,284,830	7.4%	$50.28
2019	11	27,806	13.2%	64,068	30.5%	$1,278,726	7.4%	$45.99
2020	21	42,925	20.4%	106,993	50.9%	$1,994,274	11.6%	$46.46
2021	15	40,771	19.4%	147,764	70.3%	$3,383,803	19.6%	$83.00
2022	2	5,884	2.8%	153,648	73.0%	$3,400,773	19.7%	$577.97
2023	2	4,716	2.2%	158,364	75.3%	$226,191	1.3%	$47.96
2024	2	17,704	8.4%	176,068	83.7%	$817,748	4.7%	$46.19
2025	2	6,230	3.0%	182,298	86.7%	$283,152	1.6%	$45.45
2026	3	12,127	5.8%	194,425	92.4%	$574,307	3.3%	$47.36
2027	0	0	0.0%	194,425	92.4%	$0	0.0%	$0.00
Thereafter(4)	2	5,500	2.6%	199,925	95.0%	$3,457,469	20.0%	$628.63
Vacant	0	10,413	5.0%	210,338	100.0%	$0	0.0%	$0.00
Total/Weighted Average(4)	80	210,338	100.0%			$17,262,667	100.0%	$86.35

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Includes one unit occupied as a management office (300 square feet), with no attributed underwritten base rent. The Total Annual U/W Base Rent PSF excluding this space is $86.48 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE WEST 34TH STREET

The following table presents historical occupancy percentages at the One West 34th Street Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	3/10/2017(2)
96.7%	97.1%	95.6%	96.1%	95.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the One West 34th Street Property:

Cash Flow Analysis

	2014(1)(2)	2015(2)	2016(2)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$13,514,993	$13,170,627	$16,156,656	$16,894,151(3)(4)	89.3%	$80.32
Grossed Up Vacant Space	0	0	0	889,166	4.7	4.23
Total Reimbursables	1,635,334	1,738,708	1,835,796	1,943,343	10.3	9.24
Other Income	308,414	50,225	72,765	72,765	0.4	0.35
Less Vacancy & Credit Loss	0	0	0	(889,166)(5)	(4.7)	(4.23)
Effective Gross Income	$15,458,741	$14,959,560	$18,065,217	$18,910,259	100.0%	$89.90

Total Operating Expenses	$6,368,441	$7,137,535	$7,217,026	$7,507,032	39.7%	$35.69

Net Operating Income	$9,090,300	$7,822,025	$10,848,191	$11,403,227	60.3%	$54.21
TI/LC	0	0	0	605,214	3.2	2.88
Capital Expenditures	0	0	0	88,342	0.5	0.42
Net Cash Flow	$9,090,300	$7,822,025	$10,848,191	$10,709,671	56.6%	$50.92

NOI DSCR(6)	1.39x	1.19x	1.66x	1.74x
NCF DSCR(6)	1.39x	1.19x	1.66x	1.63x
NOI DY(6)	6.1%	5.2%	7.2%	7.6%
NCF DY(6)	6.1%	5.2%	7.2%	7.1%

(1)	Historical cash flow information was not available prior to 2014.

(2)	The decline in Net Operating Income from 2014 to 2015 and the increase in Net Operating Income from 2015 to 2016 were due to the Bank of America lease, which commenced June 15, 2015 and included five months of free rent.

(3)	U/W Base Rent includes contractual rent steps through March 2018 totaling $318,099.

(4)	U/W Base Rent includes Bank of America’s straight line average rent through the One West 34th Street Whole Loan term.

(5)	The underwritten economic vacancy is 5.0%. The One West 34th Street Property was 95.0% physically occupied as of March 10, 2017.

(6)	The debt service coverage ratios and debt yields are based on the One West 34th Street Whole Loan.

Appraisal. As of the appraisal valuation date of January 5, 2017, the One West 34th Street Property had an “as-is” appraised value of $280,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 16, 2016, there are no recognized environmental conditions at the One West 34th Street Property.

Market Overview and Competition. The One West 34th Street Property is located at the northwest corner of Fifth Avenue and 34th Street in Midtown Manhattan. The One West 34th Street Property is situated across West 34th Street from the Empire State Building, one block away from Penn Station, which serves as the Manhattan terminus of Long Island Railroad, NJ Transit and Amtrak and is considered to be the busiest rail station in North America. Penn Station is currently undergoing an approximately $3.0 billion renovation and redevelopment that will increase capacity and transform the train station into a modern commuter hub. The renovations and redevelopment are expected to be complete within two years. The One West 34th Street Property is located on the same block as three 34th Street subway stations, which carry an estimated 94 million passengers annually and have direct access to the 1/2/3/A/C/E/B/D/F/M/N/Q/R/W subway lines. Additionally, on the same block as the One West 34th Street Property is Amazon’s approximately 470,000-square-foot corporate offices and first Manhattan retail distribution center, located at 7 West 34th Street.

The appraiser identified 31 competitive office buildings along Fifth Avenue and Madison Avenue, along with class B buildings along 34th Street. The competitive buildings total approximately 7.5 million square feet and exhibited a rental range of $49.00 per square foot to $77.00 per square foot, gross, and a weighted average occupancy rate of approximately 94.0% for direct space. Of the 31 buildings, 8 are considered directly competitive with the One West 34th Street Property, which exhibited a rental range of $49.00 per square foot to $62.00 per square foot, gross, and a weighted average occupancy of approximately 93.6% for direct space. According to a third party market report, the One West 34th Street Property is located in the Penn Plaza/Garment office submarket of the New York office market. As of year-end 2016, the Penn Plaza/Garment submarket contained 435 buildings comprising approximately 72.6 million square feet (13.0% of the New York office market and the second largest submarket in the United States) and reported a vacancy rate of 7.1% and an average asking rent of $73.35 per square foot, gross. For 2016, the Penn Plaza/Garment submarket reported positive net absorption of 1.3 million square feet.

According to a third party market report, the One West 34th Street Property is located in the Penn Plaza/Garment retail submarket of the New York retail market. As of year-end 2016, the Penn Plaza/Garment submarket contained 163 buildings comprising approximately 5.5 million square feet (11.0% of the New York retail market) and reported a vacancy rate of 1.8%. According to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE WEST 34TH STREET

appraisal, the One West 34th Street Property’s immediate area (West 34th Street from 5th Avenue to 7th Avenue) has a retail average asking rent of $745.00 per square foot, gross, with numerous spaces garnering ground floor rents of $1,000 per square foot, gross.

The following tables present certain information relating to comparable leases for the One West 34th Street Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
256 West 36th Street New York, NY	1917/NAP	12	36,500	0.4 miles	Tower Enterprises of NY	October 2016 / 5.0 Yrs	3,400	$44.00	Gross
25 West 45th Street New York, NY	1913/NAP	17	160,000	0.7 miles	Morris visitor Publications	October 2016 / 10.0 Yrs	5,342	$51.50	Gross
1359 Broadway New York, NY	1924/NAP	22	412,127	0.3 miles	Sisense	September 2016 / 10.0 Yrs	24,169	$59.00	Gross
389 Fifth Avenue New York, NY	1922/NAP	12	105,000	0.1 miles	OK Originals	September 2016 / 5.0 Yrs	5,951	$47.00	Gross
385 Fifth Avenue New York, NY	1929/NAP	15	85,000	0.1 miles	Metal Dynamics	September 2016 / 10.0 Yrs	2,000	$52.50	Gross
141 West 36th Street New York, NY	1911/NAP	22	132,000	0.3 miles	Smart Apparel	July 2016 / 7.0 Yrs	3,200	$50.00	Gross
1375 Broadway New York, NY	1929/NAP	25	265,000	0.4 miles	Toy Industry Association	June 2016 / 10.0 Yrs	18,342	$56.00	Gross
22 West 38th Street New York, NY	1912/NAP	12	60,000	0.3 miles	Knotel	July 2016 / 15.0 Yrs	35,286	$49.00	Gross
225 West 34th Street New York, NY	1924/NAP	22	394,145	0.4 miles	Bohler Engineering	May 2016 / 7.0 Yrs	8,838	$51.00	Gross
16 East 34th Street New York, NY	1925/NAP	22	336,500	0.0 miles	Echante	May 2016 / 6.0 Yrs	19,355	$49.00	Gross

(1)	Information obtained from the appraisal and a third party market report.

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Level	Annual Base Rent PSF	Lease Type
134 West 34th Street New York, NY	1910/NAP	0.3 miles	Skechers USA	March 2016 / 15.0 Yrs	2,500	Ground	$1,000.00	Gross
5 Penn Plaza New York, NY	1915/2016	0.5 miles	TD Bank	May 2015 / 10.0 Yrs	3,882	Ground	$400.00	Gross
112 West 34th Street New York, NY	1954/NAP	0.2 miles	Foot Locker	February 2015 / 10.0 Yrs	30,541	Ground, Second	(2)	Gross
112 West 34th Street New York, NY	1954/NAP	0.2 miles	Sephora	January 2015 / 10.0 Yrs	10,304	Ground	$925.00	Gross
1293 Broadway New York, NY	1902/2015	0.2 miles	Verizon	December 2014 / 10.0 Yrs	4,500	Ground	$1,000.00	Gross
1293 Broadway New York, NY	1902/2015	0.2 miles	H&M	October 2013 / 25.0 Yrs	50,456	Lower, Ground, Second	(3)	Gross
32 West 34th Street New York, NY	1978/NAP	0.0 miles	Journey’s	November 2013 / 10.0 Yrs	7,200	Lower, Ground	(4)	Gross

(1)	Information obtained from the appraisal and a third party market report.

(2)	Foot Locker has a blended Annual Base Rent PSF of $188.53, which represents $850.00 per square foot on its ground floor space (1,890 square feet) and $147.00 per square foot on its second floor space (28,651 square feet).

(3)	H&M has a blended Annual Base Rent PSF of $297.29, which represents $800.00 per square foot on its ground floor space (8,000 square feet), $200.00 per square foot on its lower level space (21,219 square feet) and $200.00 per square foot on its second floor space (21,237 square feet).

(4)	Journey has a blended Annual Base Rent PSF of $316.11, which represents $525.00 per square foot on its ground floor space (3,000 square feet), $45.00 per square foot on its lower level space (3,000 square feet). Journey’s lease also includes 1,200 square feet of sub-lower level space that has no attributed rent.

The Borrower. The borrower is Jacob’s First, LLC, a New York limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One West 34th Street Whole Loan. Lloyd Goldman and Stanley Chera are the guarantors of certain nonrecourse carveouts under the One West 34th Street Whole Loan.

The Borrower Sponsors. The borrower sponsors are Lloyd Goldman and Stanley Chera. Mr. Goldman is President of BLDG Management Co. (“BLDG”), a private, multi-generational family real estate investment, development and operating company which owns and manages a portfolio in excess of 300 properties, including more than 8,000 residential units (the majority of which are located in New York City), and over 20 million square feet of commercial properties across the United States. In addition to BLDG, Mr. Goldman is the Managing Member of a partnership that owns a 50% interest in The World Trade Center leasehold interest. Mr. Chera is co-founder of Crown Acquisitions, a company that has notable holdings in North America, including Olympic Tower, The World Trade Center, 645 North Michigan Avenue, 666 Fifth Avenue, 598 Madison Avenue, 1 Beacon Street and 101 Bloor Street.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $366,740 for deferred maintenance and $315,500 for real estate taxes. The loan documents require ongoing monthly reserve deposits in the amount of $ 315,500 for real

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE WEST 34TH STREET

estate taxes, $7,390 for replacement reserves (capped at $266,036) and $52,785 for tenant improvement and leasing commissions (“TI/LC”)(capped at $1,900,260). The loan documents do not require ongoing monthly deposits for insurance premiums as long as (i) no event of default has occurred or is continuing; (ii) the One West 34th Street Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums and renewals.

Lockbox and Cash Management. The One West 34th Street Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs all tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all rents are required to be swept to a lender-controlled cash management account and excess cash flow shall be held by the lender.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.35x at the end of any calendar quarter. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the debt service coverage ratio being at least 1.35x for two consecutive calendar quarters.

Property Management. The One West 34th Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the One West 34th Street Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-BNK4 Certificates and similar confirmations from each rating agency rating any securities backed by the One West 34th Street companion loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One West 34th Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PENTAGON CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PENTAGON CENTER

Pentagon Center
2521 South Clark Street & 2530 Crystal Drive
Arlington, VA 22202
Rosslyn
METRO
Foggy Bottom
Constitution Ave NW
FEDERAL TRIANGLE
ARCHIVES-NAVY MEMORIAL
US District Court
Mus. of Natural History
National Gallery
U.S. Capitol
THE NATIONAL MALL
Smithsonian
SMITHSONIAN
Independence Ave SW
Washington Monument
Vietnam Veterans Memorial
Lincoln Memorial
World War II Mem.
THEODORE ROOSEVELT BRIDGE
Arlington General District Court
COURT HOUSE
Arlington Blvd
US Marine Corps War Memorial
WASHINGTON D.C.
L'ENFANT PLAZA
FEDERAL CENTER SW
FDR Memorial
Tidal Basin
Jefferson Memorial
Vietnam Women's Memorial
ARLINGTON MEMORIAL BRIDGE
G.W. Mem. Pkwy
Potomac River
ARLINGTON CEMETERY
Fort Myer
Arlington House
JFK Gravesite
Visitors Center
Civil War Unknowns Mem.
Dulles Intl. Airport 26 miles
Space Shuttle Columbia Memorial
ARLINGTON NATIONAL CEMETERY
Confederate Memorial
Memorial Amphitheater
Tomb of the Unknown Soldier
USS Liberty Memorial
Coast Guard Memorial
Service Complex
2nd St S
Southwest/ Waterfront
WATERFRONT/ SEU
14TH ST BRIDGE
Washington Channel
East Potomac Park Golf Course
P St SW
Fort McNair
2nd St SW
The Pentagon
PENTAGON
Air Force Memorial
Natl. 9/11 Pentagon Mem.
Long Bridge Park
Gravelly Point
Columbia Pike
ARLINGTON COUNTY
Fashion Centre at Pentagon City
DEA Museum & Visitors Ctr.
Boeing
PENTAGON CITY
Pentagon Centre
Virginia Highlands Park
ARLINGTON
Army Navy Country Club
Arlington Ridge Rd
CRYSTAL CITY
Crystal City
Crystal City Shops
Lockheed Martin
REAGAN NATIONAL
Reagan National Airport
Anacostia River
23rd St S
Raytheon
DIST. OF COLUMBIA
US EPA Headquarters
Potomac Yard
Potomac River
Anacostia Naval Station
Fort Scott Park
S. Glebe Rd
W. Glebe Rd
National Gateway
Village at Shirlington
Four Mile Run Park
The Birchmere
VIRGINIA
Potomac Yard Center
E. Glebe Rd
Russell Rd
Commonwealth Ave
Jefferson Davis Hwy
Potomac Ave
G.W. Mem. Pkwy
N. Quaker Ln
ALEXANDRIA
W. Braddock Rd
Mt. Vernon Ave
Rosemont
Del Ray
Eugene Simpson Stadium Park
King St
E. Braddock Rd
Forest Park
Northeast Alexandria
Rockville
Wheaton
Calverton
Laurel
North Bethesda
Potomac
Silver Spring
College Park
Beltsville
Greenbelt
Bethesda
Takoma Park
Chevy Chase
Hyattsville
Seabrook
New Carrollton
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Merrifield
Seat Pleasant
Largo
ARLINGTON
Suitland
Forestville
Upper Marlboro
Hillcrest Heights
Annandale
ALEXANDRIA
Camp Springs
Springfield
VIRGINIA
Rose Hill
National Harbor
MARYLAND
Burke
Franconia
Groveton
Mount Vernon
Clinton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Pentagon Center

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$55,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$55,000,000			Location:	Arlington, VA
% of Initial Pool Balance:	5.5%			Size:	911,818 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$230.31
Borrower Name:	LCPC Pentagon Property LLC			Year Built/Renovated:	1970/2002
Sponsor:	DC REIT Pentagon LLC			Title Vesting:	Fee
Mortgage Rate:	4.3260%			Property Manager:	Self-managed
Note Date:	February 21, 2017			4th Most Recent Occupancy:	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy:	100.0% (12/31/2014)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	121 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	121 months			Current Occupancy (As of):	100.0% (2/21/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$21,564,110 (12/31/2013)
Call Protection(2):	L(26),D(90),O(5)			3rd Most Recent NOI:	$23,862,555 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$25,517,267 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$25,674,656 (TTM 9/30/2016)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$36,352,465
				U/W Expenses:	$10,939,034
				U/W NOI:	$25,413,431
Escrows and Reserves(3):				U/W NCF:	$25,354,347
				U/W NOI DSCR(1):	2.76x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.75x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	12.1%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.1%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value:	$379,800,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	December 22, 2016
Unfunded Obligations	$16,959,724	Springing	NAP	Cut-off Date LTV Ratio(1):	55.3%
2023 & 2025 Government Tenant Leasing Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	55.3%

(1)	The Pentagon Center Whole Loan (as defined below), with an original principal balance of $210,000,000, is comprised of six pari passu notes (Notes A-1, A-2, A-3, A-4, A-5 and A-6). The non-controlling Note A-4 had an original principal balance of $20,000,000 and has an outstanding principal balance of $20,000,000 as of the Cut-off Date, the non-controlling Note A-5 had an original principal balance of $20,000,000 and has an outstanding principal balance of $20,000,000 as of the Cut-off Date and the non-controlling Note A-6 had an original principal balance of $15,000,000 and has an outstanding principal balance of $15,000,000 as of the Cut-off Date. Note A-4, Note A-5 and Note A-6 will be contributed to the BANK 2017-BNK4 Trust. The controlling Note A-2 had an original principal balance of $80,000,000, is currently being held by Goldman Sachs Mortgage Company, and is expected to be contributed to one or more future securitization trusts. The non-controlling Note A-3 had an original principal balance of $50,000,000 and is currently being held by Morgan Stanley Bank, N.A., and is expected to be contributed to one or more future securitization trusts. The non-controlling Note A-1 had an original principal balance of $25,000,000 and was contributed to the GSMS 2017-GS5 securitization trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Pentagon Center Whole Loan.

(2)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date of March 6, 2017. Defeasance of the Pentagon Center Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) February 21, 2020. The assumed lockout period of 26 payments is based on the expected BANK 2017-BNK4 Trust closing date in April 2017.

(3)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Pentagon Center Mortgage Loan”) is part of a whole loan (the “Pentagon Center Whole Loan”) that is evidenced by six pari passu promissory notes (Notes A-1, A-2, A-3, A-4, A-5 and A-6) and secured by a first lien mortgage encumbering an office property located in Arlington, Virginia (the “Pentagon Center Property”). The Pentagon Center Whole Loan was co-originated on February 21, 2017 by Morgan Stanley Bank, N.A. and Goldman Sachs Mortgage Company. The Pentagon Center Whole Loan had an original principal balance of $210,000,000, has an outstanding principal balance as of the Cut-off Date of $210,000,000 and accrues interest at an interest rate of 4.326% per annum. The Pentagon Center Whole Loan had an initial term of 121 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Pentagon Center Whole Loan. The Pentagon Center Whole Loan matures on March 6, 2027. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PENTAGON CENTER

The Pentagon Center Mortgage Loan is evidenced by the non-controlling Note A-4, which had an original principal balance of $20,000,000 and has an outstanding principal balance as of the Cut-off Date of $20,000,000, the non-controlling Note A-5, which had an original principal balance of $20,000,000 and has an outstanding principal balance as of the Cut-off Date of $20,000,000 and the non-controlling Note A-6, which had an original principal balance of $15,000,000 and has an outstanding principal balance as of the Cut-off Date of $15,000,000. The non-controlling Note A-4, Note A-5 and Note A-6 will be contributed to the BANK 2017-BNK4 Trust. The controlling Note A-2, which had an original principal balance of $80,000,000, is being held by Goldman Sachs Mortgage Company, and is expected to be contributed to one or more future securitization trusts. The non-controlling Note A-3, which had an original principal balance of $50,000,000 is being held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization trusts. The non-controlling Note A-1, which had an original principal balance of $25,000,000, was contributed to the GSMS 2017-GS5 securitization trust. Each of the mortgage loans evidenced by Notes A-1, A-2 and A-3 are referred to herein as the “Pentagon Center Companion Loans”.

Note Summary

Notes	Original Balance	Note Holder(1)	Controlling Interest
A-1	$25,000,000	GSMS 2017-GS5	No
A-2	$80,000,000	GSMC	Yes
A-3	$50,000,000	MSBNA	No
A-4	$20,000,000	BANK 2017-BNK4	No
A-5	$20,000,000	BANK 2017-BNK4	No
A-6	$15,000,000	BANK 2017-BNK4	No
Total	$210,000,000

(1)	MSBNA – “Morgan Stanley Bank, N.A.”; GSMC – “Goldman Sachs Mortgage Company”

Following the lockout period, the borrower has the right to defease the Pentagon Center Whole Loan on any date before November 6, 2026. In addition, the Pentagon Center Whole Loan is prepayable without penalty on and after November 6, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 21, 2020. The Pentagon Center Whole Loan may be defeased in full (or partially defeased solely to cause the debt yield to equal 9.50% to avoid or end a Pentagon Center Trigger Period as described below under “Partial Release”).

Sources and Uses

Sources			Uses
Original Whole Loan Amount	$210,000,000	52.9%	Purchase Price(1)	$379,500,000	95.7%
Sponsor’s new cash contribution	186,684,633	47.1	Reserves	16,959,724	4.3
			Closing costs	224,909	0.1
Total Sources	$396,684,633	100.0%	Total Uses	$396,684,633	100.0%

(1)	The Pentagon Center Property was previously securitized in the MSC 2007-IQ14, BSCMS 2007-PW16, WBCMT 2007-C32, WBCMT 2007-C31, BACM 2007-2 and MSC 2007-HQ12 transactions.

The Property. The Pentagon Center Property consists of the fee interest in two office buildings (the “Polk Building” and the “Taylor Building”) on approximately four acres in the Crystal City sub-market of Arlington, Virginia. The Polk Building was built in 1970 and the Taylor Building was built in 1971, and both buildings were most recently renovated in 2002. The Polk Building is 12-stories tall and is LEED Gold certified. The Taylor Building is 13-stories tall and is LEED Silver certified.

The Pentagon Center Property is 100.0% leased to the United States Government Services Administration (“GSA”) on behalf of the Department of Defense (“DoD”). The GSA has leased the property since 1993, and the DoD has been the sole occupant since 2003. The Pentagon Center Property is a Level IV secure office facility with a securable underground parking garage and dark fiber access to the Pentagon and DoD network, a key infrastructure requirement that is estimated to cost approximately $200 PSF to replicate. Approximately 5,500 employees working for several DoD agencies are based at the Pentagon Center Property, and employees are able to move freely between buildings once entering through security at either entrance. The two buildings are connected and share amenities, including a fitness center, and an on-site deli, as well as Potomac River views.

The Pentagon Center Property is located approximately one mile south of the Pentagon with a free shuttle option for employees operated by the DoD that runs every 15 minutes during the work day and stops throughout Crystal City. The Pentagon Center Property is three blocks from the Crystal City Metro Station via underground walkway, providing access to downtown Washington, DC and suburban Virginia and Maryland via the Blue and Yellow lines, and is four blocks from the Virginia Railway Express (VRE), which provides a direct commute for employees traveling from the suburbs. Additionally, the Pentagon Center Property is located directly off of US Route 1 (Jefferson Davis Highway) and adjacent to the Ronald Reagan Washington National Airport.

An affiliate of a fund sponsored by Beacon Capital Partners, LLC (“Beacon”) acquired the Pentagon Center Property in 2007 and has since managed the property. The borrower utilized the proceeds of the Pentagon Center Whole Loan to acquire the Pentagon Center Property from an affiliate of Beacon. An affiliate of Beacon retained an equity interest in the borrower and is expected to continue to manage the Pentagon Center Property. See “—The Borrower” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PENTAGON CENTER

The following table presents certain information relating to the tenancy at the Pentagon Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
GSA (DoD) Pentagon II (Taylor)(2)	AAA / Aaa / AA+	558,187	61.2%	$37.16	$20,740,439	60.5%	4/30/2023(3)
GSA (DoD) Pentagon I (Polk)(2)	AAA / Aaa / AA+	353,631	38.8%	$38.25	$13,526,386	39.5%	9/14/2025
Occupied Collateral Total		911,818	100.0%	$37.58	$34,266,825	100.0%

Vacant Space		0	0.0%

Collateral Total		911,818	100.0%

(1)	The ratings are those of the United States.

(2)	GSA leases the space on behalf of the DoD.

(3)	The initial lease term expires in 2018; however, the tenant executed an early renewal extending its term to 2023. GSA (DoD) Pentagon II (Taylor) has one 5 year renewal option in May 2023 with base rent increasing to $41.66, which has been pre-approved by Congress.

The following table presents certain information relating to the lease rollover schedule at the Pentagon Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	1	558,187	61.2%	558,187	61.2%	$20,740,439	60.5%	$37.16
2024	0	0	0.0%	558,187	61.2%	$0	0.0%	$0.00
2025	1	353,631	38.8%	911,818	100.0%	$13,526,386	39.5%	$38.25
2026	0	0	0.0%	911,818	100.0%	$0	0.0%	$0.00
2027	0	0	0.0%	911,818	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	911,818	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	911,818	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	911,818	100.0%			$34,266,825	100.0%	$37.58

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Pentagon Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	2/21/2017(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PENTAGON CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Pentagon Center Property:

Cash Flow Analysis

	2013	2014	2015	TTM 9/30/2016	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$30,518,317	$31,397,149	$33,528,046	$34,251,362	$34,266,825(2)	94.3%	$37.58
Contractual Rent Steps	0	0	0	0	874,264	2.4	0.96
Total Reimbursement Revenue	(1,194,178)	314,589	723,098	584,798	633,821	1.7	0.70
Parking Revenue	1,352,704	1,401,403	1,466,590	1,465,079	1,620,117	4.5	1.78
Tenant Service Income	1,704,791	1,046,401	1,012,019	3,802,353	870,726	2.4	0.95
Less Vacancy & Credit Loss	0	0	0	0	(1,913,288)(3)	(5.3)	(2.10)
Effective Gross Income	$32,381,634	$34,159,542	$36,729,753	$40,103,592	$36,352,465	100.0%	$39.87

Total Operating Expenses	$10,817,524	$10,296,987	$11,212,486	$14,428,936	$10,939,034	30.1%	$12.00

Net Operating Income	$21,564,110	$23,862,555	$25,517,267	$25,674,656	$25,413,431	69.9%	$27.87
TI/LC	0	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	0	59,084	0.2	0.06
Net Cash Flow	$21,564,110	$23,862,555	$25,517,267	$25,674,656	$25,354,347	69.7%	$27.81

NOI DSCR(4)	2.34x	2.59x	2.77x	2.79x	2.76x
NCF DSCR(4)	2.34x	2.59x	2.77x	2.79x	2.75x
NOI DY(4)	10.3%	11.4%	12.2%	12.2%	12.1%
NCF DY(4)	10.3%	11.4%	12.2%	12.2%	12.1%

(1)	U/W cash flow based on contractual rents as of 2/21/2017.

(2)	U/W Base Rent includes contractual rent based on net present value of future contractual rent steps for the GSA tenants through the end of their lease terms (excluding any rent steps already captured in Underwritten Base Rental Revenue), using a discount rate of 7.0%, which includes executed renewal for Pentagon II (Taylor) through 2023.

(3)	The underwritten economic vacancy is 5.0%. As of 2/21/2017, the Pentagon Center Property was 100.0% physically occupied.

(4)	The debt service coverage ratios and debt yields are based on the Pentagon Center Whole Loan.

Appraisal. As of the appraisal valuation date of December 22, 2016, the Pentagon Center Property had an “as-is” appraised value of $379,800,000.

Environmental Matters. According to a Phase I environmental site assessment dated December 29, 2016, there was no evidence of any recognized environmental conditions at the Pentagon Center Property.

Market Overview and Competition. The Pentagon Center Property is located in the Crystal City sub-market of Arlington, Virginia, one mile south of the Pentagon. According to a third party report, for the third quarter of 2016, vacancy in the 10.8-million-squarefoot Crystal City submarket was 17.5%, up 10 basis points from the quarter prior and down 60 basis points over 12 months. Average asking rents were $40.24 PSF as of the same period. According to the appraisal, using Crystal City/Pentagon City as the submarket, there was an overall vacancy rate of 19%. Rent growth has been essentially stagnant. Crystal City’s high vacancy is largely due to several rounds of Base Realignment and Closure relocations and political gridlock that has prevented approval of new budgets.

Since 2014, there has been an increase in government spending, including specifically in the DC region, which has driven job growth in the surrounding Washington, DC market. The DoD accounts for $578 billion of the overall 2016 national $1.15 trillion budget, a $24 billion increase from their 2015 budget. Crystal City offers an affordable and Metro-accessible location for government agencies, contractors and nonprofits. Crystal City is more affordable than other core Northern Virginia and Washington DC submarkets, offering a 5% discount to Rosslyn rents and a 25% discount to DC rents. Eighteen tenants have signed leases to relocate from DC to Crystal City since 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PENTAGON CENTER

The following table presents certain information relating to comparable office sales for the Pentagon Center Property:

Comparable Leases(1)

Property Name/Location	Sale Date	Year Built	Total GLA (SF)	Total Occupancy	Sale Price	Sales Price PSF	OAR
Confidential	Oct-2016	1992	605,897	100.0%	$375,000,000	$618.92	5.5%
4001 North Fairfax Drive Arlington, VA	Aug-2016	1989	182,304	95.0%	$62,300,000	$398.59	6.1%
Tysons Overlook (LMI Condominium) McLean, VA	Dec-2015	2014	157,021	100.0%	$92,500,000	589.09	5.9%
Suffolk Building Falls Church, VA	Mar-2015	1964 / 2003	258,248	100.0%	$96,712,497	374.49	6.9%
3 White Flint North (NRC HQ) North Bethesda, MD	Feb-2014	2012	358,440	100.0%	$195,000,000	544.02	6.3%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is LCPC Pentagon Property LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pentagon Center Whole Loan. Other than the borrower, no person or entity guarantees the non-recourse carveouts with respect to the Pentagon Center Whole Loan.

The borrower is indirectly wholly-owned by a joint venture between and among affiliates of Beacon, affiliates of GIC Private Limited (“GIC”), and Korea Investment Corporation, a corporation organized under the laws of the Republic of Korea (“KIC”). Affiliates of Beacon indirectly own an approximately 2.5% interest in the borrower, affiliates of GIC indirectly own an approximately 48.75% interest in the Borrower, and KIC owns (indirectly) an approximately 48.75% interest in the borrower. GIC is a global investment firm with over $100 billion of assets under management in more than 40 countries worldwide. KIC is a global investment firm with over $91.8 billion of assets under management in more than 50 countries worldwide.

The Sponsor. The borrower sponsor is DC REIT Pentagon LLC, the owner of the borrower.

Escrows. On the origination date, the borrower funded an unfunded obligations account in the amount of $16,959,724 in connection with tenant improvements and leasing commissions obligations of the borrower and free rent attributable to various tenants. Of the unfunded obligations, approximately $13,409,488 was reserved for tenant improvements, and approximately $3,550,236 was reserved for free rent.

On each due date during the continuance of a Pentagon Center Trigger Period, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of the lender, the borrower provides evidence of renewals of such policies and payment of related premiums, (ii) a capital expenditure reserve in an amount equal to $18,996 and (iii) a tenant improvements and leasing commissions reserve in an amount equal to $151,970.

In addition, the borrower is required to deposit into the unfunded obligations account $1,800,000 within five business days following the date on which the tenant under the Government 2025 Lease (as defined below) notifies the borrower that it wishes for the borrower to commence the tenant improvements set forth in such lease.

In addition, on each due date during the continuance of a Pentagon Center Trigger Period, the related loan documents require an excess cash flow reserve (see “Lockbox and Cash Management” section).

Lockbox and Cash Management. The Pentagon Center Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Pentagon Center Property and all other money received by the borrower or the property manager with respect to the Pentagon Center Property (other than tenant termination fees and tenant security deposits) be deposited into such lockbox account by the end of the second business day following receipt (provided that cash receipts from the parking garage may be first deposited into a local bank account owned by the borrower so long as they are deposited into the lockbox account by the end of such second business day). At the end of each business day, all funds in the lockbox account are required to be swept into (a) if no Pentagon Center Trigger Period or event of default under the Pentagon Center Whole Loan is continuing, the borrower’s operating account, or (b) during the continuance of a Pentagon Center Trigger Period or event of default under the Pentagon Center Whole Loan, the cash management account. Upon termination of a Pentagon Center Trigger Period, so long as no event of default is continuing under the Pentagon Center Whole Loan, all funds in the cash management account (other than any funds required to be held in reserve by the lender) are required to be transferred into a borrower-controlled operating account.

On each due date during the continuance of a Pentagon Center Trigger Period or, at the lender’s discretion, during an event of default under the Pentagon Center Whole Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in (i) an excess cash flow reserve account with respect to a Pentagon Center Trigger Period other than a Government 2023 Lease Trigger Period or a Government 2025 Lease Trigger Period, and (ii) a government tenant leasing reserve with respect to a Government 2023 Lease Trigger Period or a Government 2025 Lease Trigger Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PENTAGON CENTER

A “Government 2023 Lease Trigger Period” means, unless the borrower has entered into qualifying replacement leases and/or a lease renewal acceptable to the lender of at least 458,000 SF at the Pentagon Center Property (each, a “Government 2023 Re-Leasing Condition”), the period commencing on the date that is 30 months prior to the termination of the government lease that expires in 2023 (the “Government 2023 Lease”), whether at its scheduled expiration in 2023 or upon such earlier termination as may be agreed to by the parties to such lease, and ending on the earlier to occur of (i) the date on which the sum of (x) the aggregate amount deposited into the government tenant leasing reserve account without taking into account amounts previously disbursed from such account (but excluding (a) all amounts deposited in and disbursed from the free rent subaccount and (b) all amounts deposited into such account that have been disbursed in respect of leases of space covered by the Government 2025 Lease), plus (y) equity paid by the borrower pursuant to the loan documents for qualifying replacement leases and/or a lease renewal acceptable to the lender with respect to the space leased under the Government 2023 Lease, equals $40 million, giving credit for the amount contained in the tenant improvements and leasing commissions reserve account or (ii) the date the Government 2023 Re-Leasing Condition has been satisfied.

A “Government 2025 Lease Trigger Period” means, unless the borrower has entered into qualifying replacement leases and/or a lease renewal acceptable to the lender of at least 303,000 SF at the Pentagon Center Property (each, a “Government 2025 Re-Leasing Condition”), the period commencing on the date that is 18 months prior to the termination of the government lease that expires in 2025 (the “Government 2025 Lease”), whether at its scheduled expiration in 2025 or upon such earlier termination as may be agreed to by the parties to such lease, and ending on the earlier to occur of (i) the date on which the sum of (x) the aggregate amount deposited into the government tenant leasing reserve account without taking into account amounts previously disbursed from such account (but excluding all amounts deposited into such account that have been disbursed in respect of lease space covered by the Government 2023 Lease), plus (y) equity paid by the borrower pursuant to the loan documents for qualifying replacement leases and/or a lease renewal acceptable to the lender with respect to the space leased under the Government 2025 Lease, equals $17.5 million, giving credit for the amount contained in the tenant improvements and leasing commissions reserve account or (ii) the date the Government 2025 Re-Leasing Condition has been satisfied.

A “Pentagon Center Trigger Period” means (i) commencing with the fiscal quarter ending December 2017, any period commencing as of the last day of the second of any two consecutive fiscal quarters during which the debt yield based on net operating income (as calculated under the related loan documents) is less than 9.50%, and ending at the conclusion of the second consecutive fiscal quarter for which the debt yield for each such fiscal quarter is equal to or greater than 9.50%, (ii) commencing 15 business days following the borrower’s receipt of written notice of its failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Pentagon Center Trigger Period is ongoing, (iii) a Government 2023 Lease Trigger Period and/or a Government 2025 Lease Trigger Period and (iv) commencing on the date the borrower fails to comply with its requirement to deposit into the unfunded obligations account $1,800,000 within five business days following notification from the tenant under the Government 2025 Lease that it wishes for the borrower to commence with the tenant improvements set forth in the related lease and ending on the earlier to occur of (x) the date on which the amount contained in the excess cash flow reserve account equals $1,800,000 (such amount to be transferred to the unfunded obligations account) or (y) the date on which the borrower otherwise deposits $1,800,000 into the unfunded obligations account.

Property Management. The Pentagon Center Property is managed by LCPC Pentagon Property Manager LLC, which is an affiliate of the borrower and Laz Parking Mid-Atlantic, LLC, which is not an affiliate of the borrower, pursuant to separate management agreements. Under the related loan documents, the Pentagon Center Property is required to remain managed by LCPC Pentagon Property Manager LLC and Laz Parking Mid-Atlantic, LLC or any other management company specified in the related loan documents or otherwise approved by the lender in accordance with the related loan documents and (in the case of replacement of LCPC Pentagon Property Manager LLC with a management company requiring the lender’s approval) with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager and require the borrower to engage a property manager selected by the borrower and (unless otherwise provided in the related loan documents) reasonably approved by the lender (i) during the continuance of an event of default under the Pentagon Center Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

Assumption. The borrower has the right to transfer the Pentagon Center Property provided that no event of default exists under the Pentagon Center Whole Loan, and certain other conditions are satisfied, including but not limited to: (i) the borrower continues to be controlled by one or more qualified control parties (as defined in the loan documents) and at least 51% owned by one or more qualified equityholders (as defined in the loan documents), and (ii) the lender has received confirmation from each rating agency rating the Certificates and any securities backed by any Pentagon Center Companion Loans that the legal structure of the successor borrower, the documentation of the assumption and the related legal opinions will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Certificates and any other such securities.

Partial Release. The Pentagon Center Whole Loan may be partially defeased with direct, non-callable obligations of the United States of America in the least amount necessary to cause the debt yield to equal 9.50% when taking into account only the undefeased note, in order to avoid or end a Pentagon Center Trigger Period.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PENTAGON CENTER

Terrorism Insurance. So long as TRIPRA or a similar or similar subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or similar subsequent statute) in an amount equal to the full replacement cost of the Pentagon Center Property (plus 18 months of business interruption coverage). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Pentagon Center Whole Loan as described in the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism, flood and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. See “Risk Factors— Risks Related to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT DESERT SPRINGS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT DESERT SPRINGS

JOSHUA TREE NATIONAL PARK
LITTLE SAN BERNARDINO MOUNTAINS
Dillon Rd
Desert Dunes Golf Course
Los Angeles 106 miles
Palm Dr
Varner Rd
10
RIVERSIDE COUNTY
PALM SPRINGS
E. Vista Chino
Desert Princess Country Club
Landau Blvd
Palm Springs International Airport
Palm Springs Mall
30th Ave
Cathedral City
28th Ave
Thousand Palms
E. Ramon Rd
Demuth Park
Oasis Water Park
Date Palm Dr
Da Vall Dr
Agua Caliente Casino
Pete Dye Golf Course
Tri Palm Golf Club
COACHELLA VALLEY
Dinah Shore Dr
Tahquitz Creek Golf Resort
Cathedral City Marketplace
Arnold Palmer Golf Course
Monterey Marketplace
Ivey Ranch Country Club
Washington St
Palm Canyon Dr
Desert IMAX Theater
Children's Discovery Museum
Gerald Ford Dr
Rancho Mirage
PALM DESERT
Mountain Vista Golf Course at Sun City Palm Desert
Frank Sinatra Dr
Avenue 38
Bighorn Sheep Preserve
The Club at Morningside
Eisenhower Memorial Hospital
Desert Willow Golf Resort
Palm Valley Country Club
Country Club Dr
Avenue 40
AGUA CALIENTE INDIAN RESERVATION
Bob Hope Dr
Indian Ridge Country Club
Woodhaven Country Club
Bermuda Dunes Airport
Monterey Country Club
Portola Ave
Cook St
Hovley Ln E.
42nd Ave
JW Marriott Desert Springs
74-855 Country Club Drive
Palm Desert, CA 92260
College of the Desert
Bermuda Dunes
Bermuda Dunes Country Club
Indio
Fred Waring Dr
Westfield Palm Desert
Indian Wells Tennis Garden
The Shops on El Paseo
The Village at Indian Wells
Indian Wells
One Eleven La Quinta Shopping Center
Adams St
Jefferson St
The Vintage Club
Avenue 48
SANTA ROSA-SAN JACINTO MOUNTAINS
Pines to Palms Hwy
The Living Desert Nature Preserve
Rancho La Quinta Golf Club
La Quinta Resort Mountain Course
74
South Ironwood Country Club
Big Horn Golf Course
Eisenhower Dr
Avenue 50
Coachella Valley Music and Arts Festival
La Quinta CC Citrus Course
Avenue 52
La Quinta
Avenue 54
SAN BERNARDINO NATIONAL FOREST
Lake Cahuilla Recreation Area
PGA West Resort Golf Course
Madison St
San Diego 108 miles
DEATH VALLEY NATL. PARK
North Las Vegas
LAS VEGAS
Henderson
Lake Mead
NEVADA
Boulder City
Lake Mead National Rec. Area
SIERRA NEVADA MTS.
Ridgecrest
BAKERSFIELD
CALIFORNIA
Kingman
Barstow
Lancaster
Needles
Palmdale
Victorville
MOJAVE DESERT
Lake Havasu City
Thousand Oaks
SAN BERNARDINO
LOS ANGELES
RIVERSIDE
Palm Desert
JOSHUA TREE NATL. PARK
LONG BEACH
ANAHEIM
SANTA ANA
Palm Springs
Indio
Blythe
ARIZONA
Salton Sea
Oceanside
Carlsbad
Pacific Ocean
Poway
SAN DIEGO
El Cajon
El Centro
Yuma
Chula Vista
TIJUANA
MEXICALI
U.S. MEXICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – JW Marriott Desert Springs

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$55,000,000			Specific Property Type:	Full Service
Cut-off Date Balance(1):	$54,863,232			Location:	Palm Desert, CA
% of Initial Pool Balance:	5.4%			Size:	884 rooms
Loan Purpose:	Acquisition			Cut-off Date Balance Per Room(1):	$129,767
Borrower Name:	Newage Desert Springs, LLC			Year Built/Renovated:	1987/2017
Sponsor(2):	Kam Sang Company			Title Vesting:	Fee/Leasehold
Mortgage Rate:	5.150%			Property Manager:	Marriott Hotel Services, Inc.
Note Date:	January 11, 2017			4th Most Recent Occupancy (As of):	62.9% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	61.5% (12/31/2014)
Maturity Date:	February 1, 2022			2nd Most Recent Occupancy (As of):	60.8% (12/31/2015)
IO Period:	0 months			Most Recent Occupancy (As of):	65.8% (11/30/2016)
Loan Term (Original):	60 months			Current Occupancy (As of):	65.8% (11/30/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$16,196,989 (12/31/2013)
Call Protection:	L(26),D(30),O(4)			3rd Most Recent NOI (As of):	$16,490,495 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of) (6):	$17,274,307 (12/31/2015)
Additional Debt(1)(3):	Yes			Most Recent NOI (As of)(6):	$24,283,061 (TTM 11/30/2016)
Additional Debt Type(1)(3):	Pari Passu / Mezzanine
				U/W Revenues:	$107,162,999
				U/W Expenses:	$83,834,818
				U/W NOI:	$23,328,182
				U/W NCF:	$17,434,217
				U/W NOI DSCR(1):	3.10x
				U/W NCF DSCR(1):	2.31x
Escrows and Reserves(4):				U/W NOI Debt Yield(1):	20.3%
				U/W NCF Debt Yield(1):	15.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$161,000,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 10, 2016
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	71.3%
FF&E Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	66.0%
PIP Funds	$12,000,000	Springing	NAP
Seasonality Reserve Funds	$0	Springing	$3,073,550(5)

(1)	The JW Marriott Desert Springs Whole Loan (as defined below), which had an original principal balance of $115,000,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3). The non-controlling Note A-2 and non-controlling Note A-3 had an aggregate original balance of $55,000,000, have an aggregate outstanding principal balance of $54,863,232 as of the Cut-off Date and will be contributed to the WFCM 2017-BNK4 Trust. The controlling Note A-1 had an original principal balance of $60,000,000 and was contributed to the BACM 2017-BNK3 securitization trust. All statistical information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the JW Marriott Desert Springs Whole Loan. The Cut-off Date Balance per Room, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield based on the combined JW Marriott Desert Springs Whole Loan and JW Marriott Desert Springs Mezzanine Loan (as defined under the “Subordinate and Mezzanine Indebtedness” section) aggregate principal amount of $131.0 million are $147,867, 81.2%, 76.0%, 2.53x,1.89x, 17.8% and 13.3%, respectively.

(2)	See “The Sponsor” section.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	Seasonality Reserve Funds Cap will be adjusted to an amount equal to (1) for the period commencing on the monthly payment date in January of such calendar year through but excluding the monthly payment date in October of such calendar year, an amount equal to the sum of (a) four months of debt service on the JW Marriott Desert Springs Whole Loan, plus (b) four months of debt service on the mezzanine loan, and (2) for the remainder of each such calendar year, an amount equal to the sum of (a) two months of debt service on the JW Marriott Desert Springs Whole Loan, plus (b) two months of debt service on the mezzanine loan.

(6)	The increase in Net Operating Income in the TTM 11/30/2016 over 2015 is attributable to an increase in Occupancy and ADR at the subject during 2016.

The Mortgage Loan. The mortgage loan (the “JW Marriott Desert Springs Mortgage Loan”) is part of a whole loan (the “JW Marriott Desert Springs Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1, A-2 and A-3) secured by a first mortgage encumbering the fee and leasehold interest in the 884 room JW Marriott Desert Springs Resort & Spa located in Palm Desert, California (the “JW Marriott Desert Springs Property”). The JW Marriott Desert Springs Whole Loan was originated on January 11, 2017 by Morgan Stanley Bank, N.A. The JW Marriott Desert Springs Whole Loan had an original principal balance of $115,000,000, has an outstanding principal balance as of the Cut-off Date of $114,714,030 and accrues interest at an interest rate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT DESERT SPRINGS

of 5.150% per annum. The JW Marriott Desert Springs Whole Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The JW Marriott Desert Springs Whole Loan matures on February 1, 2022.

The JW Marriott Desert Springs Mortgage Loan is evidenced by the non-controlling Note A-2 and non-controlling Note A-3, which will be contributed to the WFCM 2017-BNK4 Trust, had an aggregate original principal balance of $55,000,000 and have an aggregate outstanding principal balance of $54,863,232 as of the Cut-off Date. The controlling Note A-1, which had an original principal balance of $60,000,000, referred to herein as the “JW Marriott Desert Springs Pari Passu Companion Loan”, was contributed to the BACM 2017-BNK3 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in the Preliminary Prospectus.

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	BACM 2017-BNK3	Yes
Note A-2	$30,000,000	WFCM 2017-BNK4	No
Note A-3	$25,000,000	WFCM 2017-BNK4	No
Total	$115,000,000

Following the lockout period, the borrower has the right to defease the JW Marriott Desert Springs Whole Loan in whole, but not in part, on any date before November 1, 2021. In addition, the JW Marriott Desert Springs Whole Loan is prepayable without penalty on or after November 1, 2021.

Sources and Uses

Sources			Uses
Original loan amount	$115,000,000	66.2%	Purchase Price	$160,000,000	92.1%
Borrower Equity	$42,708,329	24.6	Reserves	12,000,000	6.9
Mezzanine Loan	$16,000,000	9.2 _	Closing Costs	1,708,329	1.0
Total Sources	$173,708,329	100.0%	Total Uses	$173,708,329	100.0%

The Property. The JW Marriott Desert Springs Property is a golf resort and spa located between California State Route 111 and Interstate-10 in Palm Desert, California. The JW Marriott Desert Springs Property sits on an approximately 280-acre site, of which all but the 18-hole Valley Golf Course comprising 25 acres is fee-owned. The JW Marriott Desert Springs Property offers 884 guestrooms, including 422 king rooms, 411 queen/queen rooms, and 51 one-bedroom suites. The JW Marriott Desert Springs Property offers a variety of resort-style amenities and services, including four restaurants, two lounges, a nightclub, a coffee shop, five swimming pools, two outdoor whirlpools, two 18-hole golf courses, twenty tennis courts, a fitness center, a full-service spa, a leased salon, leased gift-shop, leased retail outlets and 1,232 surface and garage parking spaces. The JW Marriott Desert Springs Property offers 142,954 square feet of meeting and function space, comprised of approximately 68,854 square feet of indoor meeting and banquet facilities and 74,100 square feet of outdoor space. Indoor meeting and banquet space includes four ballrooms, which are divisible into several smaller separate rooms, and several Directors’ Suites. The outdoor function space includes both lawn and patio space.

The JW Marriott Desert Springs Property was initially constructed in 1987 and has undergone approximately $100 million ($113,122 per room) in capital expenditures since 2004, $42 million ($47,511 per room) of which were completed between 2011 and 2016. Recent renovations include improvements to the lobby, spa and health club, elevators and escalators, golf courses, food and beverage outlets and guestrooms. The JW Marriott Desert Springs Borrower purchased the JW Marriott Desert Springs Property in January 2017 for $160 million and plans to invest approximately $12 million for a franchisor-mandated property improvement plan (the “PIP”) to be completed by 2019, all of which was escrowed at closing. The PIP primarily includes guestroom renovations and upgrades. Negotiations for the PIP budget are ongoing and may include significant additional items that have not been reserved for. See “Description of the Mortgage Pool—Property Types—Hotel Properties” in the Preliminary Prospectus.

The JW Marriott Desert Springs Property is brand-managed by Marriott Hotel Services, Inc. (“Marriott”) under its JW Marriott flag and operates under a management agreement with Marriott through 2032 with four 10-year renewal options.

A portion of the JW Marriott Desert Springs Property encompassing the 25 acre, 18 hole Valley Golf Course is comprised of a leasehold interest with Marriott’s Desert Springs Development Corporation under a fully extended term through December 2061. The initial 24-year term initially expired December 31, 2011 and has five 10-year extension options with flat annual ground rent payments of $100,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT DESERT SPRINGS

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the JW Marriott Desert Springs Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	TTM 11/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	62.9%	61.5%	60.8%	65.8%	65.8%
ADR	$189.33	$197.46	$200.78	$210.31	$210.31
RevPAR	$119.09	$121.47	$122.14	$138.40	$138.40

Room Revenue	$38,427,054	$39,192,103	$39,411,054	$44,777,440	$44,655,098	41.7%	$50,515
F&B Revenue	40,755,889	39,300,867	38,836,779	46,521,906	46,394,797	43.3	52,483
Golf Revenue	6,408,007	6,563,373	6,061,199	6,027,797	6,011,328	5.6	6,800
Spa Revenue	5,025,497	5,017,055	4,237,485	4,625,640	4,613,001	4.3	5,218
Other Revenue(2)	4,589,917	4,264,893	5,353,078	5,503,814	5,488,776	5.1	6,209
Total Revenue	$95,206,364	$94,338,291	$93,899,595	$107,456,596	$107,162,999	100.0%	$121,225

Total Department Expenses	52,061,188	50,673,378	48,641,733	52,265,991	52,123,188	48.6	58,963
Gross Operating Profit	$43,145,176	$43,664,913	$45,257,862	$55,190,605	$55,039,811	51.4%	$62,262

Total Undistributed Expenses	20,527,239	20,489,064	21,597,960	24,084,058	24,018,254	22.4	27,170
Profit Before Fixed Charges	$22,617,937	$23,175,849	$23,659,902	$31,106,547	$31,021,557	28.9%	$35,092

Total Fixed Charges	6,420,948	6,685,354	6,385,595	6,823,486	7,693,375	7.2	8,703

Net Operating Income	$16,196,989	$16,490,495	$17,274,307	$24,283,061(3)	$23,328,182	21.8%	$26,389
FF&E	5,253,377	5,197,956	5,160,790	5,910,113	5,893,965	5.5	6,667
Net Cash Flow	$10,943,612	$11,292,539	$12,113,517	$18,372,949	$17,434,217	16.3%	$19,722

NOI DSCR(4)	2.15x	2.19x	2.29x	3.22x	3.10x
NCF DSCR(4)	1.45x	1.50x	1.61x	2.44x	2.31x
NOI DY(4)	14.1%	14.4%	15.1%	21.2%	20.3%
NCF DY(4)	9.5%	9.8%	10.6%	16.0%	15.2%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which have been taken from financial statements provided by the JW Marriott Desert Springs Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the JW Marriott Desert Springs Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Other Revenue includes parking garage, telephone, leisure/recreational income, business center, tennis, retail and other miscellaneous items. Retail revenue is inclusive of reimbursements associated with shared common area maintenance, tax and marketing expenses. Related expenses attributable to the retail component are included in undistributed Operating Expenses for the overall property.

(3)	The increase in Net Operating Income in the TTM 11/30/2016 over 2015 is attributable to an increase in Occupancy and ADR at the subject during 2016.

(4)	Debt service coverage ratios and debt yields shown are based on the JW Marriott Desert Springs Whole Loan.

Appraisal. As of the appraisal valuation date of November 10, 2016, the JW Marriott Desert Springs Property had an “as-is” appraised value of $161,000,000.

Environmental Matters. According to a Phase I environmental assessment dated January 18, 2017, there was no evidence of any recognized environmental conditions at the JW Marriott Desert Springs Property.

Market Overview and Competition. The JW Marriott Desert Springs Property is located in Palm Desert, Riverside County, California within the Riverside-San Bernardino-Ontario, California Metropolitan Statistical Area, approximately two and a half miles south of Interstate 10. The JW Marriott Desert Springs Property is located approximately 13 miles from the Palm Springs Convention Center and the Palm Springs International Airport, the primary airport serving the local market. Palm Desert, a resort community located within the 45-mile region known as Coachella Valley, is approximately 120 miles east of downtown Los Angeles and approximately 125 miles northeast of San Diego, California. Coachella Valley is a popular tourist destination with multiple resorts, spas, cultural venues, golf courses, restaurants, retail and recreational attractions. Coachella is host to numerous signature events such as major tennis and golf tournaments and music and arts festivals that serve as some of the major demand drivers for the market. The Coachella Valley experiences increased demand during the months of January through May, when the warmer desert temperatures attract both tourists and retirees who own second homes in the region. According to the appraisal, many resorts and resort-related businesses remain open year-round supporting a more stable local labor market and economy. According to the appraisal the estimated number of households in the San Bernardino/Riverside market increased approximately 1.2% from 2014 to 2015 to 1.40 million and is projected to grow approximately 1.5% annually over the next five years. Palm Desert and Riverside County experienced a declining unemployment rate since 2010, following the same trend at the state and national level according to the appraisal. The unemployment rate for Palm Desert in 2015 was 4.8%, below the unemployment rate of 6.7% for Riverside County and 6.2% for the state of California.

The Coachella Valley lodging market encompasses approximately 11,500 guestrooms in nearly 170 properties. Within the larger Coachella Valley market, the JW Marriott Desert Springs Property competes within a submarket comprised of Palm Desert, Rancho Mirage, La Quinta and Indian Wells. The appraisal has identified 1,292 rooms under construction in the broader Palm Springs market, with 260 rooms under construction in Palm Desert. The appraiser does not consider the new supply directly competitive with the JW

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT DESERT SPRINGS

Marriott Desert Springs Property, as the new supply largely consists of smaller, non-flagged, non-resort style facilities with fewer amenities.

The following table presents certain information relating to the JW Marriott Desert Springs Property’s competitive sets:

Subject and Market Historical Occupancy, ADR and RevPAR(2)

	Competitive Set(3)			JW Marriott Desert Springs(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	56.0%	$192.60	$107.88	62.9%	$189.33	$119.09	112.3%	98.3%	110.4%
2014	56.7%	$198.76	$112.63	61.5%	$197.46	$121.47	108.6%	99.3%	107.8%
2015	57.8%	$218.51	$126.38	60.8%	$200.78	$122.14	105.2%	91.9%	96.6%
11/30/2016 TTM(1)	60.7%	$230.82	$140.12	65.8%	$210.31	$138.40	108.4%	91.1%	98.8%

(1)	Information obtained from a third party hospitality research report dated December 19, 2016. The competitive set includes Omni Rancho Las Palmas Resort & Spa, Waldorf Astoria La Quinta Resort & Club, Renaissance Indian Wells Resort & Spa, Westin Mission Hills Golf Resort & Spa, Hyatt Regency Indian Wells Resort & Spa and Ritz-Carlton Rancho Mirage (owned by the borrower sponsor).

(2)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the JW Marriott Desert Springs Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	Based on operating statements provided by the JW Marriott Desert Springs Borrower.

(4)	Penetration Factor is calculated based on data provided by an industry report for the competitive set and borrower-provided operating statements for the JW Marriott Desert Springs Property.

The following table presents certain information relating to the primary competitive properties to the JW Marriott Desert Springs Property:

Competitive Properties(1)(2)

Property Name	No. of Rooms	Year Built	Transient	Meeting & Group	Estimated 2016 Occupancy	Estimated 2016 ADR	Estimated 2016 RevPAR	RevPAR Penetration
JW Marriott Desert Springs(3)	884	1987	45%	55%	65.0%	$205.00	$133.25	98.4%
Primary Competitors
Renaissance Esmeralda Indian Wells Resort & Spa	560	1989	50%	50%	55.0%-60.0%	$180.00-$190.00	$105-110	75-80%
Omni Rancho Las Palmas Resort & Spa	444	1979	55%	45%	60.0%-65.0%	$190.00-$200.00	$120-125	85-90%
Westin Mission Hills Resort & Spa	512	1991	45%	55%	55.0%-60.0%	$180.00-$190.00	$110-115	80-85%
Total/Wtd. Avg.	2,400		48%	52%	61.6%	$194.56	$119.94	88.6%
Secondary Competitors(4)	1,570		56%	44%	60.6%	$275.30	$166.95	123.3%
Total/Wtd. Avg.	3,970		51%	49%	61.3%	$220.84	$135.41	100.0%

(1)	Information obtained from the appraisal.

(2)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the JW Marriott Desert Springs Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	Estimated 2016 Occupancy, Estimated 2016 ADR and Estimated 2016 RevPAR are based on the appraisal’s estimated 2016 year-end figures.

(4)	Secondary Competitors, as identified by the appraiser, include Hyatt Regency Indian Wells Resort & Spa, La Quinta Resort & Club, A Waldorf Astoria Resort, and Ritz-Carlton Rancho Mirage (owned by the borrower sponsor).

The Borrower. The borrower is Newage Desert Springs, LLC, a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JW Marriott Desert Springs Whole Loan. The JW Marriott Desert Springs Borrower is 53.5% owned by Newage JWDS, LLC, which is controlled by Ronnie Lam, the nonrecourse carve-out guarantor.

The Sponsor. The sponsor is Kam Sang Company. Ronnie Lam founded Kam Sang Company, a privately held real estate development, construction and management firm, in 1979 and serves as both President and CEO. Ronnie Lam and Kam Sang Company have a portfolio of $500 million of real estate holdings throughout California. Ronnie Lam has thirty seven years of real estate experience with investments including commercial, retail shopping centers, malls, and apartment buildings. Ronnie Lam also owns and manages the Ritz-Carlton Rancho Mirage, located approximately 6.5 miles from the JW Marriott Desert Springs Property, which opened in May 2014.

Escrows. The JW Marriott Desert Springs Borrower deposited $12,000,000 at closing for renovations, repairs and improvements required to be made pursuant to a property improvement plan imposed by the property manager (“PIP”). Negotiations for the PIP budget are ongoing and may include significant additional items that have not been reserved for. See “Description of the Mortgage Pool—Property Types—Hotel Properties” in the Preliminary Prospectus.

The requirement for the JW Marriott Desert Springs Borrower to make monthly deposits to a tax escrow is waived so long as the JW Marriott Desert Springs Borrower has reserved such amounts with the property manager pursuant to the management agreement. In the event that the JW Marriott Desert Springs Borrower is no longer required to reserve such amounts with the property manager, on each payment date the JW Marriott Desert Springs Borrower will be required to deposit 1/12 of annual estimated taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT DESERT SPRINGS

The requirement for the JW Marriott Desert Springs Borrower to make monthly deposits to an insurance escrow is waived so long as the JW Marriott Desert Springs Borrower has reserved such amounts with the property manager pursuant to the management agreement. In the event that the JW Marriott Desert Springs Borrower is no longer required to reserve such amounts with the property manager, on each payment date the JW Marriott Desert Springs Borrower will be required to deposit 1/12 of annual estimated insurance premiums upon the occurrence of (i) an event of default under the JW Marriott Desert Springs Whole Loan, (ii) the liability and casualty policies maintained by the JW Marriott Desert Springs Borrower are not part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the JW Marriott Desert Springs Borrower does not provide the lender with evidence of renewal of certain insurance policies or (iv) the JW Marriott Desert Springs Borrower does not provide the lender with paid receipts for the payment of the insurance premiums within ten days prior to the expiration dates of the policies.

The requirement for the JW Marriott Desert Springs Borrower to make monthly deposits for furniture, fixtures and equipment (“FF&E”) is waived so long as the JW Marriott Desert Springs Borrower has reserved such amounts with the property manager pursuant to the management agreement. In the event the JW Marriott Desert Springs Borrower is no longer required to reserve such amounts with the property manager, the JW Marriott Desert Springs Borrower will be required to make monthly deposits into an FF&E escrow equal to the greater of (i) 1/12 of 5.50% of the gross operating income for the JW Marriott Desert Springs Property for the preceding calendar year; provided that, starting with the first full fiscal year following completion of all replacements, repairs or improvements required to be made pursuant to any PIP, such percentage shall be adjusted as follows: Year 1: 3.50%, Year 2: 4.0%, Year 3: 4.5%; Year 4: 5.0%, and Year 5 and thereafter: 5.50%; and (ii) the amount (if any) of the deposit required by the property manager for the JW Marriott Desert Springs Property on account of FF&E pursuant to the related management agreement.

On each payment date when the amount on deposit in a seasonality reserve account (the “Seasonality Reserve”) is less than the Seasonality Reserve Cap (as defined below), excess cash flow, to the extent available, is required to be deposited into the Seasonality Reserve in an amount sufficient to cause the balance in the Seasonality Reserve to equal the then applicable Seasonality Reserve Cap. To the extent that the balance in the Seasonality Reserve is less than the Seasonality Reserve Cap as of May 30 of each year, the JW Marriott Desert Springs Borrower is required to deposit with the lender by June 30 of such year an amount sufficient to bring the balance on deposit equal to the then applicable Seasonality Reserve Cap. Provided no event of default has occurred and is continuing, the lender is required to disburse amounts from the Seasonality Reserve Funds to the JW Marriott Desert Springs Borrower for payment of debt service or for distribution to the mezzanine borrower for payment on the mezzanine loan. At the end of each calendar year, at the request of the JW Marriott Desert Springs Borrower, any remaining amounts constituting Seasonality Reserve Funds are required to be released to the JW Marriott Desert Springs Borrower.

“Seasonality Reserve Cap” means, (A) for calendar year 2017, for the period (1) from the loan closing date to but excluding the monthly payment date in October 2017, an amount equal to the sum of (a) four months of debt service on the JW Marriott Desert Springs Whole Loan, plus (b) four months of debt service on the mezzanine loan, and (2) for the remainder of calendar year 2017, an amount equal to the sum of (a) two months of debt service on the JW Marriott Desert Springs Whole Loan, plus (b) two months of debt service on the mezzanine loan, and (B) for each calendar year thereafter, for the period commencing on the monthly payment date in January of such calendar year through but excluding the monthly payment date in October of such calendar year, an amount equal to the sum of (a) four months of debt service on the JW Marriott Desert Springs Whole Loan, plus (b) four months of debt service on the mezzanine loan, and (2) for the remainder of each such calendar year, an amount equal to the sum of (a) two months of debt service on the JW Marriott Desert Springs Whole Loan, plus (b) two months of debt service on the mezzanine loan.

Lockbox and Cash Management. The loan is structured with a hard lockbox and upfront cash management. For so long as Marriott is providing property management services for the JW Marriott Desert Springs Property pursuant to the property management agreement, funds shall first be deposited into accounts maintained by Marriott for the JW Marriott Desert Springs Borrower (as to which the JW Marriott Desert Springs Borrower, Marriott, and the bank maintaining such accounts have executed a control agreement with the lender), and Marriott is required to deposit into a lockbox account for the benefit of the lender (the “Deposit Account”) the funds that remain after Marriott has paid all operating expenses of the JW Marriott Desert Springs Property, including without limitation management fees, working capital reserves and other amounts payable pursuant to the terms of the management agreement (“Remaining Revenues”). All Remaining Revenues (or if Marriott is no longer providing property management services, all revenues) are required to be deposited into the Deposit Account. All revenues in the Deposit Account are required to be deposited into an account established by the lender (the “Cash Management Account”). The cash management bank will be required to apply funds in the Cash Management Account to fund the required reserves deposits described above under “Escrows and Reserves,” debt service on the JW Marriott Desert Springs Whole Loan, to disburse monthly operating expenses as referenced in the approved annual budget, to pay extraordinary expenses not referenced in the approved annual budget and approved by the lender, to pay debt service on the related mezzanine loan, and all remaining cash shall be distributed (i) if no Cash Sweep Event Period (as defined below) is in effect, and (a) the lender has received notice of an event of default under the related mezzanine loan, to the mezzanine lender, or (b) if the lender has not received such notice, but the Seasonality Reserve Cap has not been met, to the Seasonality Reserve until the Seasonality Reserve Cap has been met, (ii) if a Cash Sweep Event Period is in effect, first into the Seasonality Reserve until the Seasonality Reserve Cap has been met, with any remaining funds deposited into an excess cash flow account to be held as security for the JW Marriott Desert Springs Whole Loan during the continuance of such Cash Sweep Event Period, and (iii) if any funds remain thereafter and no Cash Sweep Event Period is in effect, to the JW Marriott Desert Springs Borrower.

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) if, as of any calculation date, the aggregate debt service coverage ratio under the JW Marriott Desert Springs Whole Loan and the related mezzanine loan is less than 1.20x for 12 consecutive calendar months tested quarterly (a “DSCR Event”); (iii) a management agreement default event where there has been a default by the JW Marriott Desert Springs Borrower under the management agreement or that the property is not being operated and maintained in accordance with the manager’s standards, resulting in the JW Marriott Desert Springs Borrower no longer being in good standing with the manager and such default is not cured within the later of 30 days and the grace/cure period in the management agreement or as otherwise provided for in writing by the franchisor, (iv) a management agreement termination event; and (v) JW Marriott Desert Springs Borrower’s failure to comply with the terms of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JW MARRIOTT DESERT SPRINGS

Section 6.5.1 of the loan agreement for the JW Marriott Desert Spring Whole Loan requiring funding in connection with a PIP (a “6.5.1 Event”) and continuing until such time, if any, as the lender gives notice to the cash management bank that the Cash Sweep Event Period has ended.

The lender is required to give notice that a Cash Sweep Event Period has ended if (A) with respect to a Cash Sweep Event Period described in clause (i) above, such event of default has been cured and accepted by the lender in its sole and absolute discretion, (B) with respect to a DSCR Event, the lender has determined that the JW Marriott Desert Springs Property has achieved an aggregate debt service coverage ratio under the JW Marriott Desert Springs Whole Loan and the related mezzanine loan of at least 1.30x for the immediately preceding 12 consecutive calendar months, (C) with respect to a management agreement default event, (x) such default has been remedied to the satisfaction of the lender and manager as evidenced by an estoppel certificate delivered to the lender from the manager, in form and substance reasonably acceptable to the lender and (y) there has been no default by the JW Marriott Desert Springs Borrower under the management agreement for 60 consecutive days, (D) with respect to a management agreement termination event, (x) the JW Marriott Desert Springs Borrower has entered into a new management agreement (or franchise agreement) with a hotel operator (“Replacement Management Agreement”) each acceptable to the lender in its sole discretion, and (y) the hotel operations at the JW Marriott Desert Springs Property have been operating for 60 consecutive days under the Replacement Management Agreement, without the occurrence of any default by the JW Marriott Desert Springs Borrower or manager thereunder or (E) with respect to a 6.5.1 Event, the lender has confirmed that the JW Marriott Desert Springs Borrower is in compliance with the terms of Section 6.5.1 of the loan agreement.

Property Management. The JW Marriott Desert Springs Property is brand-managed by Marriott Hotel Services, Inc.

Assumption. The borrower has a two-time right to transfer the JW Marriott Desert Springs Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably approves the proposed transferee based on the proposed transferee’s experience, financial strength and general business standing; (iii) an affiliate of the transferee acceptable to the lender executes a recourse guaranty and environmental indemnity identical in form and substance to those executed at loan closing; and (iv) if required by the lender, the lender has received confirmation from DBRS, Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-BNK4 certificates and similar confirmations from each rating agency rating any securities backed by the JW Marriott Desert Springs Pari Passu Companion Loan with respect to the ratings of such securities.

Right of First Refusal. The property manager, Marriott Hotel Services, Inc., has a right of first refusal to purchase the JW Marriott Desert Springs Property. A Subordination, Non-Disturbance and Attornment Agreement was entered into with Marriott, which states that the right of first refusal does not apply to a foreclosure, including judicial and nonjudicial foreclosure and deed-in-lieu of foreclosure, but will apply to subsequent transfers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The “JW Marriott Desert Springs Mezzanine Loan” refers to a loan in the original principal amount of $16,000,000 made to Newage Desert Springs Holding, LLC, a Delaware limited liability company, by Morgan Stanley Mortgage Capital Holdings LLC, secured by 100% of the direct or indirect equity interest in the JW Marriott Desert Springs Borrower and put in place simultaneously with the origination of the JW Marriott Desert Springs Whole Loan. The JW Marriott Desert Springs Mezzanine Loan has an interest rate of 10.390%, is interest-only, and is co-terminous with the JW Marriott Desert Springs Whole Loan. The JW Marriott Desert Springs Mezzanine Loan and the JW Marriott Desert Springs Whole Loan are subject to an intercreditor agreement between Morgan Stanley Bank, National Association, as senior lender, and Morgan Stanley Mortgage Capital Holdings LLC, as the initial mezzanine lender. The mezzanine loan was sold to an unaffiliated third party and securitized in the JWM 2017 Mezzanine Trust.

Ground Lease. A portion of the JW Marriott Desert Springs Property consisting of one of two 18-hole golf courses is comprised of a ground leasehold interest.

Terrorism Insurance. The JW Marriott Desert Springs Whole Loan documents require that the “all risk” insurance policy required to be maintained by the JW Marriott Desert Springs Borrower provide coverage for terrorism in an amount determined by the lender, but in no event more than the full replacement cost of the JW Marriott Desert Springs Property and 18 months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DAVENPORT

THE DAVENPORT
DAVENPORT
HubSpot
25

HubSpot HubSpot HubSpot
INBOUND IS EVERYWHERE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DAVENPORT

The Davenport
25 First Street
Cambridge, MA 02141
Somerville
Everett
Mystic River
MIDDLESEX COUNTY
Charlestown
CAMBRIDGE
BOSTON
Beacon Hill
Downtown
North End
Gov't Center
Chinatown
Back Bay
Fenway
South End
Brookline
NORFOLK COUNTY
SUFFOLK COUNTY
Mission Hill
Roxbury
Charles River
Boston Common
Back Bay Fens
Massachusetts Institute of Technology
Harvard University
Harvard Business School
Boston University
Boston Naval Shipyard Natl. Historic Site
Logan Intl. Airport 2 miles
Mass Pike
Memorial Dr
Storrow Memorial Dr
Massachusetts Ave
Cambridge St
Commonwealth Ave
Columbus Ave
Mass Ave
Soldiers Field Rd
McGrath Hwy
Charles River Reservation
Museum of Science
Massachusetts General Hospital
TD Garden
Prudential Center
Copley Place
Northeastern University
Harvard Medical School
Boston Convention & Exhibition Ctr.
Peabody
Salem
Lynn
Medford
Malden
Revere
Waltham
Newton
Quincy
Weymouth
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 - The Davenport

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$50,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$50,000,000			Location:	Cambridge, MA
% of Initial Pool Balance:	5.0%			Size:	230,864 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$454.81
Borrower Name:	Davenport Owner (DE) LLC			Year Built/Renovated:	1888/2015
Borrower Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	4.220%			Property Manager:	Self-managed
Note Date:	February 6, 2017			4th Most Recent Occupancy:	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy:	100.0% (12/31/2014)
Maturity Date:	February 11, 2027			2nd Most Recent Occupancy(4):	71.5% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	93.2% (1/31/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	L(26),D(89),O(5)			3rd Most Recent NOI(5):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(5):	$6,085,945 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$5,850,147 (Annualized 11 11/30/2016)
Additional Debt Type(1):	Pari Passu; Future Mezzanine

				U/W Revenues:	$13,321,827
Escrows and Reserves(3):				U/W Expenses:	$4,276,442
				U/W NOI(5):	$9,045,386
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$8,368,772
Taxes	$0	Springing	NAP	U/W NOI DSCR(1):	2.01x
Insurance	$0	Springing	NAP	U/W NCF DSCR(1):	1.86x
Replacement Reserves	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.6%
Deferred Maintenance	$5,225	$0	NAP	U/W NCF Debt Yield(1):	8.0%
TI/LC Reserve	$0	Springing	(3)	As-Stabilized Appraised Value(6):	$214,000,000
Rent Abatement Reserve	$2,030,190	$78,177	$938,123	As-Stabilized Appraisal Valuation Date(6):	November 1, 2018
HubSpot TI/LC Reserve	$7,938,810	$181,108	$2,173,299	Cut-off Date LTV Ratio(1):	49.1%
HubSpot Basement Reserve	$94,633	$94,633	$1,135,600	LTV Ratio at Maturity(1):	49.1%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of The Davenport Whole Loan (as defined below) as of the Cut-off Date.
(2)	See “The Borrower Sponsors” section.
(3)	See “Escrows” section.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section.
(6)	See “Appraisal” section. The Davenport Property (as defined below) has an “As-is” Appraised Value of $204,000,000, resulting in an As-is Cut-off Date LTV Ratio and LTV Ratio at Maturity of 51.5%.

The Mortgage Loan. The mortgage loan (“The Davenport Mortgage Loan”) is part of a whole loan ( “The Davenport Whole Loan”) that is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a class A office property located in Cambridge, Massachusetts (“The Davenport Property”). The Davenport Whole Loan was originated on February 6, 2017 by Wells Fargo Bank, National Association. The Davenport Whole Loan had an original principal balance of $105,000,000, has an outstanding principal balance as of the Cut-off Date of $105,000,000 and accrues interest at an interest rate of 4.220% per annum. The Davenport Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments. The Davenport Whole Loan matures on February 11, 2027.

Note A-2, which will be contributed to the BANK 2017-BNK4 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents the non-controlling interest in The Davenport Whole Loan. The controlling Note A-1, which had an original principal balance of $55,000,000, was contributed to the WFCM 2017-RB1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Davenport Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DAVENPORT

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$55,000,000	WFCM 2017-RB1	Yes
A-2	$50,000,000	BANK 2017-BNK4	No
Total	$105,000,000

Following the lockout period, the borrower has the right to defease The Davenport Whole Loan in whole, but not in part, on any date before October 11, 2026. In addition, The Davenport Whole Loan is prepayable without penalty on or after October 11, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 11, 2019.

Sources and Uses

Sources			Uses
Original whole loan amount	$105,000,000	49.0%	Purchase price	$202,500,000	94.5%
Borrower Sponsor’s new cash contribution	109,393,255	51.0	Reserves	10,068,858	4.7
			Closing costs	1,824,397	0.9
Total Sources	$214,393,255	100.0%	Total Uses	$214,393,255	100.0%

The Property. The Davenport Property is a four story, class A office building totaling 230,864 square feet and located in Cambridge, Massachusetts, approximately 1.4 miles northwest of the Boston central business district. Built in 1888 and renovated in 2015, The Davenport Property is situated on a full 1.6-acre city block. The previous owners invested approximately $26.7 million into The Davenport Property including $11.0 million of capital expenditures, $7.8 million in prior tenant improvement and leasing commissions (“TI/LC”), and $7.9 million in current TI/LCs, which have been reserved upfront. The capital expenditures include a completely redesigned and upgraded lobby, elevator modernization and cab upgrade, roof replacement and repairs, façade improvements, and building system upgrades to the HVAC and fire alarm. The Davenport Property also has Wired Certified Gold internet infrastructure and connectivity and features many amenities for the younger, tech-oriented workforce including nap rooms, common areas for collaborative work and an employee cafeteria and conference center.

The Davenport Property serves as the global headquarters of HubSpot, a provider of cloud-based marketing and sales software for small and mid-size businesses. HubSpot uses integrated applications, such as social media, search engine optimization, blogging, website content management, marketing automation, email, and analytics and reporting, which enable businesses to attract visitors to their websites, convert visitors into leads, and close leads into customers. HubSpot’s products allow its customers to easily execute, manage and analyze sophisticated email marketing campaigns. According to a third party industry research report, HubSpot is a leader in the marketing automation industry and controls approximately 50% of global market share and approximately 29% of U.S. market share. HubSpot has over 23,000 customers in more than 90 countries and strong customer relationships as evidenced by its monthly subscription retention rate of over 90%. HubSpot is a publicly traded company on the New York Stock Exchange (HUBS) and had a market capitalization of $2.2 billion as of March 1, 2017.

HubSpot has been in occupancy since 2010 and has gradually expanded within The Davenport Property. In 2015, in order to facilitate its rapid growth, HubSpot executed a long-term lease renewal through October 2027 for its 118,561 square feet of space and added 66,887 square feet of expansion space. HubSpot currently occupies 185,448 square feet (80.3% of net rentable area). Further, HubSpot’s lease has contractual phased-in expansions to lease 100% of the net rentable area at The Davenport Property by May 2018. The first expansion will commence on January 1, 2018 and encompass 18,674 square feet (8.1% of net rentable area), and the second expansion will occur on May 1, 2018 where HubSpot will take over 11,064 square feet (4.8% of net rentable area). After the second expansion, HubSpot is contractually obligated to lease the 15,678 square feet (6.8% of net rentable area) of basement space. These three spaces are collectively referred to as the “Put Premises” (see “Major Tenants” section). On December 1, 2020, HubSpot’s below market rent on its original 118,561 square feet of space will be re-set to $57.00 per square foot, triple net, bringing its rent in-line with the expansion spaces. The Davenport Property will benefit from the December 2020 rent re-set, which will equate to an increase in effective gross income of approximately $4.7 million by year-end 2021.

The Davenport Property does not offer on-site parking but has a long-term 99-year parking agreement with the City of Cambridge, which was executed on November 18, 1985, to lease up to 250 parking spaces at the adjacent parking garage, resulting in a parking ratio of 1.1 spaces per 1,000 square feet of rentable area. HubSpot is contractually obligated to lease a minimum of 202 parking spaces. As of January 31, 2017, The Davenport Property was 93.2% occupied by three tenants (see “Major Tenants” section).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DAVENPORT

The following table presents certain information relating to the tenancy at The Davenport Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
HubSpot(2)(3)	NR/NR/NR	185,448	80.3%	$42.54	$7,889,432	84.2%	10/31/2027(7)
Atlas Venture(4)	NR/NR/NR	18,674	8.1%	$54.00	$1,008,396	10.8%	10/31/2017
Nature Publishing Group(5)	NR/NR/NR	11,064	4.8%	$43.00	$475,752	5.1%	4/30/2018
Total Major Tenants		215,186	93.2%	$43.56	$9,373,580	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		215,186	93.2%	$43.56	$9,373,580	100.0%

Vacant Space(6)		15,678	6.8%

Collateral Total		230,864	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2018 totaling $448,637.
(2)	HubSpot occupies eight office spaces totaling 185,448 square feet. The office spaces have Annual U/W Base Rent PSFs of $36.15 (four spaces totaling 112,930 square feet), $34.65 (one space totaling 5,631 square feet), and $54.00 (three spaces totaling 66,887 square feet).
(3)	HubSpot is receiving six months free rent through June 2017 on 15,910 square feet (6.9% of net rentable area) and eight months free rent through August 2017 on 42,834 square feet (18.6% of net rentable area). This free rent amount has been reserved upfront at closing.
(4)	“Put Premise A” and “Put Premise B” are currently occupied by Atlas Venture through October 31, 2017. HubSpot is contractually obligated to take possession of these spaces by January 1, 2018. Annual U/W Base Rent PSF of $54.00 is based on HubSpot’s contractual rent beginning on January 1, 2018. Atlas Venture currently leases Put Premise A for $35.78 per square foot and Put Premise B for $49.00 per square foot.
(5)	“Put Premise C” is currently occupied by Nature Publishing Group through April 30, 2018. HubSpot is contractually obligated to take possession of Put Premise C by May 1, 2018 at a rental rate of $55.00 per square foot. Annual U/W Base Rent PSF of $43.00 is based on Nature Publishing Group’s May 2017 contractual rent step.
(6)	Vacant Space is comprised of 5,678 square feet of basement office space and 10,000 square feet of basement storage space. Upon the commencement of Put Premise C, HubSpot is contractually obligated to lease the basement office space for $48.00 per square foot and the basement storage space for $15.00 per square foot. Both spaces were underwritten as vacant, but HubSpot will likely use this space for a tenant amenity.
(7)	HubSpot has two, 5-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at The Davenport Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	2(3)	18,674	8.1%	18,674	8.1%	$1,008,396	10.8%	$54.00
2018	1(4)	11,064	4.8%	29,738	12.9%	$475,752	5.1%	$43.00
2019	0	0	0.0%	29,738	12.9%	$0	0.0%	$0.00
2020	0	0	0.0%	29,738	12.9%	$0	0.0%	$0.00
2021	0	0	0.0%	29,738	12.9%	$0	0.0%	$0.00
2022	0	0	0.0%	29,738	12.9%	$0	0.0%	$0.00
2023	0	0	0.0%	29,738	12.9%	$0	0.0%	$0.00
2024	0	0	0.0%	29,738	12.9%	$0	0.0%	$0.00
2025	0	0	0.0%	29,738	12.9%	$0	0.0%	$0.00
2026	0	0	0.0%	29,738	12.9%	$0	0.0%	$0.00
2027	8	185,448	80.3%	215,186	93.2%	$7,889,432	84.2%	$42.54
Thereafter	0	0	0.0%	215,186	93.2%	$0	0.0%	$0.00
Vacant(5)	0	15,678	6.8%	230,864	100.0%	$0	0.0%	$0.00
Total/Weighted Average	11(6)	230,864	100.0%			$9,373,580	100.0%	$43.56

(1)	Information obtained from the underwritten rent roll.
(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(3)	Put Premise A and Put Premise B are currently occupied by Atlas Venture through October 31, 2017. HubSpot is contractually obligated to take possession of these spaces by January 1, 2018. Annual U/W Base Rent PSF of $54.00 is based on HubSpot’s contractual rent beginning on January 1, 2018. Atlas Venture currently leases Put Premise A for $35.78 per square foot and Put Premise B for $49.00 per square foot.
(4)	Put Premise C is currently occupied by Nature Publishing Group through April 30, 2018. HubSpot is contractually obligated to take possession of Put Premise C by May 1, 2018 at a rental rate of $55.00 per square foot.
(5)	Vacant Space is comprised of 5,678 square feet of basement office space and 10,000 square feet of basement storage space. Upon the commencement of Put Premise C, HubSpot is contractually obligated to lease the basement office space for $48.00 per square foot and the basement storage space for $15.00 per square foot.
(6)	The Davenport Property is occupied by three tenants subject to 11 leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DAVENPORT

The following table presents historical occupancy percentages at The Davenport Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)(2)	12/31/2016(1)(2)	1/31/2017(3)
100.0%	100.0%	71.5%	100.0%	93.2%

(1)	Information obtained from the borrower.
(2)	HubSpot expanded into the space formerly occupied by Sonos and Zipcar, which vacated in 2015.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at The Davenport Property:

Cash Flow Analysis(1)

	2015	Annualized 11 11/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF	Year 4 12/31/2021(2)
Base Rent	$8,832,174	$6,853,343	$9,373,580(3)	70.4%	$40.60	$13,152,367
Grossed Up Vacant Space	0	0	422,544	3.2	1.83	0
Total Reimbursables	785,719	2,535,443	3,524,376	26.5	15.27	4,300,986
Other Income	778,407	476,360	491,134	3.7	2.13	557,924
Less Vacancy & Credit Loss	0	0	(489,806)	(3.7)	(2.12)	0
Effective Gross Income	$10,396,300	$9,865,147	$13,321,827	100.0%	$57.70	$18,011,277

Total Operating Expenses	$4,310,355	$4,014,999	$4,276,442	32.1%	$18.52	$4,975,245

Net Operating Income	$6,085,945(4)	$5,850,147(4)	$9,045,386(4)	67.9%	$39.18	$13,036,032
TI/LC	0	0	630,441	4.7	2.73	0
Capital Expenditures	0	0	46,173	0.3	0.20	66,862
Net Cash Flow	$6,085,945	$5,850,147	$8,368,772	62.8%	$36.25	$12,969,170

NOI DSCR(5)	1.35x	1.30x	2.01x			2.90x
NCF DSCR(5)	1.35x	1.30x	1.86x			2.89x
NOI DY(5)	5.8%	5.6%	8.6%			12.4%
NCF DY(5)	5.8%	5.6%	8.0%			12.4%

(1)	Historical financials prior to 2015 are not available as The Davenport Property was acquired in February 2017 and the seller did not provide historical cash flows.
(2)	Year 4 12/31/2021 is based on the appraiser’s as-stabilized discounted cash flow analysis when HubSpot will be leasing 100.0% of The Davenport Property at $58.00 per square foot for the office space (see “Appraisal” section).
(3)	In addition to the HubSpot expansion spaces, Base Rent includes contractual rent steps through March 2018 totaling $448,637 (see “Major Tenants” section).
(4)	U/W Net Operating Income is greater than 2015 and Annualized 11 11/30/2016 due to HubSpot leasing the three expansion spaces, Put Premise A and Put Premise B. HubSpot had not yet commenced paying rent on those spaces.
(5)	The debt service coverage ratios and debt yields are based on The Davenport Whole Loan.

Appraisal. As of the appraisal valuation date of January 19, 2017, The Davenport Property had an “as-is” appraised value of $204,000,000, which equates to an “as-is” Cut-off Date LTV Ratio of 51.5%. The appraiser also concluded to an “as-stabilized” value of $214,000,000 as of November 1, 2018, which equates to an “as-stabilized” Cut-off Date LTV Ratio of 49.1%. The appraiser also concluded to a dark value of $162,000,000, which equates to a loan to dark value of 64.8%.

Environmental Matters. According to a Phase I environmental site assessment dated January 18, 2017, there was no evidence of any recognized environmental conditions at The Davenport Property.

Market Overview and Competition. The Davenport Property is located in Cambridge, Massachusetts, approximately 1.4 miles northwest of the central business district of Boston one block from the MBTA Lechmere Green Line station and 3.4 miles west of Boston Logan International Airport. The Davenport Property is located within the East Cambridge neighborhood of the Kendall Square area of Boston, which is known for its concentration of life science, pharmaceutical, technology firms and its proximity to the Massachusetts Institute of Technology (“MIT”), which is located approximately 1.0 mile southwest of The Davenport Property. Additional businesses in the Kendall Square area include Google, Biogen Idec, Camp, Dresser, McKee, Whitehead Institute for Biomedical Research, Genzyme, Novartis, Vertex, and the John A. Volpe National Transportation Systems Center.

According to a third-party report, the Boston area is home to 35 colleges and universities, including Harvard and MIT and serves as a hub for life sciences research and technology companies. Cambridge is home to 14 innovative incubators and co-working spaces, including the Cambridge Innovation Center (“CIC”), which was founded in 1999 and has been home to over 3,500 companies. Companies originally founded at CIC have created over $3.9 billion in publicly disclosed exit value since 2001 and have raised approximately $2.7 billion in venture capital and strategic investment since 2001. Additionally, Cambridge-based companies raised approximately $1.0 billion in 21 venture capital placements in 2016. According to a third party market research report, the 2016 estimated population within a one-, three- and five- mile radius of The Davenport Property was 45,036, 455,360 and 977,515. The 2016 estimated average household income within the same radii was $117,803, $98,958 and $92,307.

According to a third party market research report, the most significant impact on commercial real estate, particularly in Boston, comes from shifting demographic preferences like access to collaborative space, live/work/play environments and proximity to urban amenities, which drive corporate site selection. Cambridge has benefited from this as rents continue to grow and availability remains limited. In addition, The Davenport Property is located within the East Cambridge/Kendall Square submarket of the Boston office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DAVENPORT

market. As of the fourth quarter of 2016, the class A office submarket reported an inventory of 58 buildings totaling approximately 13.0 million square feet with a 2.9% vacancy rate, an asking rental rate of $78.01 per square foot, gross, and positive absorption of 120,373 square feet.

The appraiser concluded to market rents for The Davenport Property of $71.00 per square foot, gross, for office space on floors 1-4; $48.00 per square foot, gross, for basement office space; and $15.00 per square foot, gross, for storage space. Overall, the appraiser concluded that the in-place rents at The Davenport Property are below market levels, but are expected to increase to market levels by December 2020 due to HubSpot’s contractual rent increases of $1.00 per square foot per year.

The following table presents certain information relating to comparable office leases for The Davenport Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
55 Cambridge Pky Cambridge, MA	1985/NAP	9	275,968	100%	0.4 miles	Flagship Ventures	October 2016 / 12.0 Years	20,623	$73.00	Gross
One Broadway Cambridge, MA	1969/2000	16	312,000	100%	0.7 miles	Facebook, Inc.	September 2016 / 5.0 Years	18,768	$79.00	Modified Gross
55 Cambridge Pky Cambridge, MA	1985/NAP	9	275,968	100%	0.4 miles	CarGurus	September 2016 / 6.3 Years	30,534	$73.00	Gross
One Kendall Square Cambridge, MA	1887/1985	3	19,821	100%	0.9 miles	Toyota	July 2016 / 7.0 Years	13,000	$74.00	Gross
Canal Park Cambridge, MA	1983/2015	4	101,457	100%	180 feet	HubSpot	April 2016 / 6.8 Years	8,562	$69.00	Modified Gross
One Memorial Cambridge, MA	1985/2007	17	352,905	100%	0.8 miles	Microsoft	February 2016 / 10.5 Years	156,000	$67.50	Net
Riverfront Office Park Cambridge, MA	1986/NAP	14	305,589	98.2%	0.6 miles	MIT	June 2015 / 6.0 Years	45,868	$69.00	Gross
450 Kendall St Cambridge, MA	2014/NAP	5	64,000	100%	0.6 miles	MPM Capital	January 2015 / 7.0 Years	14,700	$59.00	Net

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is Davenport Owner (DE) LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Davenport Whole Loan.

The Borrower Sponsors. The borrower sponsors are OPG Investment Holdings US Inc. (“OPG”) and Alony-Hetz Properties & Investments Ltd. (“Alony-Hetz”). Alony-Hetz was established in 1989 and is one of Israel’s largest real estate investment holding companies, with assets in Israeli and overseas. Alony-Hetz primarily focuses on real estate with long-term leases and quality tenant rosters. OPG, also known as Oxford Properties Group, is the real estate arm of the Ontario Municipal Employees Retirement System (“OMERS”). OMERS is one of Canada’s largest pension funds with net assets of $85.2 billion as of year-end 2016, representing an $8.1 billion increase over 2015. OPG is a global platform for real estate investment, development and management with over 2,000 employees and over $40 billion of real assets under management, including seven office properties in Boston totaling more than 4.0 million square feet.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $5,225 for deferred maintenance, $2,030,190 for rent abatements (excluding the Put Premises), $7,938,810 for TI/LC obligations related to HubSpot, and $94,633 for HubSpot’s basement reserve.

The loan documents provide for ongoing monthly escrows of $78,177 for rent abatements related to the Put Premises (subject to a cap of $938,123), $181,108 for HubSpot TI/LCs (subject to a cap of $2,173,299), and $94,633 for HubSpot’s basement reserve (subject to a cap of $1,135,600). The loan documents do not require ongoing monthly escrows for taxes, replacements reserves, and TI/LCs as long as no Cash Trap Event Period (as defined below) has occurred and is continuing, or with regard to insurance premiums, as long as (i) no Cash Trap Event Period (as defined below) has occurred and is continuing, (ii) borrower provides the lender with evidence that The Davenport Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect and (iii) borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums. During a Cash Trap Event Period, TI/LC reserves will be capped at $25.00 multiplied by the net rentable area of The Davenport Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DAVENPORT

Lockbox and Cash Management. The Davenport Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay all rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is required to be distributed to the borrower. During a Cash Trap Event Period, all rents are required to be swept to a lender-controlled cash management account and excess cash flow is held by lender as additional collateral unless the Cash Trap Event Period is triggered by clause (iii) in the paragraph below, in which event all excess funds will be swept to a subaccount for the payment of potential re-leasing expenses related to the HubSpot space (the “HubSpot Reserve Subaccount”).

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.25x for two consecutive quarters; or (iii) the occurrence of a HubSpot Trigger Event (as defined below).

A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and with respect to clause (iii), upon the earlier of (a) the date on which the aggregate amount of funds deposited in the HubSpot Reserve Subaccount equals or exceeds the applicable HubSpot Reserve Cap (as defined below); (b) HubSpot’s space is at least 90% occupied by HubSpot and/or one or more satisfactory replacement tenants paying full unabated rent in an amount not less than HubSpot’s weighted average contractual rental rate, and all TI/LCs provided have been paid and accepted; (c) the borrower executes new leases with one or more tenants resulting in The Davenport Property achieving a net cash flow debt yield of 7.2% or more, and all TI/LCs provided have been paid and accepted; or (d) HubSpot is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction.

A “HubSpot Trigger Event” will occur upon the earlier of HubSpot (1) failing to renew its lease on or prior to March 1, 2026; (2) failing to occupy at least 67% of its space; or (3) entering into or being subject to bankruptcy or similar insolvency proceedings.

The “HubSpot Reserve Cap” is an amount equal to the product of (a) the net rentable square footage of the HubSpot space and (b) $50.00. With regard to a HubSpot Trigger Event triggered by clause (2) above, the HubSpot Reserve Cap will be reduced proportionately if (I) any of the HubSpot space is re-leased; (II) all tenant obligations have been paid with respect to such re-leased space; and (III) the replacement tenant has unconditionally accepted possession of such re-leased space (“Proportionate HubSpot Reduction”). A Proportionate HubSpot Reduction does not apply to a HubSpot Trigger Event triggered by clauses (1) or (3) above.

Property Management. The Davenport Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer The Davenport Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-BNK4 certificates and similar confirmations from each rating agency rating any securities backed by The Davenport Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing and upon written notice provided to the lender, the borrower is permitted to incur future mezzanine indebtedness, provided that (a) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender; (b) the mezzanine loan will have a term that is at least co-terminus with The Davenport Whole Loan; (c) the combined loan-to-value ratio will not be greater than 51.5%; (d) the debt service coverage ratio of The Davenport Whole Loan and the mezzanine loan will not be less than 1.82x; (e) a rating agency confirmation from DBRS, Fitch, and Moody’s that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-BNK4 Certificates or similar ratings confirmations from each rating agency rating any securities backed by The Davenport Companion Loan with respect to the ratings of such securities; and (f) any other requirements as stated under the loan documents are met.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Davenport Property (provided the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption insurance coverage on a stand-alone basis if the Terrorism Risk Insurance Program Authorization Act is no longer in effect), as well as business interruption insurance covering no less than an amount equal to 100% of the projected gross income from The Davenport Property on an actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of The Davenport Property is completed, or the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm and Flood Insurance. The loan documents require windstorm and flood insurance covering the full replacement cost of The Davenport Property during the loan term.  At the time of loan closing, The Davenport Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA 500

PLAZA 500
SMOOT LUMBER
CENTER FOR EMPLOYMENT TRAINING
PRECISION
ECONO BUILDING MAINTENANCE
SERVICESOURCE, INC.
LANDMARK
SOCIAL SECURITY
NEW HAVEN MOVING EQUIPMENT
VCU SCHOOL OF SOCIAL WORK
PAXTON VAN LINES
VERIZON
ABITAT FOR HUMANITY
6295 EDSALL ROAD
6295

PLAZA 500

PRECISION
PRECISION

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA 500

Falls Church
West Falls Church
FAIRFAX COUNTY
Lake Barcroft
Annandale
Lincolnia
Baileys Crossroads
ARLINGTON
ARLINGTON COUNTY
ARLINGTON NATIONAL CEMETERY
The Pentagon
WASH. D.C.
Crystal City
Reagan National Airport
Potomac
ALEXANDRIA
Landmark
Springfield
Rose Hill
Franconia
Kingstowne
Mt. Vernon
Old Town
Huntley Meadows Park
US Coast Guard Radio Station
Fort Belvoir US Army Reserve
Dulles Intl. Airport 28 miles
Capital Beltway
METRO BLUE LINE
Henry G. Shirley Mem. Hwy
Plaza 500
6295 Edsall Road
Alexandria, VA 22312
Rockville
Wheaton
Silver Spring
Bethesda
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
VIRGINIA
MARYLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Plaza 500

Loan Information				Property Information
Mortgage Loan Seller:	Bank of America, N.A.			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$48,750,000			Specific Property Type:	Flex
Cut-off Date Balance:	$48,750,000			Location:	Alexandria, VA
% of Initial Pool Balance:	4.8%			Size:	502,807 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$96.96
Borrower Name:	MFVI PLAZA 500, LLC			Year Built/Renovated:	1973/1989
Sponsor:	Mark Matan			Title Vesting:	Fee
Mortgage Rate:	4.565%			Property Manager:	Self-managed
Note Date:	February 17, 2017			4th Most Recent Occupancy (As of):	96.6% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	95.9% (12/31/2014)
Maturity Date:	March 1, 2027			2nd Most Recent Occupancy (As of):	86.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	90.5% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	86.4% (2/15/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$4,925,925 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$5,257,488 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$4,915,419 (12/31/2015)
Additional Debt:	NAP			Most Recent NOI (As of):	$4,908,893 (12/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$6,098,427
				U/W Expenses:	$1,850,979
				U/W NOI:	$4,247,448
Escrows and Reserves(1):				U/W NCF:	$4,048,918
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.88x
Taxes	$195,000	$65,000	NAP	U/W NCF DSCR:	1.79x
Insurance	$1,250	$625	NAP	U/W NOI Debt Yield:	8.7%
Deferred Maintenance	$24,688	$0	NAP	U/W NCF Debt Yield:	8.3%
Replacement Reserve	$250,000	$6,285	NAP	As-Is Appraised Value:	$75,000,000
TI/LC Reserve	$250,000	$8,380	NAP	As-Is Appraisal Valuation Date:	January 26, 2017
Landlord Obligation Reserve	$728,579	$0	NAP	Cut-off Date LTV Ratio:	65.0%
Free Rent Reserve	$226,086	$0	NAP	LTV Ratio at Maturity or ARD:	65.0%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Plaza 500 Mortgage Loan”) is evidenced by a promissory note secured by a first lien mortgage encumbering an industrial property located in Alexandria, Virginia (the “Plaza 500 Property”). The Plaza 500 Mortgage Loan was originated on February 17, 2017 by Bank of America, N.A, had an original principal balance of $48,750,000, has an outstanding principal balance as of the Cut-off Date of $48,750,000 and accrues interest at an interest rate of 4.565% per annum. The Plaza 500 Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the loan term. The Plaza 500 Mortgage Loan matures on March 1, 2027.

Following the lockout period, the borrower has the right to defease the Plaza 500 Mortgage Loan in whole, but not in part, on any date before December 1, 2026. The Plaza 500 Mortgage Loan is prepayable without penalty on or after December 1, 2026.

Sources and Uses

Sources			Uses
Original loan amount	$48,750,000	62.3%	Purchase price	$75,000,000	95.8%
Borrower equity	29,510,743	37.7	Reserves	1,675,602	2.1
			Closing costs	1,585,141	2.0
Total Sources	$78,260,743	100.0%	Total Uses	$78,260,743	100.0%

The Property. The Plaza 500 Property consists of the fee interests in two single-story industrial/flex buildings totaling 502,807 square feet located in Alexandria, Virginia, approximately 15 miles south of downtown Washington, D.C. The Plaza 500 Property was built in 1973, renovated in 1989 and is currently utilized 65.4% as warehouse and 34.6% as office. The warehouse component is served by 46 grade level overhead doors and 10 dock high overhead doors with clear heights of 18’ - 22’ feet. There are 1,115 surface parking spaces (approximately 2.2 spaces per 1,000 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA 500

As of February 15, 2017, the Plaza 500 Property was 86.4% leased by five industrial and nine flex/office tenants. 41.4% of the NRA has been in occupancy for 10 years and longer. There are four credit-rated tenants at the Plaza 500 Property including GSA- Social Security Administration, GSA- Federal Bureau of Investigation, Commonwealth of Virginia and Verizon Virginia, Inc., representing 20.7% of the underwritten base rent.

The following table presents certain information relating to the tenancy at the Plaza 500 Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Warehouse Tenants
Stock Building Supply	NR/NR/NR	135,338	26.9%	$10.12	$1,369,621	27.6%	2/29/2024
Paxton Van Lines, Inc.(1)	NR/NR/NR	143,440	28.5%	$6.44	$923,123	18.6%	8/31/2023
Precision Doors & Hardware	NR/NR/NR	36,658	7.3%	$10.25	$375,745	7.6%	2/29/2024
GSA- Social Security Administration	AAA/Aaa/AAA	13,202	2.6%	$32.01	$422,596	8.5%	4/24/2018
Total Warehouse Tenants		328,638	65.4%	$9.41	$3,091,084	62.2%

Major Flex/Office Tenants
Service Source, Inc.(2)	NR/NR/NR	27,603	5.5%	$14.69	$405,580	8.2%	5/31/2020(3)
The New Haven Company	NR/NR/NR	16,618	3.3%	$9.81	$163,010	3.3%	4/30/2020
GSA- Federal Bureau of Investigation	AAA/Aaa/AAA	15,762	3.1%	$21.27	$335,258	6.7%	6/30/2022(4)
Center For Employment Training	NR/NR/NR	14,800	2.9%	$21.19	$313,568	6.3%	8/31/2021
Landmark Education	NR/NR/NR	13,402	2.7%	$23.88	$319,978	6.4%	10/31/2022
Total Major Flex/Office Tenants		88,185	17.5%	$17.43	$1,537,394	30.9%
Non-Major Flex/Office Tenants		17,359	3.5%	$19.65	$341,121	6.9%
Total Flex/Office Tenants		105,544	21.0%	$17.80	$1,878,515	37.8%

Occupied Total		434,182	86.4%	$11.45	$4,969,599	100.0%

Vacant Space		68,625	13.6%

Collateral Total	502,807		100.0%

(1)	Paxton Van Lines, Inc. is entitled to a six month partial rent abatement (for its expansion space) beginning April 1, 2017 equal to $37,681 per month.

(2)	Service Source, Inc. occupies 14,480 square feet of flex space under a lease expiring May 31, 2020 which requires base rent of $9.02 PSF and occupies 13,123 square feet of office space under a lease expiring July 31, 2020 which requires base rent of $20.95 PSF.

(3)	Service Source, Inc. has a termination right should the government (Medicaid and Fairfax County) cancel its contract with the tenant. Service Source, Inc. also has a termination right for its 13,123 square feet of office space in March 2018 or March 2019 upon 9 months’ notice and payment of unamortized broker fees and tenant improvements.

(4)	GSA- Federal Bureau of Investigation has a termination right after June 30, 2019 upon 120 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA 500

The following table presents certain information relating to the lease rollover schedule at the Plaza 500 Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	2	1,536	0.3%	1,536	0.3%	$43,131	0.9%	$28.08
2018	1	13,202	2.6%	14,738	2.9%	$422,596	8.5%	$32.01
2019	0	0	0.0%	14,738	2.9%	$0	0.0%	$0.00
2020	4	47,103	9.4%	61,841	12.3%	$610,682	12.3%	$12.96
2021	1	14,800	2.9%	76,641	15.2%	$313,568	6.3%	$21.19
2022	5	42,105	8.4%	118,746	23.6%	$911,133	18.3%	$21.64
2023	2	143,440	28.5%	262,186	52.1%	$923,123	18.6%	$6.44
2024	2	171,996	34.2%	434,182	86.4%	$1,745,365	35.1%	$10.15
2025	0	0	0.0%	434,182	86.4%	$0	0.0%	$0.00
2026	0	0	0.0%	434,182	86.4%	$0	0.0%	$0.00
2027	0	0	0.0%	434,182	86.4%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	434,182	86.4%	$0	0.0%	$0.00
Vacant	0	68,625	13.6%	502,807	100.0%	$0	0.0%	$0.00
Total/Weighted Average	17	502,807	100.0%			$4,969,599	100.0%	$11.45

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Plaza 500 Property:

Historical Occupancy(1)

12/31/2013	12/31/2014	12/31/2015	12/31/2016	2/15/2017
96.6%	95.9%	86.7%	90.5%	86.4%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Plaza 500 Property:

Cash Flow Analysis(1)

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$6,695,150	$6,364,653	$6,228,465	$6,354,967	$4,969,599	81.5%	$9.88
Grossed Up Vacant Space	0	0	0	0	1,039,091	17.0	2.07
Total Reimbursables	1,137,684	1,282,277	1,243,599	1,322,952	907,915	14.9	1.81
Other Income(2)	24,307	20,187	39,197	42,113	220,913	3.6	0.44
Less Vacancy & Credit Loss	(1,074,914)	(457,989)	(623,183)	(736,652)	(1,039,091)	(17.0)	(15.0%)
Effective Gross Income	$6,782,227	$7,209,128	$6,888,078	$6,983,380	$6,098,427	100.0%	$12.13

Total Operating Expenses(3)	1,856,302	1,951,640	1,972,659	2,074,487	1,850,979	30.4	3.68
Net Operating Income	$4,925,925	$5,257,488	$4,915,419	$4,908,893	$4,247,448	69.6%	$8.45

TI/LC	0	0	0	0	123,109	2.0	0.24
Capital Expenditures	0	0	0	0	75,421	1.2	0.15
Net Cash Flow	$4,925,925	$5,257,488	$4,915,419	$4,908,893	$4,048,918	66.4%	$8.05

NOI DSCR	2.18x	2.33x	2.18x	2.18x	1.88x
NCF DSCR	2.18x	2.33x	2.18x	2.18x	1.79x
NOI DY	10.1%	10.8%	10.1%	10.1%	8.7%
NCF DY	10.1%	10.8%	10.1%	10.1%	8.3%

(1)	U/W Base Rent includes contractual rent steps through February 2018.
(2)	Other Income includes lobby kiosk income, parking lease income and yard lease income.

(3)	Total Operating Expenses for 2016 include the prior seller’s reclassification of non-continuing expenses and expenses relating to the sale of the property totaling $181,418.

Appraisal. As of the appraisal valuation date of January 26, 2017, the Plaza 500 Property had an “as-is” appraised value of $75,000,000.

Environmental Matters. According to a Phase I environmental assessment dated February 1, 2017, there was no evidence of any recognized environmental conditions at the Plaza 500 Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA 500

Market Overview and Competition. The Plaza 500 Property is located in the southeast portion of Fairfax County, Virginia, near the I-95/ I-395/ I-495 interchange. Primary employment centers in the area are located in Washington, D.C., Arlington and Fairfax County, all within 15 to 25 miles of the Plaza 500 Property. The area is also home to Quantico Marine Base, which employs 5,500 civilians and 7,000 military personnel and houses over 3,500 family members on base, and to Fort Belvoir, a strategic sustaining base for the U.S. Army hosting two Army major command headquarters, 19 Army agencies, eight elements of the U.S. Army Reserve and Army National Guard and 26 Department of Defense agencies.

Immediately east of the Plaza 500 Property is Eisenhower West, the subject of a Small Area Plan which was adopted by the City of Alexandria in November 2015. This 620-acre planned area will be developed over the next 25 years, and will introduce six distinct neighborhoods, a new grid of streets, planned pedestrian, bike and car pathways, parks, a mixed use area of office/industrial, retail, residential and production/wholesale/repair buildings, and will link to the already established adjacent communities of Cameron Station and Summers Grove.

According to the appraisal, the 2016 estimated population within a one-, three-, and five-mile radius of the Plaza 500 Property was 26,246, 167,728, and 470,239, respectively and the 2016 average household income within the same radii was $96,052, $111,063, and $115,550, respectively.

The Plaza 500 Property is located within the Northern Virginia Industrial Market. As of the fourth quarter of 2016, the Northern Virginia market was comprised of over 73.1 million square feet of industrial space, including approximately 43.6 million square feet of warehouse space and approximately 29.6 million square feet of flex space. For the same period, the overall industrial vacancy rate was 7.5%, with a warehouse vacancy rate of 6.2% and flex vacancy rate of 9.5%. For the same period, warehouse absorption was over 1.1 million square feet and flex absorption was over 308,000 square feet.

According to the appraisal, there are five flex and six warehouse properties, containing 216,240 square feet and 414,008 square feet, respectively, expected to be delivered in 2017, which as of the end of 2016 were 31.3% pre-leased.

The following table presents certain information relating to comparable industrial leases for the Plaza 500 Property:

Comparable Industrial Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Shell Oil Industrial Park Alexandria, VA	1985	41,860	100%	1.7 miles	Barbizon	May-17/5.0 Yrs	12,600	$10.75	NNN

Gibson Warehouse Alexandria, VA	1979	45,000	100%	1.7 miles	Ferguson Enterprises Inc.	Oct-16/5.0 Yrs	11,550	$9.60	NNN

Newington Business Park Center Lorton, VA	1986	256,459	83%	6.8 miles	B&G Stainless Granite Kitchen Audet Construction Premium Auto	Oct-16/5.0 Yrs Sep-16/3.1 Yrs Sep-16/5.0 Yrs Jul-16/5.5 Yrs	4,461 3,172 1,628 7,181	$10.00 $10.50 $10.50 $9.87	NNN NNN NNN NNN

Springfield Eight Newington, VA	1984	76,201	88%	6.7 miles	Available (upper office) American Residential Services Builders Floor Service DMV Distributors	Jun-16/5.0 Yrs Aug-14/5.9 Yrs Dec-13/2.9 Yrs Dec-13/4.9 Yrs	8,966 12,377 2,940 16,777	$15.00 $10.30 $12.16 $8.22	NNN NNN NNN NNN

Springfield South Newington, VA	1985	217,364	90%	6.5 miles	Galaxie Granite Best Price DFH Express	Apr-16/2.0 Yrs Mar-16/5.0 Yrs Jan-16/5.3 Yrs	4,400 4,413 4,400	$7.57 $8.97 $8.50	NNN NNN NNN

Gunston Commerce Center – Building 4 Lorton, VA	2004	98,568	100%	11.7 miles	Chenega	May-15/3.3 Yrs	6,000	$13.00	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA 500

The following table presents certain information relating to comparable office leases for the Plaza 500 Property:

Comparable Office Leases(1)

Property Name/Location	Year Built	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	TI’s PSF/ Escalations
Beauregard Square Alexandria, VA	1985	3.3 miles	Confidential	Jul-16/5.0 Yrs	4,083	$22.00	$45.00/3.00%

Cherokee Business Center Building A Alexandria, VA	1986	1.5 miles	Goldbelt (Parabus) GINIA Thomas Rutherford	Apr-16/5.0 Yrs May-15/5.0 Yrs Apri-15/5.0 Yrs	4,086 4,047 11,955	$22.00 $22.50 $25.50	$8.00/2.75% $3.84/3.00% $6.30/3.00%

Cherokee Business Center Building B Alexandria, VA	1985	1.5 miles	GINIA Inc Universolutions RJK Enterprises Inc	May-15/3.0 Yrs Apr-15/2.0 Yrs Jan-15/10.0 Yrs	7,036 1,066 1,933	$22.50 $21.75 $24.50	$8.00/3.00% $0.00/3.00% $0.00/3.00%

Cherokee Business Center Building C Alexandria, VA	1983	1.5 miles	TWD & Associates Commonwealth Wall Systems	Apr-16/5.0 Yrs Apr-15/2.0 Yrs	8,653 1,196	$22.50 $22.00	$0.00/2.50% $0.00/3.00% Ann

(1)	Information obtained from the appraisal.

The Borrower. The borrower is MFVI PLAZA 500, LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plaza 500 Mortgage Loan. Mark Matan is the guarantor of certain nonrecourse carveouts under the Plaza 500 Mortgage Loan.

The Sponsor. The sponsor is Mark Matan, the managing partner of Matan Companies. Matan Companies was founded over 35 years ago, is headquartered in suburban Maryland and is a commercial real estate services and development firm offering asset management, leasing, development and property management services. Matan Companies has a current portfolio of over five million square feet of office/industrial properties with an additional three million square feet in development, as well as residential developments and a portfolio of multifamily units throughout Maryland, Virginia and North Carolina, primarily along I-270 from Frederick, Maryland down to Washington, D.C./Alexandria, Virginia.

Escrows. The borrower deposited $195,000 at closing for real estate taxes and is required to deposit on each monthly payment date an amount equal to one-twelfth of the taxes the lender estimates will be payable in the next 12 months (currently $65,000). The borrower deposited $1,250 at closing for insurance premiums and is required to deposit on each monthly payment date an amount equal to one-twelfth of the insurance premiums the lender estimates will be payable in the next 12 months (currently $625); provided that the requirement to deposit insurance premiums will be suspended if the borrower provides satisfactory evidence to the lender that the insurance coverage required by the Plaza 500 Mortgage Loan documents is being provided under acceptable blanket insurance policies.

The borrower has deposited at closing $24,688 for immediate repairs. The borrower has also deposited at closing $250,000 and is required to deposit on each monthly payment date $6,285 to a replacement and leasing costs reserve.

The borrower has deposited at closing $250,000 and is required to deposit on each monthly payment date $8,380 to a TI/LC reserve, which monthly payment will increase to $41,901 during the continuance of a Paxton Trigger Period (as defined below). The borrower has deposited at closing $728,579 for a landlord obligation reserve due specifically in connection with the Stock Building Supply and Precision Doors & Hardware tenants. Additionally, the borrower has deposited at closing $226,086 for free rent associated with the Paxton tenant in connection with the tenant’s recent renewal and expansion, expected to be fully disbursed by September 1, 2017.

A “Paxton Trigger Period” will occur upon the failure of the Paxton tenant to extend or renew its lease on or prior to its extension deadline and will end upon the earliest of (a) nine months thereafter or (b)(i) the Paxton tenant renewing or extending its lease or (ii) the entire Paxton’s leased space being leased to a replacement tenant and such replacement tenant being in occupancy, open to the public for business, and paying the full amount of the rent due under its lease.

Lockbox and Cash Management. The Plaza 500 Mortgage Loan is structured with a lender-controlled lockbox, which is already in place. The Plaza 500 Mortgage Loan documents require the borrower to direct all tenants to pay rent directly into such lockbox account, and also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account are distributed to the borrower. During a Cash Sweep Period, all funds in the lockbox account are swept to a lender-controlled cash management account and applied as provided in the loan documents. Also during the continuation of a Cash Sweep Period, all excess cash flow shall be retained and held by lender as additional security for the Plaza 500 Mortgage Loan.

A “Cash Sweep Period” will occur during (a) an event of default; (b) the debt service coverage ratio being less than 1.30x for three consecutive calendar months; or (c) a Stock Trigger Period (as defined below). A Cash Sweep Period will end upon (x) if caused by an event of default, the cure of such event of default; (y) if caused by the debt service coverage ratio being less than 1.30x, the debt service coverage ratio being equal to or greater than 1.35x for three consecutive calendar months; or (z) if caused by a Stock Trigger Period, the expiration of a Stock Trigger Period. Notwithstanding the foregoing, a Cash Sweep Period shall not be deemed to expire in the event that a Cash Sweep Period then exists for any other reason.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA 500

A “Stock Trigger Period” will occur upon the failure of the Stock Building Supply tenant to extend or renew its lease on or prior to the extension deadline, and will end upon (a) twelve months thereafter or (b)(i) the tenant renewing or extending its lease or (ii) the entire leased space being leased to a replacement tenant in occupancy, open to the public for business, and paying the full amount of rent due under its lease.

Property Management. The Plaza 500 Property is managed by Matan Companies, LLLP, an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Plaza 500 Property provided that certain conditions are satisfied, inter alia (i) no event of default is continuing; (ii) lender has approved of the transferee based on factors including its underwriting and credit requirements, the experience, track record and financial strength of the transferee and its principals; and (iii) if required by lender, lender has received rating agency confirmation.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Plaza 500 Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. GRANT HOTEL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. GRANT HOTEL

San Diego International Airport
Midtown
Laurel St.
N. Harbor Dr.
Pacific Hwy.
SAN DIEGO TROLLEY GREEN LINE
COASTER COMPUTER RAIL
Kettner Blvd.
India St.
State St.
Union St.
San Diego Fwy
Brant St.
Albatross St.
Laurel St.
Juniper St.
Park West
Front St.
1st Ave.
2nd Ave.
3rd Ave.
4th Ave.
5th Ave.
6th Ave.
Hawthorn St.
Grape St.
El Prado
Cabrillo Fwy
163
5
Sheryl and Harvey White Theatre
San Diego Zoo
SD Museum of Art
San Diego Museum of Man
Timken Art Museum
San Diego Museum of Natural History
The Ruben H. Fleet Science Ctr.
Mingei International Museum
Museum of Photographic Art
BALBOA PARK
San Diego Automotive Museum
Starlight Musical Theatre
San Diego Air & Space Museum
Park Blvd.
Bob Wilson Naval Hospital
Veterans Museum & Memorial Ctr.
Harborview
Little Italy
Amici Park
Elm St.
Cedar St.
California Western School of Law
Cortez Hill
Betty Hock Softball Field
Balboa Stadium
San Diego City College
Pershing Dr.
San Diego County Administrative Center
COUNTY CENTER
Maritime Museum of San Diego
Columbia
Columbia St.
Beech St.
Ash St.
San Diego Bay
Museum of Contemporary Art San Diego
A St.
Symphony Towers/ SD Symphony
U.S. Grant Hotel
326 Broadway Street
San Diego, CA 92101
San Diego International Visitor Info Ctr.
N. Harbor Dr.
SANTA FE DEPOT
One America Plaza
AMERICA PLAZA
Hall of Justice
ORANGE LINE
BLUE LINE
CIVIC CENTER
B St.
SD Civic Theatre
Union Bank
SD TROLLEY
CITY COLLEGE
B St.
C St.
W. Broadway
Emerald Plaza
Superior Court
5TH AVE.
SAN DIEGO
Broadway
Golden Hill
Electra
First Allied Plaza
E St.
US Court House
Spreckels Theatre
SD Repertory Theatre
Balboa Theatre
HORTON PLAZA
USS Midway Museum
Kettner Blvd
Pacific Hwy.
Pantoja Park
F St.
7th Ave.
8th Ave.
9th Ave.
10th Ave.
11th Ave.
Park Blvd.
13th St.
14th St.
15th St.
16th St.
F St.
G St.
Tuna Harbor Park
Downtown
NewSchool of Architecture & Design
G St.
17th St.
94
Coronado-Broadway Pier Ferry
East Village
SEAPORT VILLAGE
W. Market St.
12TH & MARKET
Market St.
The New Children's Museum
Gaslamp Quarter
Sempra Tower
Sherman Heights
SD TROLLEY
W. Harbor Dr.
Children's Park
SD Chinese Historical Mus.
Thomas Jefferson School of Law
ORANGE/BLUE LINES
Island Ave.
SEAPORT VILLAGE
Marina
CONVENTION CENTER
J St.
GREEN LINE
Park at the Park
K St.
San Diego Fwy
Embarcadero Marina Park North
5th Ave.
6th Ave.
7th Ave.
Petco Park
San Diego Central Library
20th St.
21st St.
22nd St.
San Diego Convention Center
GASLAMP
Park Blvd.
Imperial Ave.
12TH & IMPERIAL
SD TROLLEY
ORANGE LINE
Logan Ave.
Embarcadero Marina Park South
E. Harbor Dr.
National Ave.
Barrio Logan
Gull St.
Beardsley St.
SD TROLLEY BLUE LINE
Terminal St.
Cesar Chavez Pkwy.
BARRIO LOGAN
TENTH AVENUE TERMINAL
Cesar Chavez Park
75
SAN DIEGO-CORONADO BRIDGE
Oceanside
Vista
San Marcos
Carlsbad
Escondido
Encinitas
Solana Beach
Rancho Bernardo
Ramona
Poway
Del Mar
Pacific Ocean
Miramar
Santee
SAN DIEGO
El Cajon
La Mesa
Lemon Grove
Spring Valley
Jamul
Coronado
National City
Chula Vista
Imperial Beach
UNITED STATES
MEXICO
TIJUANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – U.S. Grant Hotel

Loan Information				Property Information
Mortgage Loan Seller:	Bank of America, N.A.			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$47,000,000			Specific Property Type:	Full Service
Cut-off Date Balance:	$47,000,000			Location:	San Diego, CA
% of Initial Pool Balance:	4.7%			Size:	270 Rooms
Loan Purpose:	Recapitalization			Cut-off Date Balance Per Room:	$174,074
Borrower Name:	US Grant Hotel San Diego, LLC			Year Built/Renovated:	1910/2017
Sponsor:	Sycuan Tribal Development Corporation			Title Vesting:	Fee
Mortgage Rate:	5.523%			Property Manager:	Starwood Hotels & Resorts Management Company, Inc.
Note Date:	February 2, 2017			4th Most Recent Occupancy (As of):	80.3% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	79.6% (12/31/2013)
Maturity Date:	March 1, 2027			2nd Most Recent Occupancy (As of):	78.3% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of):	81.2% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	75.7% (12/31/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$5,745,014 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$6,199,614 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$6,856,431 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$6,583,253 (12/31/2016)
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$31,984,779
				U/W Expenses:	$25,391,769
				U/W NOI:	$6,593,010
				U/W NCF:	$5,313,619
				U/W NOI DSCR:	2.05x
Escrows and Reserves(2):				U/W NCF DSCR:	1.66x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	14.0%
Taxes	$0	$80,260	NAP	U/W NCF Debt Yield:	11.3%
Insurance	$244,118	$30,515	NAP	As-Is Appraised Value:	$98,100,000
FF&E Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 9, 2016
Environmental Reserve	$716,250	$0	NAP	Cut-off Date LTV Ratio:	47.9%
PIP Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	42.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.

(3)	Guest room renovations were underway July through December, 2016. Occupancy as shown is based on the U.S. Grant Hotel Property’s total 270 rooms, despite a portion of those rooms being offline during that period.

The Mortgage Loan. The mortgage loan (the “U.S. Grant Hotel Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a full-service hotel located in San Diego, California (the “U.S. Grant Hotel Property”). The U.S. Grant Hotel Mortgage Loan was originated on February 2, 2017 by Bank of America, N.A. The U.S. Grant Hotel Mortgage Loan had an original principal balance of $47,000,000, has an outstanding principal balance as of the Cut-off Date of $47,000,000 and accrues interest at an interest rate of 5.523% per annum. The U.S. Grant Hotel Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The U.S. Grant Hotel Mortgage Loan matures on March 1, 2027.

Following the lockout period, the borrower has the right to defease the U.S. Grant Hotel Mortgage Loan in whole, but not in part, on any date before December 1, 2026. The U.S. Grant Hotel Mortgage Loan is prepayable without penalty on or after December 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. GRANT HOTEL

Sources and Uses

Sources			Uses
Original loan amount	$47,000,000	100.0%	Return of equity(1)	$45,000,932	95.7%
			Reserves	960,368	2.0
			Closing costs	1,038,700	2.2
Total Sources	$47,000,000	100.0%	Total Uses	$47,000,000	100.0%

(1)	The U.S. Grant Hotel Property was previously unencumbered.

The Property. The U.S. Grant Hotel Property is an eleven-story full-service, AAA Four-Diamond-rated hotel comprised of 270 guestrooms and located in the heart of Downtown San Diego, California. Situated on a 1.4-acre parcel, the iconic U.S. Grant Hotel Property was built with Classic Revival architecture in 1910 by Ulysses S. Grant Jr. in honor of his late father, the 18th President of the United States. Through its history, the U.S. Grant Hotel Property has been host to Albert Einstein, Charles Lindbergh, Woodrow Wilson, and thirteen other U.S. Presidents. When purchased by the sponsor in 2003, the hotel was closed for a $56 million (approximately $207,400 per room) renovation and restoration project and reopened in 2006. The U.S. Grant Hotel Property recently completed in January 2017 a $13.25 million renovation to the guestrooms, guestroom bathrooms, corridors and public areas. The U.S. Grant Hotel Property features a $6.5 million art collection, which includes sculptures, ironwork, murals, paintings, and in all guestrooms, headboards that are each one-of-a-kind pieces of art by French artist, Yves Clement.

The guestroom configuration at the U.S. Grant Hotel Property includes 131 king guestrooms, 69 double/double guestrooms, 9 queen standard guestrooms and 61 suites. The U.S. Grant Hotel Property also contains 21 meeting and event spaces totaling approximately 33,000 square feet, including four ballrooms. Amenities at the U.S. Grant Hotel Property include a cultural center, spa services in-room or in a private Spa Suite, a fitness center with personal training, a business center, coffee station, concierge, airport/local shuttle, valet parking and 24-hour room service. In addition, the U.S. Grant Hotel Property is home to the Grant Grill, a 140-seat, full-service, award winning restaurant that has been operating since 1951, as well as the Grant Grill Lounge. The U.S. Grant Hotel Property contains a total of 275 parking spaces in an adjacent three-story garage, accounting for a parking ratio of 1.0 spaces per room. The demand segmentation for the U.S. Grant Hotel Property is 40% corporate, 35% group and 25% leisure.

There are two ground floor commercial leases in place including a lease to Aventine Art and Antiques for 3,015 square feet through August 2019 and a lease to Banco Santander International for 4,218 square feet through March 2023.

The U.S. Grant Hotel Property is managed by Starwood Hotels & Resorts Management Company, Inc., under the Luxury Collection affiliation, through December 31, 2026 with two five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. GRANT HOTEL

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the U.S. Grant Hotel Property:

Cash Flow Analysis

	2011	2012	2013	2014	2015	2016	U/W	% of U/W Total Rev.	U/W $ per Room
Occupancy	80.1%	80.4%	79.6%	78.3%	81.2%	80.4%	80.4%
ADR	$193.34	$202.28	$204.58	$216.83	$236.40	$248.72	$248.72
RevPAR	$154.90	$162.53	$162.78	$169.82	$191.96	$200.00	$199.99

Room Revenue	$15,265,332	$16,060,725	$16,041,994	$16,737,022	$18,916,154	$18,596,639	$18,542,643	58.0%	$68,676
F&B Revenue(1)	9,812,882	9,894,787	10,325,116	11,383,237	11,033,539	10,973,108	10,941,247	34.2	40,523
Phone/Parking Rev(2)	1,526,096	1,746,988	1,871,754	1,851,513	1,681,350	1,635,866	1,631,116	5.1	6,041
Other Income(3)	313,136	354,799	388,437	477,227	592,273	871,397	869,773	2.7	3,221
Total Revenue	$26,917,446	$28,057,299	$28,627,301	$30,448,999	$32,223,316	$32,077,010	$31,984,779	100.0%	$118,462

Total Dept Expenses	13,357,891	13,665,071	13,951,892	14,606,991	14,332,619	14,322,865	14,149,861	44.2	52,407
Gross Op Profit	$13,559,555	$14,392,228	$14,675,409	$15,842,008	$17,890,697	$17,754,145	$17,834,918	55.8%	$66,055

Total Undistrib Exp	7,625,497	7,679,760	7,746,470	8,399,173	9,789,997	9,864,119	9,912,825	31.0	36,714
Profit Before Fixed Charges	$5,934,058	$6,712,468	$6,928,939	$7,442,835	$8,100,700	$7,890,026	$7,922,093	24.8%	$29,341

Total Fixed Charges	425,866	915,221	1,183,925	1,243,221	1,244,269	1,306,773	1,329,083	4.2	4,923
Net Op Income	$5,508,192	$5,797,247	$5,745,014	$6,199,614	$6,856,431	$6,583,253	$6,593,010	20.6%	$24,419

FF&E	1,076,698	1,122,292	1,145,092	1,217,960	1,288,933	1,283,080	1,279,391	4.0	4,738
Net Cash Flow	$4,431,494	$4,674,955	$4,599,922	$4,981,654	$5,567,498	$5,300,173	$5,313,619	16.6%	$19,680

NOI DSCR	1.72x	1.81x	1.79x	1.93x	2.14x	2.05x	2.05x
NCF DSCR	1.38x	1.46x	1.43x	1.55x	1.73x	1.65x	1.66x
NOI DY	11.7%	12.3%	12.2%	13.2%	14.6%	14.0%	14.0%
NCF DY	9.4%	9.9%	9.8%	10.6%	11.8%	11.3%	11.3%

(1)	As a part of the recent renovation, meeting spaces were offline beginning July 2016, resulting in F&B revenue decrease June through August, 2016.

(2)	Parking Rev includes self-parking and valet. The parking is managed by Ace Parking III, LLC under a 36-month agreement expiring on December 31, 2018, under which agreement the U.S. Grant Hotel Property receives an annual guaranteed base fee of $410,000 plus 60.0% of gross parking revenues above $1,020,000.

(3)	Other Income includes retail lease rental income, attrition and cancellation penalties, commissions, package breakage fees, guest dry cleaning and laundry, gift shop revenue, and other miscellaneous income.

Appraisal. As of the appraisal valuation date of August 9, 2016, the U.S. Grant Hotel Property had an “as-is” appraised value of $98,100,000.

Environmental Matters. According to a Phase I environmental assessment dated August 9, 2016, an Operations and Maintenance Program was recommended to be implemented to manage the suspect asbestos containing materials located at the U.S. Grant Hotel Property, and a limited subsurface investigation was recommended due to the historical drycleaner use on the U.S. Grant Hotel Property. A Phase II subsurface assessment report and vapor intrusion risk assessment dated January 4, 2017 recommended vapor intrusion mitigation which has been estimated to cost a maximum total of $573,000, 125% of which amount has been reserved by the lender.

As additional protection, environmental insurance has been bound with Zurich with a policy limit of $3,000,000 per occurrence with a $50,000 self-insured retention through February 2, 2029.

Market Overview and Competition. The U.S. Grant Hotel Property is located in the heart of Downtown San Diego, in the historic Gaslamp Quarter which features an array of dining, shopping, nightlife and entertainment venues. The U.S. Grant Hotel Property is located within a mile of Petco Park and the San Diego Convention Center, within two miles of the San Diego Zoo, Little Italy and Seaport Village, within three and a half miles of the San Diego International Airport, and is proximate to the San Diego Cruise Ships terminal, Santa Fe Depot Train Station, as well as the I-5 Freeway.

San Diego is the second largest city in California and the eighth largest in the United States, and it is also the county seat of San Diego County. The largest employer in the San Diego region is the federal government, with 16 major military bases. Due to the area’s military presence, San Diego is also headquarters to major national defense contractors. The annual economic impact of defense spending to the region is $20.6 billion. San Diego County contains the campuses of six universities as well as several privately funded colleges and universities. One of the area’s largest employers, University of California, San Diego (UCSD), enrolls approximately 30,000 students and receives over $1.0 billion in total research funding. Health care is another major component of the San Diego economic base with Scripps Health and Sharp HealthCare being the two largest healthcare employers in the market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. GRANT HOTEL

Additionally, the local economy benefits from San Diego’s active port, which houses three cruise ship terminals, two marine cargo facilities, and three major shipyards. Due to its warm climate, coastal location, and strong medical industry, San Diego remains a popular destination for meeting and convention planners. The U.S. Grant Hotel Property is within one mile of the San Diego Convention Center, which contains 615,701 square feet of exhibit space and 204,114 square feet of meeting space. In 2013, the San Diego Convention Center generated a $1.3 billion of regional economic impact, with $560.0 million in direct convention attendee spending. Lastly, San Diego’s tourism draws include its numerous beaches and beach towns, including Mission Beach, Pacific Beach, and La Jolla, several professional sports teams, family attractions, including SeaWorld, LEGOLAND and the San Diego Zoo, public and private golf courses and tournaments including Torrey Pines Golf Course, and the entertainment and retail areas of Old Town and the Gaslamp Quarter.

As of 2016, the estimated population within a one-, three- and five-mile radius of the U.S. Grant Hotel Property was 43,542, 179,146 and 474,764, respectively, representing a growth rate from 2010 of 16.9%, 6.8% and 5.5%, respectively. The average household income within the same radii was $83,442, $82,264 and $74,163, respectively.

The appraiser identified one new hotel that is expected to be primarily competitive to the U.S. Grant Hotel Property but with a higher average daily room rate (over $300); The Pendry Hotel, which opened in February 2017, is a 317-room luxury hotel located approximately six blocks southeast of the U.S. Grant Hotel Property.

The following table presents certain information relating to the U.S. Grant Hotel Property’s competitive sets:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			U.S. Grant Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2016	79.4%	$214.11	$169.93	75.7%	$248.72	$188.19	95.3%	116.2%	110.7%
12/31/2015	83.6%	$214.24	$179.14	81.2%	$236.40	$191.94	97.1%	110.3%	107.1%
12/31/2014	83.7%	$197.79	$165.58	78.3%	$216.83	$169.83	93.6%	109.6%	102.6%
12/31/2013	81.4%	$186.15	$151.60	79.6%	$204.58	$162.78	97.7%	109.9%	107.4%
12/31/2012	82.4%	$182.12	$150.13	80.3%	$202.28	$162.53	97.5%	111.1%	108.3%
12/31/2011	80.5%	$176.01	$141.63	80.1%	$193.34	$154.90	99.6%	109.8%	109.4%
12/31/2010	77.0%	$168.87	$130.05	75.4%	$187.83	$141.56	97.9%	111.2%	108.8%
12/31/2009	72.8%	$178.46	$129.91	59.6%	$194.50	$115.85	81.8%	109.0%	89.2%

(1)	Information obtained from a third party hospitality research report. The transient 2016 competitive set includes Renaissance San Diego Downtown Hotel, Kimpton Hotel Solamar, Andaz San Diego, Hard Rock Hotel San Diego, Kimpton Hotel Palomar San Diego and Hotel Indigo San Diego Gaslamp Quarter.

The Borrower. The borrower is US Grant Hotel San Diego, LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the U.S. Grant Hotel Mortgage Loan. Sycuan Tribal Development Corporation is the guarantor of certain nonrecourse carveouts under the U.S. Grant Hotel Mortgage Loan.

The Sponsor. The sponsor is Sycuan Tribal Development Corporation, a corporation chartered under the Sycuan Band of the Kumeyaay Nation, which is based in El Cajon, California. The Kumeyaay Indians are one of four Native American tribes that are indigenous to San Diego County. The sponsor’s real estate portfolio includes the Sycuan Smoke Shop and the leased fee interests in the Hotel Solamar San Diego and Marina Gateway Plaza San Diego.

The sponsor is required by the U.S. Grant Hotel Mortgage Loan documents to maintain a minimum net worth of $23,500,000 and a minimum liquidity of $2,000,000.

The borrower has expressly waived its sovereign immunity pursuant to its operating agreement. The borrower and sponsor have expressly waived their sovereign immunity and Tribal court jurisdiction pursuant to the U.S. Grant Hotel Mortgage Loan documents, which will apply to lender’s successors and assigns. The sponsor has represented that the U.S. Grant Hotel Property is not and shall not be Indian trust land or otherwise restricted land subject to any federal or Tribal laws. The sponsor has also represented that no consent, approval, authorization or order of, or declaration or filing with, or the obtaining of any license, or permission for any federal governmental authority, including specifically (but without limitation) the United States Secretary of the Interior, is required. Additionally, legal counsel to the borrower and the Attorney General of the Sycuan Band of the Kumeyaay Nation have each delivered a sovereign immunity opinion addressing the foregoing waivers of Tribal sovereign immunity and Tribal court jurisdiction in connection with the origination of the U.S. Grant Hotel Mortgage Loan.

Escrows. The borrower is required to deposit monthly 1/12th the estimated real estate taxes (currently $80,260). The borrower deposited at loan closing $244,118 for insurance premiums and is required to deposit monthly 1/12th the estimated insurance premiums (unless the U.S. Grant Hotel Property is covered by a blanket policy) (currently $30,515).

The borrower deposited at closing $716,250 in an environmental remediation reserve (representing 125% of the estimated maximum total cost to remediate the environmental issue), which amount may be released upon final completion of the required vapor intrusion remediation.

The operating agreement requires an annual reserve equal to 4.0% of operating income for funding routine capital improvements. If the operator’s funds for such replacements are insufficient, lender may require the borrower to deposit 4.0% of operating income monthly to an FF&E reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. GRANT HOTEL

Upon a the occurrence of a Cash Sweep Period (as defined below) triggered by an Operating Agreement Trigger Event (as defined below), all amounts remaining in the cash management account after taxes and insurance, debt service and operating expenses have been applied, will be deposited to a PIP Reserve.

Lockbox and Cash Management. The U.S. Grant Hotel Mortgage Loan requires that the borrower establish a lender-controlled lockbox account upon the occurrence of a Cash Sweep Period whereby all rents shall be deposited into such lockbox account and further swept on each business day to a lender-controlled cash management account. Additionally during a Cash Sweep Period, all excess cash will be held by lender as additional security for the U.S. Grant Hotel Mortgage Loan.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.25x tested quarterly; (iii) the occurrence and continuance of an Operator Trigger Event; or (iv) the occurrence and continuance of an Operating Agreement Trigger Event.

A Cash Sweep Period will end with respect to clause (i), upon the cure of such event of default (provided that no other Cash Sweep Period has occurred and is continuing); with respect to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; with respect to clause (iii), upon a replacement operating agreement being entered into by borrower and a qualified operator; with respect to clause (iii), upon either (x) the operating agreement being renewed and/or extended three years beyond the maturity date of the U.S. Grant Hotel Mortgage Loan or (y) a replacement operating agreement being entered into by borrower and a qualified operator.

An “Operator Trigger Event” will commence upon (a) Starwood Hotels & Resorts Management Company, Inc. (“Operator”) becoming bankrupt or insolvent, (b) Operator defaulting beyond all applicable notice and cure periods under any operator agreement, or (c) Operator engaging in gross negligence, fraud, willful misconduct or misappropriation of funds.

An “Operating Agreement Trigger Event” will commence upon the operating agreement between borrower and Operator not having been renewed or replaced upon the earlier of (i) December 31, 2025 (twelve months prior to the current expiration date of the operating agreement), or (ii) March 1, 2026 if the operating agreement has not been extended at least three years past the maturity date of the U.S. Grant Hotel Mortgage Loan.

Property Management. The U.S. Grant Hotel Property is managed under an operating agreement by Starwood Hotels & Resorts Management Company, Inc. through December 31, 2026, with two five-year extension options.

Assumption. Following six months from the closing date of the U.S. Grant Hotel Mortgage Loan, the borrower has a right to transfer the U.S. Grant Hotel Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee satisfies the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if required by lender, lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-BNK4 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. On or after March 1, 2018, the holders of the direct or indirect ownership interests of the borrower may obtain a mezzanine loan from a qualified institutional lender provided that certain conditions are satisfied, including (i) no event of default shall exist; (ii) borrower shall have obtained rating agency confirmation; (iii) the debt yield based on the combined amount of the outstanding balance of the U.S. Grant Hotel Mortgage Loan plus the mezzanine loan shall be at least 12.25%; (iv) the debt service coverage ratio based on the combined amount of the outstanding balance of the U.S. Grant Hotel Mortgage Loan plus the mezzanine loan shall be at least 1.80x; and (v) the loan to value ratio based on the combined amount of the outstanding balance of the U.S. Grant Hotel Mortgage Loan plus the mezzanine loan over the then current appraised value shall not exceed 47.9%.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the U.S. Grant Hotel Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERRILL LYNCH DRIVE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERRILL LYNCH DRIVE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERRILL LYNCH DRIVE

Merrill Lynch Drive
1300, 1350 and 1400 Merrill Lynch Drive
Hopewell, NJ 08534
Hopewell
Princeton
Pennington
Hopewell Township
Lawrence Township
MERCER COUNTY
SOMERSET COUNTY
BUCKS COUNTY
NEW JERSEY
PENNSYLVANIA
Trenton Mercer Airport
Ewing
Slackwood
Yardley
Mercerville
TRENTON
Hamilton Township
Morrisville
Woodbourne
White Horse
Bordentown Township
Fairless Hills
Delaware River
Bristol-Myers Squibb
Bristol-Myers Squibb Research & Development
Capital Health Center for Digestive Health
Princeton South Corporate Center
College of New Jersey
Rider University
Princeton University
Quakerbridge Mall
Princeton Pike Corporate Center
N.Y. City 52 miles
Philadelphia 24 miles
NEWARK
NEW YORK
PHILADELPHIA
CAMDEN
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Merrill Lynch Drive

Loan Information				Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$41,440,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$41,440,000			Location:	Hopewell, NJ
% of Initial Pool Balance:	4.1%			Size:	553,841 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$187.06
Borrower Name:	CCI-Hopewell VI LLC			Year Built/Renovated:	2001/NAP
Borrower Sponsors:	Capital Commercial Investments, Inc.; Atalaya Capital Management LP			Title Vesting:	Fee
Mortgage Rate(2):	3.930%			Property Manager:	NREM Hopewell Manager, LLC
Note Date:	January 31, 2017			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date(2):	February 6, 2022			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	February 6, 2025			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	60 months			Current Occupancy (As of):	100.0% (4/1/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type(2):	Interest-only, ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	NAV
Call Protection:	GRTR 0.5% or YM(56),O(4)			3rd Most Recent NOI (As of)(3):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(3):	NAV
Additional Debt(1):	Yes			Most Recent NOI (As of)(3):	NAV
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$12,496,038
				U/W Expenses:	$249,921
				U/W NOI:	$12,246,117
				U/W NCF:	$12,163,041
				U/W NOI DSCR(1):	2.97x
Escrows and Reserves:				U/W NCF DSCR(1):	2.95x
				U/W NOI Debt Yield(1):	11.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.7%
Taxes	$737,682	$122,947	NAP	As-Is Appraised Value(4):	$153,000,000
Insurance	$124,482	$10,374	NAP	As-Is Appraisal Valuation Date:	January 3, 2017
Replacement Reserve	$0	$6,923	NAP	Cut-off Date LTV Ratio(1):	67.7%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(1)(5):	67.7%
Deferred Maintenance	$18,113	$0	NAP

(1)	The Merrill Lynch Drive Whole Loan (as defined below), which had an original principal balance of $103,600,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3). The non-controlling Note A-3 had an original balance of $41,440,000, has an outstanding principal balance of $41,440,000 as of the Cut-off Date and will be contributed to the WFCM 2017-BNK4 Trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Merrill Lynch Drive Whole Loan.

(2)	The Merrill Lynch Drive Whole Loan is structured with an anticipated repayment date of February 6, 2022 (the “ARD”). If the Merrill Lynch Drive Whole Loan is not paid off on or before the ARD, then the Merrill Lynch Drive Whole Loan will accrue interest at a per annum rate equal to the higher of (i) the initial interest rate of 3.930% (the “Initial Interest Rate”) plus 3.000% and (ii) the Treasury Rate (as defined below) plus 3.000% (such higher rate, the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (“Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the Merrill Lynch Drive Property after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses (“Excess Cash Flow”) will be applied (a) first, to repay the outstanding principal balance of the Merrill Lynch Drive Whole Loan until paid in full and (b) second, to the payment of Accrued Interest. The final maturity date of the Merrill Lynch Drive Whole Loan is February 6, 2025. The “Treasury Rate” means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates (or if no longer published, a comparable publication selected by the lender) under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the ARD, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the ARD.

(3)	The Merrill Lynch Drive Property is leased to a single tenant pursuant to a triple-net lease; the single tenant is responsible for the payment of property expenses and, as such, historical financial information is not presented.

(4)	The appraisal also concluded a “hypothetical-go-dark” value of $93.2 million (approximately $168 per square foot) as of January 3, 2017.

(5)	LTV Ratio at Maturity or ARD is calculated as of the ARD.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERRILL LYNCH DRIVE

The Mortgage Loan. The mortgage loan (the “Merrill Lynch Drive Mortgage Loan”) is a part of a whole loan (the “Merrill Lynch Drive Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1, A-2 and A-3) secured by a first mortgage encumbering three class A office buildings totaling 553,841 square feet located at 1300, 1350 and 1400 Merrill Lynch Drive in Hopewell, New Jersey (the “Merrill Lynch Drive Property”). The Merrill Lynch Drive Whole Loan was co-originated on January 31, 2017 by Morgan Stanley Bank, N.A. and Barclays Bank PLC. The Merrill Lynch Drive Whole Loan had an original principal balance of $103,600,000 and has an outstanding principal balance as of the Cut-off Date of $103,600,000. The Merrill Lynch Drive Whole Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires payments of interest-only through the anticipated repayment date (“ARD”). The ARD is February 6, 2022 and the final maturity date is February 6, 2025.

The Merrill Lynch Drive Mortgage Loan is evidenced by the non-controlling Note A-3, which will be contributed to the WFCM 2017-BNK4 securitization trust, had an original principal balance of $41,440,000 and has an outstanding principal balance of $41,440,000 as of the Cut-off Date. The controlling Note A-1, which had an original principal balance of $41,500,000, was contributed to the BBCMS 2017-C1 securitization trust. The non-controlling Note A-2 (and, together with the controlling Note A-1, the “Merrill Lynch Drive Pari Passu Companion Loans”), which had an original principal balance of $20,660,000, is expected to be contributed to the WFCM 2017-RB1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in the Preliminary Prospectus.

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$41,500,000	BBCMS 2017-C1	Yes
Note A-2	$20,660,000	WFCM 2017-RB1	No
Note A-3	$41,440,000	WFCM 2017-BNK4	No
Total	$103,600,000

In the event the Merrill Lynch Drive Whole Loan is not repaid in full on or before the ARD, the interest rate will increase to a rate equal to the Adjusted Interest Rate. On and after the ARD, all funds in the excess cash flow reserve account and all Excess Cash Flow thereafter will be applied (a) first, to repay the outstanding principal balance of the Merrill Lynch Drive Whole Loan until paid in full and (b) second, to the payment of Accrued Interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The borrower has the right at any time to prepay the Merrill Lynch Drive Whole Loan in whole, but not in part, on any date provided that the borrower pays interest to the next payment date, and, if such prepayment is prior to the payment date in November 2021 (the “Open Date”) the borrower pays a prepayment premium equal to the greater of (i) 0.5% of the principal amount prepaid and (ii) a yield maintenance premium. In addition, the Merrill Lynch Drive Whole Loan is prepayable without penalty on and after the Open Date.

Sources and Uses

Sources			Uses
Original whole loan amount	$103,600,000	67.3%	Purchase price	$148,000,000	96.1%
Sponsor equity Other sources(1)	48,309,153	31.4	Closing costs	5,152,327	3.3
	2,123,450	1.4	Reserves	880,276	0.6
Total Sources	$154,032,603	100.0%	Total Uses	$154,032,603	100.0%

(1)	Other Sources reflects credits to the purchaser for pre-paid rents and pre-paid expense reimbursements collected by the seller from the tenant prior to the origination date of the Merrill Lynch Drive Whole Loan in respect of rents and expenses reimbursements due after the origination date of the Merrill Lynch Drive Whole Loan.

The Property. The Merrill Lynch Drive Property consists of three Class A office buildings totaling 553,841 square feet within a larger 12-building, approximately 1.8 million square foot office campus (the “Hopewell Campus”) located in Hopewell, New Jersey, approximately 30 miles northeast of Philadelphia and 50 miles southwest of New York City. The Hopewell Campus was constructed in 2001 on a built-to-suit basis for Merrill Lynch Pierce Fenner & Smith Incorporated (“Merrill Lynch”) (S&P: A+; Fitch: A+). The Hopewell Campus is home to Merrill Lynch’s Global Wealth Management division including the executive team as well as technology support, credit card processing and the 24/7 Merrill Edge call center, one of the only two in the United States. The 12 LEED® certified buildings comprising the Hopewell Campus were designed to function and operate as four separate, three-building “pods” each of which includes a dedicated parking garage and surface lot. Common amenities at the Hopewell Campus include a 30,500 square foot day care center, an indoor basketball court, a drop-off dry cleaning service and a hair salon. Pedestrian walkways provide access throughout the Hopewell Campus, connecting to a central plaza which features a landscaped garden with ponds and a waterfall, artwork and outdoor dining areas. Access to the common amenities, pedestrian walkways and public spaces is provided for under perpetual non-exclusive easement agreements. In December 2012, Merrill Lynch completed a sale-leaseback transaction for the Hopewell Campus and simultaneously executed separate leases for each of the four pods. The four pods were each subsequently sold in separate transactions. As of the Cut-off Date, Merrill Lynch was the sole tenant in nine buildings at the Hopewell Campus, representing three of the four pods (one of which is collateral for the Merrill Lynch Drive Whole Loan); Merrill Lynch vacated one of the pods in December 2014 and ownership subsequently leased the buildings to four separate tenants. According to the borrower sponsor, approximately 6,200 Merrill Lynch employees currently work on site at the Hopewell Campus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERRILL LYNCH DRIVE

As of April 1, 2017, the Merrill Lynch Drive Property was 100.0% leased to Merrill Lynch on a triple-net basis through November 30, 2024 with three remaining, five-year renewal options and no termination rights. The base rent for each renewal option period is 95% of the fair market rental value of the Merrill Lynch Drive Property as of the commencement of the applicable extension term. The Merrill Lynch Drive Property consists of three buildings, 1300 Merrill Lynch Drive (the “1300 Building”), 1350 Merrill Lynch Drive (the “1350 Building”) and 1400 Merrill Lynch Drive (the “1400 Building”). The three-story 1300 Building consists of 167,715 square feet of office space which, according to the borrower sponsor, is utilized to provide technical and operational support to Merrill Lynch’s Global Wealth Management division. The four-story 1400 Building consists of 327,278 square feet which, according to the borrower sponsor, is utilized by financial advisors in the Merrill Edge and Global Wealth Management divisions and also includes the 24/7 Merrill Edge call center. The two-story, 58,848-square foot 1350 Building features a cafeteria and meeting/conference room space, and connects to a dedicated 2,469-space parking area with 953 garage spaces and 1,516 surface spaces (parking ratio of approximately 4.46 spaces per 1,000 square feet of net rentable area).

The borrower may, without lender consent, (i) enter into any extensions or renewals of the existing Merrill Lynch lease pursuant to options expressly contained therein which operate automatically or at the sole option or request of the tenant as to which the borrower has no discretion and (ii) amend the Merrill Lynch lease to provide access to additional parking spaces in connection with any reciprocal easement agreement or other similar document that the borrower may enter into.

Merrill Lynch is the wealth management, brokerage, and investment banking subsidiary of the Bank of America Corporation (“BofA”) (NYSE: BAC; Moody’s: Baa1; S&P: BBB+; Fitch: A). BofA operates through five business segments: Consumer & Business Banking, Consumer Real Estate Services, Global Wealth & Investment Management, Global Banking, Global Markets and Legal Assets & Servicing segments. Merrill Lynch is part of BofA’s Global Wealth & Investment Management segment, where it operates as Merrill Lynch Global Wealth Management. Merrill Lynch Global Wealth Management’s network of financial advisors focus on serving clients with over $250,000 in investable assets by offering a full set of investment management, brokerage, banking and retirement products.

As of December 31, 2015, client balances held by Merrill Lynch Global Wealth Management totaled approximately $2.0 trillion.

The following table presents certain information relating to the tenancy at the Merrill Lynch Drive Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Merrill Lynch	A+/NR/A+	553,841	100.0%	$23.75	$13,153,724	100.0%	11/30/2024
Occupied Collateral Total		553,841	100.0%	$23.75	$13,153,724	100.0%
Vacant Space		0	0.0%
Collateral Total		553,841	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the entity listed in the tenant field.

(3)	Annual U/W Base Rent includes straight-line average rent through the lease term totaling $969,222. Base rent as of the April 1, 2017, is $22.00 per SF.

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	0.00
2024	1	553,841	100.0%	553,841	100.0%	$13,153,724	100.0%	$23.75
2025	0	0	0.0%	553,841	100.0%	$0	0.0%	0.00
2026	0	0	0.0%	553,841	100.0%	$0	0.0%	0.00
2027	0	0	0.0%	553,841	100.0%	$0	0.0%	0.00
Thereafter	0	0	0.0%	553,841	100.0%	$0	0.0%	0.00
Vacant	0	0	0.0%	553,841	100.0%	$0	0.0%	0.00
Total/Weighted Average	1	553,841	100.0%			$13,153,724	100.0%	$23.75

(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent includes straight-line average rent through the lease term totaling $969,222.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERRILL LYNCH DRIVE

The following table presents historical occupancy percentages at the Merrill Lynch Drive Property:

Historical Occupancy(1)

12/31/2013	12/31/2014	12/31/2015	12/31/2016	4/1/2017
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Merrill Lynch Drive Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$13,153,724	105.3%	$23.75
Total Reimbursables	0	0.0	0.00
Less Vacancy & Credit Loss(3)	(657,686)	(5.3)	(1.19)
Effective Gross Income	$12,496,038	100.0%	$22.56

Total Operating Expenses(4)	$249,921	2.0%	$0.45

Net Operating Income	$12,246,117	98.0%	$22.11
TI/LC	0	0.0	0.00
Capital Expenditures	83,076	0.7	0.15
Net Cash Flow	$12,163,041	97.3%	$21.96

NOI DSCR(5)	2.97x
NCF DSCR(5)	2.95x
NOI DY(5)	11.8%
NCF DY(5)	11.7%

(1)	The Merrill Lynch Drive Property is leased to a single tenant pursuant to a triple-net lease; the single tenant is responsible for the payment of property expenses and, as such, historical financial information is not presented.
(2)	Base Rent includes straight-line average rent through the lease term totaling $969,222.
(3)	The underwritten economic vacancy is 5.0%. The Merrill Lynch Drive Property is currently 100.0% leased through November 2024.
(4)	The Merrill Lynch Drive Property is leased to Merrill Lynch pursuant to a triple-net lease; the single tenant, Merrill Lynch is responsible for the payment of property expenses and as such U/W Total Operating Expenses is comprised solely of a 2.0% management fee.
(5)	The debt service coverage ratios and debt yields are based on the Merrill Lynch Drive Whole Loan.

Appraisal. As of the appraisal valuation date of January 3, 2017, the Merrill Lynch Drive Property had an “as-is” appraised value of $153,000,000. In addition, the appraisal for the Merrill Lynch Property set forth a “hypothetical-go-dark” appraised value of $93,200,000 as of January 3, 2017.

Environmental Matters. According to a Phase I environmental site assessment dated December 30, 2016, there was no evidence of any recognized environmental conditions at the Merrill Lynch Drive Property.

Market Overview and Competition. The Merrill Lynch Drive Property is located in Hopewell, New Jersey, in northwest Mercer County, approximately 30 miles northeast of Philadelphia, Pennsylvania and approximately 50 miles southwest of New York City. The Merrill Lynch Drive Property is approximately 8 miles southwest of Princeton University and approximately one mile north of the Trenton Mercer Airport. The Merrill Lynch Drive Property has access to the south by Interstate 95 and Route 1 is to the east which provides access to the New Jersey Turnpike and the Garden State Parkway. According to the appraisal, the estimated 2015 population within a three-, five- and ten-mile radius of the Merrill Lynch Drive Property was 31,406, 96,829, and 444,396, respectively. According to the appraisal, the estimated 2015 average household income within a three- five- and ten-mile radius of the Merrill Lynch Drive Property was $140,207, $114,230 and $105,514, respectively.

According to the appraisal, the Merrill Lynch Drive Property is located within the Princeton submarket of the Central New Jersey office market. As of the third quarter of 2016, the Central New Jersey office market vacancy rate and average asking gross lease rate were 17.7% and $24.85 per square foot, respectively. The Princeton office submarket vacancy rate and average asking gross lease rate were 16.0% and $27.48 per square foot, respectively, for the same time period. The appraisal identified eleven leases within nine competitive office buildings built between 1980 and 2001 and ranging in size from approximately 28,269 to 563,289 square feet. The average rental rate for the eleven leases ranged from $17.50 to $28.00 per square foot on net lease equivalent basis. The appraisal concluded a market rent of $21.00 per square foot for the Merrill Lynch Drive Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERRILL LYNCH DRIVE

The following table presents certain information relating to comparable office leases to the Merrill Lynch Drive Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Area (SF)	Lease Date/Term	Base Rent PSF	Lease Structure	TI’s PSF	Annual Escal.
Merrill Lynch – Hopewell Campus 1700 Merrill Lynch Drive Hopewell Twp, NJ	2001	122,163	Horizon Blue Cross	122,163	Jan-17/17.5 Yrs	$30.10	MG	$60.00	1.65% annually

Merrill Lynch – Hopewell Campus 1800 Merrill Lynch Drive Hopewell Twp, NJ	2001	119,329	Jansessen Research & Development LLC Cenlar FSB Pershing LLC	39,681 28,269 44,042	Sep-16/5.3 Yrs Apr-16/5.3 Yrs Nov-16/15.0 Yrs	$31.00 $31.00 $29.50	MG MG MG	$25.00 $20.00 $45.00	$0.50 $0.50 $0.50

Carnegie Center 506 Carnegie Center, Princeton NJ	1991	197,000	Withum, Smith & Brown	36,500	Dec-15/10.0 Yrs	$38.00	MG	$58.00	$0.50 psf

Carnegie Center 202 Carnegie Center, West Windsor, NJ	1988	47,000	inVentiv Health	47,000	Mar-15/10.0 Yrs	$34.00	MG	$35.00	Yes

100 College Road West 100 College Road West Plainsboro, NJ	2000	154,101	Sandoz, Inc.	150,376	Mar-14/12.0 Yrs	$25.54	Net	$70.00	$0.54 psf

107 College Road East 107 College Road East, Plainsboro, NJ	1980	80,000	Dr. Reddy’s Laboratories	80,000	Apr-13/11.0 Yrs	$23.50	Net	$25.00	None
10 Sylvan Way 10 Sylvan Way, Parsippany, NJ	1984	125,735	Zoetis Services	125,735	Oct-16/12.2 Yrs	$22.00	Net	$0.00	2.0%
2 Giralda Farms, 2 Giralda, Farms, Madison, NJ	2000	147,419	Merck & Company, Inc.	147,419	Apr-14/11.0 Yrs	$21.50	Net	$40.00	$0.50 psf
800 Scudders Mill Road 800 Scudders Mill Road, Plainsboro, NJ	1985	563,289	Novo Nordisk, Inc.	563,289	May-13/15.0 Yrs	$28.00	Net	Turnkey	2.0%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is CCI-Hopewell VI LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Merrill Lynch Drive Whole Loan. Paul D. Agarwal is the guarantor of certain nonrecourse carveouts under the Merrill Lynch Drive Whole Loan.

The Borrower Sponsor. The sponsor is a joint venture between Capital Commercial Investments, Inc. (“CCI”) and Atalaya Capital Management LP (“Atalaya”). Paul D. Agarwal, the nonrecourse carve-out guarantor under the Merrill Lynch Drive Whole Loan founded CCI in 1992 and serves as president of the company. CCI is a commercial real estate investment firm based in Austin, Texas focused on investment in class A/B office and industrial properties in the United States. As of the third quarter of 2016, CCI and its partners owned and managed a real estate portfolio totaling 4.8 million square feet. Atalaya is a privately-held, SEC-registered, alternative investment advisory firm focused on making credit and special situations investments, primarily via three principal strategies, corporate, real estate and specialty finance. Founded in 2006 and headquartered in New York City, Atalaya has a client base predominantly comprised of institutional investors including endowments, foundations, family offices, and public and corporate pension plans.

Escrows. The loan documents provide for upfront reserves in the amount of $737,682 for real estate taxes, $124,482 for property insurance premiums and $18,113 for required repairs. The loan documents provide for ongoing monthly reserves in the amount equal to one-twelfth of the estimated annual real estate taxes due (initially estimated at $122,947), ongoing monthly reserves in the amount equal to one-twelfth of the estimated annual insurance premiums due (initially estimated at $10,374) and ongoing replacement reserves in the amount of $6,923 (approximately $0.15 per square foot annually). Monthly deposits for insurance premiums can be waived by the lender should the Merrill Lynch Drive Property be covered by an acceptable blanket insurance policy.

The requirement for the borrower to deposit monthly escrows into the tenant improvements and leasing commissions reserve is waived so long as no Tenant Trigger Period (as defined below) is continuing. During the continuance of a Tenant Trigger Period, the borrower is required to sweep all excess cash flow after payment of debt service, required reserves and operating expenses as well as any lease termination payments received, into the tenant improvements and leasing commissions reserve, subject to the TI/LC Reserve Cap (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERRILL LYNCH DRIVE

A “Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the occurrence and continuance of a material monetary default under the Merrill Lynch lease beyond all applicable notice and cure periods, (ii) any bankruptcy or similar insolvency of Merrill Lynch, (iii) Merrill Lynch giving notice that it is terminating its lease for or otherwise abandoning all or any substantial portion of its space at the Merrill Lynch Drive Property (or applicable portion thereof), and (iv) the occurrence of (a) the withdrawal of the credit rating of Merrill Lynch, (b) the downgrade of the credit rating of Merrill Lynch below “BBB-” by S&P and Fitch or (c) the downgrade of the credit rating of Merrill Lynch below “BB” by either S&P or Fitch; and (B) expiring upon the first to occur of (I) (aa) with regard to clause (i) above, the cure (if applicable) of such default, (bb) with regard to clause (ii) above, Merrill Lynch is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease, (cc) with regard to clause (iii) above Merrill Lynch has revoked or rescinded all termination or cancellation or vacation notices, re-affirmed its lease as being in full force and effect and occupies its space and (dd) with regard to clause (iv) above, (1) the credit rating of Merrill Lynch is reinstated by each of the rating agencies that withdrew such rating or each of the rating agencies that downgraded Merrill Lynch has increased such rating to at least “BBB-” or (2) the credit rating of Merrill Lynch is at least BB+ by both S&P and Fitch and the amount on deposit in the tenant improvements and leasing commissions reserve equals or exceeds $22,153,640 (the “TI/LC Reserve Cap”), or (II) the borrower leasing the Merrill Lynch space at the Merrill Lynch Drive Property to one or more replacement tenants, and each applicable replacement tenant (x) has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any free rent is reserved with the lender) and (y) has a credit rating of at least “BBB-” by S&P or Fitch.

Lockbox and Cash Management. The Merrill Lynch Drive Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required to send a direction letter to the tenant instructing them to deposit all rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept weekly to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the Merrill Lynch Drive Whole Loan in accordance with the loan documents. In the absence of a Cash Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and operating expenses is required to be disbursed to the borrower. During a Cash Sweep Period, all excess cash flow after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the Merrill Lynch Drive Whole Loan.

A “Cash Sweep Period” means a period commencing upon the occurrence of (i) an event of default under the Merrill Lynch Drive Whole Loan; (ii) a Tenant Trigger Period or (iii) the ARD and terminating upon (a) in the case of clause (i) the cure (if applicable) of such event of default and (b) in the case of clause (ii), the Tenant Trigger Period terminates by its terms. A Cash Sweep Period due to the ARD will not terminate.

Property Management. The Merrill Lynch Drive Property is managed by NREM Hopewell Manager, LLC.

Assumption. The borrower has the right to transfer the Merrill Lynch Drive Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s standards, taking into consideration the transferee’s identity, experience, financial condition and creditworthiness; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-BNK4 certificates and similar confirmations from each rating agency rating any securities backed by any Merrill Lynch Drive Pari Passu Companion Loans with respect to the ratings of such securities.

Rights of First Offer. Merrill Lynch has a continuing right of first offer to purchase the Merrill Lynch Drive Property. Merrill Lynch waived its right of first offer until April 27, 2017. After April 27, 2017, Merrill Lynch has the right of first offer to purchase the property to be sold (the “Sale Property”) within 14 days of notice by the borrower. If Merrill Lynch rejects the borrower’s offer, the borrower has the right to sell the Sale Property to any party on substantially the same terms and at a purchase price of at least 80% of the price originally offered to Merrill Lynch within 18 months. A Subordination, Non-Disturbance and Attornment Agreement was entered into with Merrill Lynch, which states that the right of first offer does not apply to a foreclosure, including judicial and nonjudicial foreclosure and deed-in-lieu of foreclosure, but will apply to subsequent transfers.

In addition, Merrill Lynch has a right of first offer to lease any space in the Merrill Lynch Drive Property or common areas owned by the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Merrill Lynch Drive Property and 18 months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KEY CENTER CLEVELAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KEY CENTER CLEVELAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KEY CENTER CLEVELAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Prospect Ave.
Carnegie Ave.
Cedar Ave.
Central Ave.
Comm. College Ave.
E. 18th St.
E. 17th St.
W. 13th St.
E. 9th St.
E. 14th St.
E. 30th St.
E. 33rd St.
E. 38th St.
W. 3rd St.
W. 6th St.
Detroit Ave.
Clinton Ave.
Franklin Blvd.
W. 38th St.
W. 25th St.
W. 28th St.
Woodbine Ave.
Lorain Ave.
Bridge Ave.
Fulton Rd.
W. 41st St.
Monroe Ave.
Train Ave.
Abbey Ave.
Scranton Rd.
Carter Rd.
River Rd.
90
2
6
20
322
77
490
10
42
Lake Erie
Lakewood
CLEVELAND
Euclid
Mentor
Parma
North Royalton
Strongsville
Brunswick
Hudson
Solon
North Olmsted
Fairview Park
Cleveland Heights
Independence
Bedford

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Key Center Cleveland

Loan Information				Property Information
Mortgage Loan Seller:	Bank of America, N.A.			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s/S&P):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance(1):	$40,000,000			Specific Property Type:	Office/Hospitality/Parking
Cut-off Date Balance(1):	$40,000,000			Location:	Cleveland, OH
% of Initial Pool Balance:	4.0%			Size(4):	1,369,980 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$160.59
Borrower Names:	127 PS Fee Owner LLC			Year Built/Renovated:	1991/2015
Sponsor:	Frank T. Sinito; Malisse J. Sinito			Title Vesting:	Fee & Leasehold
Mortgage Rate:	5.310%			Property Manager(5):	Various
Note Date:	January 31, 2017			4th Most Recent Occupancy (As of)(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	89.7% (12/31/2013)
Maturity Date:	February 6, 2027			2nd Most Recent Occupancy (As of)(4):	86.4% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of)(4):	80.3% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	92.9% (10/19/2016)
Seasoning:	2 months
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(6):	$28,055,510 (12/31/2013)
Call Protection(2):	L(26),D(90),O(4)			3rd Most Recent NOI (As of)(6):	$24,855,822 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(6):	$22,253,611 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(6):	$19,057,726 (12/31/2016)
Additional Debt Type(1):	Pari Passu; Mezzanine
				U/W Revenues:	$67,329,103
				U/W Expenses:	$40,324,409
Escrows and Reserves(3):				U/W NOI:	$27,004,694
				U/W NCF:	$25,327,136
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.70x
Taxes	$1,540,363	$770,181	NAP	U/W NCF DSCR(1):	1.59x
Insurance	$55,406	$27,703	NAP	U/W NOI Debt Yield(1):	12.3%
Deferred Maintenance	$64,625	$0	NAP	U/W NCF Debt Yield(1):	11.5%
Replacement Reserves	$18,271,556	$29,284	$1,757,065	As-Completed Appraised Value(7):	$362,000,000
TI/LC Reserve	$24,069,759	$110,513	NAP	As-Completed Appraisal Valuation Date(7):	December 1, 2017
Other Reserves	$6,643,844	$5,000	NAP	Cut-off Date LTV Ratio(1)(7):	60.8%
New Lease Reserve	$5,175,296	$0	NAP	LTV Ratio at Maturity or ARD(1)(7):	49.6%

(1)	The Key Center Cleveland Whole Loan (as defined below), which had an original principal balance of $220,000,000, is comprised of six pari passu notes (Notes A-1, A-2, A-3, A-4, A-5 and A-6). The non-controlling Note A-2 had an original principal balance of $40,000,000, has an outstanding balance of $40,000,000 as of the Cut-off Date and will be contributed to the WFCM 2017-BNK4 Trust. The remaining five notes, which had an aggregate original principal balance of $180,000,000, are expected to be contributed to future trusts. All statistical information related to balances per foot, debt service coverage ratios and debt yields are based on the Key Center Cleveland Whole loan. See “Subordinate and Mezzanine Indebtedness” section. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI DY based on the combined Key Center Cleveland Whole Loan and Key Center Cleveland Mezzanine Loan (as defined under “Subordinate and Mezzanine Indebtedness” section) aggregate principal amount of $262,500,000 are 72.5%, 1.17x and 10.3%, respectively.

(2)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date of March 6, 2017. Defeasance of the Key Center Cleveland Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) July 31, 2020. The assumed lockout period of 26 payments is based on the expected WFCM 2017-BNK4 Trust closing date in April 2017.

(3)	See “Escrows” section.

(4)	Size, Current Occupancy and most recent occupancies represent the occupancy for Key Tower (as defined below) only. Most recent occupancy for the Marriott Cleveland Downtown was 66.2%, 70.2%, 65.8% and 70.4% for the trailing twelve month periods ending year-end 2016, 2015, 2014 and 2013, respectively.

(5)	The Key Center Cleveland Property (as defined below) is managed by Millennia Housing Management, Ltd., Jacobs Real Estate Services LLC, Marriott Hotel Services, Inc. and SP Plus Corporation.

(6)	See “Cash Flow Analysis” section.

(7)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based upon a “Prospective Value upon Completion” value of $362,000,000 as of December 1, 2017, which is the date upon which all capital improvements are expected to be completed at the property. The budgeted costs of such planned capital improvements were reserved for at loan origination. The appraised value of $362,000,000 consists of (i) $253,800,000 ($185 per square foot) for Key Tower, (ii) $77,000,000 ($192,500 per room) for Marriott Cleveland Downtown and (iii) $31,200,000 ($98 per square foot) for the Key Center Cleveland Parking Garage Component (as defined below). The combined “as-is” appraised value of $304,100,000 as of December 1, 2016 results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD for the whole loan of 72.3% and 59.0%, respectively and 86.3% and 72.3% for the total debt, respectively.

The Mortgage Loan. The mortgage loan (the “Key Center Cleveland Mortgage Loan”) is part of a whole loan (the “Key Center Cleveland Whole Loan”) that is evidenced by six pari passu senior promissory notes secured by a first lien mortgage encumbering a 1,369,980 square foot office building, a 400-room full service hotel and the leasehold interest in an adjacent, 985-space subterranean parking garage, located in Cleveland, Ohio (the “Key Center Cleveland Property”). The Key Center Cleveland Whole Loan was co-originated on January 31, 2017 by Bank of America, N.A., Citi Real Estate Funding Inc. and Deutsche Bank AG, New

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KEY CENTER CLEVELAND

York Branch. The Key Center Cleveland Whole Loan had an original principal balance of $220,000,000, has an outstanding principal balance as of the Cut-off Date of $220,000,000 and accrues interest at an interest rate of 5.310% per annum. The Key Center Cleveland Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the through the first 24 payments then requires principal and interest payments based on a 25-year amortization schedule through the term of the Key Center Cleveland Whole Loan. The Key Center Cleveland Whole Loan matures on February 6, 2027.

The Key Center Cleveland Mortgage Loan, evidenced by the non-controlling Note A-2, which will be contributed to the WFCM 2017-BNK4 Trust, had an original principal balance of $40,000,000 and has an outstanding principal balance as of the Cut-off Date of $40,000,000. The remaining notes, including the controlling Note A-1 (the “Key Center Cleveland Companion Loans”), which had an aggregate original principal balance of $180,000,000, are expected to be contributed to future trusts. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Key Center Cleveland Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder(1)	Controlling Interest
A-1	$50,000,000	CGCMT 2017-P7	Yes
A-2	$40,000,000	WFCM 2017-BNK4	No
A-3, A-6	$60,000,000	JPMDB 2017-C5	No
A-4	$30,000,000	Citibank	No
A-5	$40,000,000	BANA	No
Total	$220,000,000

(1)	“Bank of America, N.A.” (“BANA”); “Citi Real Estate Funding Inc.” (“Citibank”)

Following the lockout period, the borrower has the right to defease the Key Center Cleveland Whole Loan in whole, but not in part, on any date before November 6, 2026. In addition, the Key Center Cleveland Whole Loan is prepayable without penalty on or after November 6, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$220,000,000	66.7%	Purchase Price	$267,500,000	81.1%
Sponsor Equity	60,845,008	18.5	Reserves	50,645,553	15.4
Mezzanine Loan	42,500,000	12.9	Closing costs	11,588,828	3.5
Other Sources(1)	6,389,372	1.9
Total Sources	$329,734,380	100.0%	Total Uses	$329,734,380	100.0%

(1)	Other sources include $5,608,359 of seller credits transferred to the loan sponsor at loan closing which was related to outstanding tenant improvements for the Thompson Hine LLP tenant.

The Property. The Key Center Cleveland Property is located in downtown Cleveland, Ohio, within Cuyahoga County and consists of a 1,369,980 square foot office building (“Key Tower”), a 400-room full service hotel (“Marriott Cleveland Downtown”), and a leasehold interest in a 985-space subterranean parking garage (“Key Center Cleveland Parking Garage Component”) located on three separate parcels over a 2.1-acre site at 127 Public Square in Cleveland, Ohio. Public Square underwent a $50 million renovation in March 2015 as part of a revitalization of downtown Cleveland. The Key Center Cleveland Property takes up a full city block and is located between two arteries and two commercial corridors. The immediate area is urban in nature and has a mix of commercial uses, including retail, office and multifamily developments. Local transportation is provided by the Greater Cleveland Regional Transit Authority (“RTA”). RTA services 59 municipalities including 38 cities, 19 villages and two townships. There are several stops in the immediate vicinity located along East 9th Street and St. Clair Avenue. The Key Center Cleveland Property is located approximately 13.5 miles northeast of the Cleveland Hopkins International Airport.

The original structure was built in 1890, with the construction of Key Tower in 1991, which contains 1,369,980 square feet over 57 stories. Key Tower was designed by architect Cesar Pelli and is currently the tallest building in Ohio. The building provides views of Lake Erie, FirstEnergy Stadium, City Hall, and the Cleveland skyline. Key Tower features a spacious and ornate lobby with four separate street entrances and access to the underground parking facilities between Key Tower and the Marriott Cleveland Downtown lobbies.

Key Tower is currently 92.9% leased to approximately 36 tenants under 71 leases, as of October 19, 2016 and historical occupancy has averaged 90% since 2006. The largest tenant at the Key Tower is KeyBank National Association (rated Moody’s/S&P/Fitch: Aa3/A-/A-) (“KeyBank”) which has been operating its headquarters there since 1992 and currently occupies 34.9% of the net rentable area. KeyBank is one of the largest bank-based financial services companies in the United States, with a reported $136.5 billion in total assets as of year-end 2016.

KeyBank has reportedly invested approximately $24.0 million in its space since 2013. KeyBank’s lease expires in June 2030 and provides for three, five-year renewal options remaining. KeyBank has an ongoing option, beginning in July 2020, to contract its space by up to an aggregate amount of 103,000 square feet; provided that each exercise of a contraction option may not exceed 44,000 square feet, and following each exercise of a contraction option, KeyBank may not exercise another contraction option for a period of three years following such exercise. KeyBank must give 12 months’ notice for each contraction option as well as a pay a termination fee consisting of unamortized tenant improvement and leasing commissions costs as well as a rent penalty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KEY CENTER CLEVELAND

Other large tenants in the building include law firms such as Squire Patton Boggs, Thompson Hine LLP and Baker Hostetler LLP as well as accounting and consulting firms such as Deloitte LLP and PricewaterhouseCoopers. The top five tenants by net rentable area have been at the Key Center Cleveland property on average approximately 18.0 years and have a weighted average remaining lease term of 12.6 years.

The following table presents historical occupancy percentages at Key Tower:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	10/19/2016(1)
89.7%	86.4%	80.3%	92.9%

(1)	Information obtained from the underwritten rent roll.

The Key Center Cleveland parking garage component contains 985 spaces and is connected to the Key Tower lobby through a separate double elevator bank. The garage features security lighting, video surveillance, and security patrols throughout the day. Valet service is offered at the Marriott Cleveland Downtown entrance. SL Plus Corporation (formerly known as Standard Parking Corporation) manages the Key Center Cleveland Parking Garage Component for a 3.0% fee of net revenue. The term of the parking management agreement is month-to-month with automatic renewals.

Marriott Cleveland Downtown is a 24-story, 400-room, full service hotel built in 1991. Amenities at the Marriott Cleveland Downtown include a sports bar (“Jake’s Lounge”) and a modern American restaurant (“David’s Restaurant”) and an approximately 23,000 square foot private health club which is for use by hotel guests as well as tenants at the Key Tower (“Key Club”). The private health club features an indoor pool, sauna, and fitness room. The Marriott Cleveland Downtown also contains approximately 17,000 square feet of meeting space, a ballroom, and a contemporary lobby lounge with TVs.

Since 2010 the prior ownership has invested $6.3 million (15,782 per room) in capital expenditures, including over $4.6 million in guestroom upgrades in 2013-2014. The Marriott Cleveland Downtown is slated to undergo approximately $13.5 million in capital improvements which includes $3.3 million to update Key Club, $2.6 million to modernize the ballrooms and meeting space, approximately $2.0 million to renovate David’s Restaurant and $1.4 million to upgrade the hotel lobby.

The Marriott Cleveland Downtown Hotel is brand-managed by Marriott Hotel Services, Inc. (“Marriott”) under a long term agreement which commenced in 1988 and will be expiring in 2021, with three, 10-year renewal periods. Marriott is entitled to a base management fee equal to 3.0% of total revenue. The management agreement may be terminated by the owner if the average operating profit does not equal or exceed $3.3 million for any three consecutive fiscal years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KEY CENTER CLEVELAND

The following table presents certain information relating to the tenancies at the Key Center Cleveland Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
KeyBank National Association(3)	A-/Aa3/A-	477,781	34.9%	$31.30	$14,955,575	39.7%	6/30/2030
Squire Patton Boggs	NR/NR/NR	150,890	11.0%	$33.05	$4,987,280	13.2%	4/30/2022
Forest City(4)	NR/NR/BB-	147,795	10.8%	$27.00	$3,990,465	10.6%	3/31/2033
Thompson Hine LLP(5)	NR/NR/NR	125,120	9.1%	$27.55	$3,447,532	9.2%	9/30/2029
Baker Hostetler LLP	NR/NR/NR	115,615	8.4%	$28.62	$3,308,369	8.8%	10/31/2031
Total Major Tenants		1,017,201	74.2%	$30.17	$30,689,221	81.5%

Non-Major Tenants		255,534	18.7%	$27.26	$6,966,943	18.5%

Occupied Collateral Total		1,272,735	92.9%	$29.59	$37,656,164	100.0%

Vacant Space		97,245	7.1%

Collateral Total		1,369,980	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2017.

(3)	KeyBank has an ongoing option, beginning in July 2020, to contract its space by up to an aggregate amount of 103,000 square feet in three installments; provided that each exercise of a contraction option may not exceed 44,000 square feet, and following each exercise of a contraction option, KeyBank may not exercise another contraction option for a period of three years following such exercise. KeyBank must give 12 months’ notice for each contraction option as well as pay a termination fee consisting of unamortized tenant improvement and leasing commissions costs as well as a rent penalty.

(4)	Forest City is not yet in occupancy or paying rent. Forest City is expected to commence paying rent no later than April 1, 2018. At the origination date, the borrower provided the lender a letter of credit in the amount of $4,655,546 (noting that per the terms of the loan documents, the borrower requested and was granted a $436,489 burn down of such letter of credit on March 6, 2017), in respect of gap rent for Forest City. Forest City has the one-time option to contract its space by not less than one-half floor and not more than one full floor on March 31, 2023 upon 12 months prior notice.

(5)	Thompson Hine LLP, has the one time option to terminate its space by not more than a full floor of either (i) any single, non-contiguous floor leased by it or (ii) the highest or lowest full floor of any contiguous block of floors leased by it, which termination may be effective, at the tenant’s option, either on October 1, 2023 or October 1, 2025. Such option is exercisable upon written notice no later than 12 months prior to the applicable termination date, and payment of a fee equal to unamortized tenant improvement allowances and leasing commissions that were paid with respect to the terminated space.

The following table presents certain information relating to the lease rollover schedule at the Key Center Cleveland Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	3,353	0.2%	3,353	0.2%	$97,237	0.3%	$29.00
2017	10	14,240	1.0%	17,593	1.3%	$574,472	1.5%	$40.34
2018	9	35,869	2.6%	53,462	3.9%	$1,152,639	3.1%	$32.13
2019	2	24,251	1.8%	77,713	5.7%	$784,222	2.1%	$32.34
2020	3	356	0.0%	78,069	5.7%	$79,602	0.2%	$223.59
2021	3	10,705	0.8%	88,774	6.5%	$292,071	0.8%	$27.28
2022	8	167,787	12.2%	256,561	18.7%	$5,454,978	14.5%	$32.51
2023	0	0	0.0%	256,561	18.7%	$0	0.0%	$0.00
2024	3	46,451	3.4%	303,012	22.1%	$1,359,875	3.6%	$29.28
2025	3	14,589	1.1%	317,601	23.2%	$417,778	1.1%	$28.64
2026	0	0	0.0%	317,601	23.2%	$0	0.0%	$0.00
2027	2	37,044	2.7%	354,645	25.9%	$349,785	0.9%	$9.44
Thereafter	26	918,090	67.0%	1,272,735	92.9%	$27,093,506	71.9%	$29.51
Vacant	0	97,245	7.1%	1,369,980	100.0%	$0	0.0%	$0.00
Total/Weighted Average	71	1,369,980	100.0%			$37,656,164	100.0%	$29.59

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KEY CENTER CLEVELAND

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Cleveland Downtown:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Total Revenue	U/W $ per Room(1)
Occupancy	71.6%	66.5%	70.9%	66.2%	65.0%
ADR	$155.32	$157.83	$157.93	$162.44	$163.45
RevPAR(1)	$111.24	$104.99	$111.95	$107.51	$106.24

Room Revenue	$16,240,749	$15,328,051	$16,344,286	$15,738,880	$15,511,405	70.2%	$38,779
F&B Revenue	6,570,035	6,684,994	6,900,689	6,359,302	5,996,176	27.1	14,990
Other Revenue(2)	944,523	880,565	807,358	825,681	584,993	2.6	1,462
Total Revenue	$23,755,307	$22,893,610	$24,052,333	$22,923,863	$22,092,574	100.0%	$55,231

Total Department Expenses	$10,120,537	$9,813,014	$10,411,963	$9,540,605	$9,055,128	41.0	22,638
Gross Operating Profit	$13,634,770	$13,080,596	$13,640,370	$13,383,258	$13,037,446	59.0%	$32,594

Total Undistributed Expenses	$6,890,609	$6,965,054	$7,394,903	$7,407,458	$7,437,569	33.7	18,594
Profit Before Fixed Charges	$6,744,161	$6,115,542	$6,245,467	$5,975,800	$5,599,876	25.3%	$14,000

Total Fixed Charges	$1,205,091	$1,487,694	$1,264,250	$1,312,263	$1,433,240	6.5	3,583

Net Operating Income	$5,539,070	$4,627,848	$4,981,217	$4,663,537	$4,166,637	18.9%	$10,417
FF&E	1,181,285	1,138,580	1,197,413	1,141,811	1,104,629	5.0	2,762
Net Cash Flow	$4,357,785	$3,489,268	$3,783,804	$3,521,726	$3,062,008	13.9%	$7,655

(1)	U/W $ per Room values are based upon 400 guest rooms.
(2)	Historical RevPAR for 2008, 2009, 2010, 2011 and 2012 was $102.07, $91.24, $90.59, $92.57 and $106.13, respectively.

(3)	Other Revenue consists primarily of vending commissions, guest services, miscellaneous commissions, sales tax discounts, cancellation fees and attrition fees.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Key Center Cleveland Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$32,510,214	$31,608,409	$29,936,738	$28,060,735	$37,656,164	55.9%	$27.49(3)
Grossed Up Vacant Space	0	0	0	0	2,745,589	4.1	2.00(3)
Total Reimbursables	2,348,968	2,690,336	1,319,674	691,479	597,315	0.9	0.44(3)
Hotel Revenue	23,755,307	22,893,610	24,052,333	22,923,863	22,092,574	32.8	55,231.44(4)
Parking Revenue	4,208,945	3,784,318	3,804,773	4,014,186	3,953,056	5.9	12.37(5)
Other Income(2)	3,122,262	3,226,533	4,133,442	3,550,145	3,375,221	5.0	2.46(3)
Less Vacancy & Credit Loss	0	0	0	0	(3,090,816)	(4.6)	(2.26)(3)
Effective Gross Income	$65,945,696	$64,203,206	$63,246,960	$59,240,408	$67,329,103	100.0%	$28.18(6)

Total Operating Expenses	$39,071,471	$39,347,384	$40,993,349	$40,182,682	$40,324,409	59.9%	$16.88(6)

Net Operating Income	$26,874,225	$24,855,822	$22,253,611	$19,057,726	$27,004,694	40.1%	$11.30(6)
TI/LC	0	0	0	0	1,326,153	2.0	0.97(3)
Capital Expenditures	0	0	0	0	351,405	0.5	0.26(3)
Net Cash Flow	$26,874,225	$24,855,822	$22,253,611	$19,057,726	$25,327,136	37.6%	$10.60(6)

NOI DSCR	1.69x	1.56x	1.40x	1.20x	1.70x
NCF DSCR	1.69x	1.56x	1.40x	1.20x	1.59x
NOI DY	12.2%	11.3%	10.1%	8.7%	12.3%
NCF DY	12.2%	11.3%	10.1%	8.7%	11.5%

(1)	Base Rent includes contractual rent steps through May 2017 and the present value of rent steps for Jones Lang LaSalle GR and KeyBank National Association. The decline in historical Base Rent is due primarily to KeyBank downsizing its space at the property. The increase in Base Rent between U/W and 2016 was primarily due to newly executed leases with tenants Forest City and Millennia. Forest City executed a lease commencing in April 2018 for 147,795 square feet resulting in an increase to the U/W Base Rent of $3,990,465 and Millennia executed a lease commencing in July 2017 for 45,360 square feet resulting in an increase to the U/W Base Rent of $1,247,400.
(2)	Other Income includes bill back reimbursements, tenant services income, late charge income, other property income and minor utility charges.

(3)	Calculated based on the total square footage of Key Tower.

(4)	Calculated based on the total rooms at the Marriott Downtown Cleveland.

(5)	Calculated based on the total square footage of the Key Center Cleveland Parking Garage Component.

(6)	Calculated based on the total square footage of the Key Center Cleveland Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KEY CENTER CLEVELAND

Appraisal. As of the appraisal valuation date of December 1, 2016, the Key Center Cleveland Property had an “as-is” appraised value of $304,100,000. The appraisal also provided a “Prospective Value upon Completion” value of $362,000,000 as of December 1, 2017, which is the date upon which all capital improvements are expected to be completed at the property.

Environmental Matters. According to the Phase I environmental report dated August 11, 2016, there was no evidence of any recognized environmental conditions at the Key Center Cleveland Property.

Market Overview and Competition. The Key Center Cleveland Property is within proximity to the Gateway District and local sports venue Progressive Field (home to the Major League Baseball’s Cleveland Indians) and Quicken Loans Arena (home to the National Basketball Association’s Cleveland Cavaliers), both of which are less than one mile from the Marriott Cleveland Downtown. Playhouse Square, a not-for-profit performing arts center is located approximately 0.7 miles away and is the largest performing arts center outside of New York and features over 1,000 annual events including Broadway shows, dance, concerts, and speakers. Cleveland State University (over 17,000 students) is located approximately 1.0 mile from the Marriott Cleveland Downtown.

The approximate distribution of demand of the Marriott Cleveland Downtown is 41% group, 28% leisure, 27% commercial, and 4% extended-stay, which generally mirror that of the market. Year-to-date July 2016, top accounts at the Marriott Cleveland Downtown which includes tenants at Key Tower were KeyBank (4.2% of room nights), Greater Cleveland Sports Commissions (2.4%), Association of Healthcare Journal (1.3%), Ernst & Young (1.2%), and Deloitte LLP (1.1%).

The following table presents certain information relating to the Marriott Cleveland Downtown’s competitive sets:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Marriott Cleveland Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2016 TTM	69.8%	$161.00	$112.33	66.2%	$162.44	$107.51	94.9%	100.9%	95.7%
12/31/2015 TTM	70.4%	$162.80	$114.68	70.2%	$159.52	$111.95	99.6%	98.0%	97.6%
12/31/2014 TTM	67.9%	$161.07	$109.31	65.8%	$159.58	$104.99	96.9%	99.1%	96.0%

(1)	Information obtained from a third party hospitality research report. Competitive set includes the Wyndham Cleveland at Playhouse Square, the Hyatt Regency Cleveland at The Arcade and the InterContinental Hotel Cleveland.

Key Tower is located within the Cleveland central business district office submarket which has a total Class A office inventory of 10.9 million square feet and a vacancy rate of 14.9% as of the third quarter 2016. Over the past four quarters, the central business district Class A office market has experienced no growth of supply. There was also positive net absorption, decrease in vacancy rates and increase of asking rent in the marketplace. The appraisal identified five Class A properties located within the submarket that are the primary competitors of Key Tower. The properties range from 321,311 square feet to 1,270,204 with occupancies ranging from 89.0% to 93.6% with a weighted average of 90.8%. Average asking rents range from $17.00 per square foot to $35.00 per square foot with a weighted average of $24.57 per square foot on a modified gross basis. The appraisal concluded to a general vacancy rate of 7.0% for Key Tower.

Cleveland has a diversified economy with a large presence in education, technology, finance, biotechnology, and healthcare. The top five employers in the Cleveland area are Cleveland Clinic (34,000 employees), US Office of Personnel Management (15,095 employees), University Hospitals (13,726 employees), Giant Eagle (10,311 employees), and Progressive Corporation (8,612 employees). According to a third party report, the 2016 population within the one-, three-, and five-mile radius was 11,685, 75,091 and 239,627, respectively and the 2016 average household income was $65,299, $41,254 and $39,712, respectively.

The following table presents certain information relating to comparable properties to Key Tower:

Comparable Properties(1)

Property Name	Location	Distance from Subject	Year Built	SF	Occupancy	Average Asking Rent $/SF
Key Tower (subject)	Cleveland, OH	—	1991	1,369,980	92.9%	$28.25
Ernst & Young Tower	Cleveland, OH	0.5 miles	2013	550,000	93.6%	$35.00
200 Public Square	Cleveland, OH	0.1 miles	1985	1,270,204	91.0%	$20.00 – $27.00
Fifth Third Center	Cleveland, OH	0.2 miles	1991	508,400	89.7%	$19.00 – $23.00
One Cleveland Center	Cleveland, OH	0.4 miles	1983	545,028	89.0%	$22.00
Skylight Office Tower	Cleveland, OH	0.2 miles	1990	321,311	90.0%	$17.00 – $25.00

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrowers. The borrower is 127 PS Fee Owner LLC, a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Key Center Cleveland Whole Loan. Frank T. Sinito and his wife, Malisse J. Sinito are the guarantors of certain nonrecourse carveouts under the Key Center Cleveland Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KEY CENTER CLEVELAND

The Sponsor. The sponsor is Frank T. Sinito and his wife, Malisse J. Sinito. Frank T. Sinito is the CEO and President of Millennia Companies which he founded in 1995. Millennia Companies owns and manages over 200 multifamily communities totaling over 20,000 residential units across 22 states. The sponsorship includes a joint venture between Frank T. Sinito and Lubert Adler, an institutional real estate fund. Frank T. Sinito and Lubert Adler own 39.0% controlling interest and 24% non-controlling, limited interest in the borrowing entity, respectively.

Escrows. The loan documents provide for upfront reserves of $1,540,363 for real estate taxes, $55,406 for insurance premiums, $18,271,556 for planned capital improvements for Key Tower and the Marriott Cleveland Downtown, $18,461,400 for outstanding tenant improvements related to Forest City and Millennia, $5,608,359 for outstanding tenant improvements related to Thompson Hine LLP (which amount was funded by the seller of the Key Center Cleveland property and is being held by a third party escrow agent, and not by the lender), $4,652,415 for a property improvement plan expected to be incurred at the Marriott Cleveland Downtown in connection with the anticipated renewal of the management agreement with Marriott in 2021, and $64,625 for deferred maintenance. Additionally, at origination, the borrower provided two letters of credit in the aggregate amount of $5,175,296 to cover free rent associated with the Forest City and Millennia tenants. Provided no event of default has occurred, at the borrower’s request, and subject to the conditions set forth in the loan agreement, such letters of credit may be reduced to reflect the burn-off of the respective tenant’s free rent period.

The loan documents also provide for ongoing monthly reserves of $770,181 for real estate taxes; $27,703 for insurance premiums; $29,284 for replacement reserves (subject to a cap of $1,757,065); $110,513 for TI/LCs and $5,000 for ground rent. On a monthly basis the borrower is required to deposit an amount equal to 1/12 of 5.00% (or if Marriott Corporation or an affiliate is the hotel manager, 4.00%) of gross hotel revenues unless (a) Marriott Corporation or an affiliate thereof is the hotel manager, (b) the borrower is required to reserve with the hotel manager an amount not less than the FF&E payment required under the Key Center Cleveland Loan documents, and (c) no event of default is continuing. In the event that a property improvement plan (“PIP”) is required pursuant to the applicable hotel management agreement, borrower will be required to deposit on a monthly basis, all excess cash flow, until an amount equal to 110% of the costs of such a PIP (exclusive of any portion of the PIP which is duplicative of any of the approved FF&E that has already been reserved for) has been deposited into the PIP reserve account.

Lockbox and Cash Management. The Key Center Cleveland Whole Loan requires a lender-controlled lockbox account, which is already in place. The borrower was required at origination to deliver tenant direction letters instructing all tenants to pay their rents and (if Marriott Corporation or an affiliate is not the hotel manager) all credit card companies under merchant agreements to pay receipts directly into such lockbox account. All checks and cash received from the hotel manager by the borrower or the property manager are required to be deposited into the lockbox account immediately upon receipt; provided that, so long as Marriott or its affiliate is the hotel manager, Marriott is only required to deposit net proceeds payable to the borrower into the lockbox. The funds on deposit in the lockbox account are required to be transferred daily to the cash management account under the control of the lender. On each due date, the Key Center Cleveland Whole Loan documents require that all amounts on deposit in the cash management account will be applied to fund reserves and pay debt service (and mezzanine debt service), and (i) to the extent that a Key Center Trigger Period (as defined below) has occurred and is continuing, remaining funds after payment of operating expenses are transferred into an excess cash flow account to be held by the lender as additional collateral and (ii) to the extent that no Key Center Trigger Period exists, be disbursed to the borrower in accordance with the loan documents. Upon an event of default under the Key Center Cleveland Whole Loan documents, the lender may apply the funds in the cash management account in such priority as it may determine.

A “Key Center Trigger Period” means a period (A) commencing upon the earliest of: (i) the occurrence and continuance of an event of default, (ii) the combined mortgage and mezzanine debt service coverage ratio being less than (a) 1.05x through January 31, 2019 or (b) 1.10x at any time thereafter, (iii) the occurrence of a Key Center Specified Tenant Trigger Period (as defined below) or (iv) the occurrence of a Hotel Management Trigger Period (as defined below), and (B) expiring upon: (i) with regard to any Key Center Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default, (ii) with regard to any Key Center Trigger Period commenced in connection with clause (A)(ii) above, the date that the combined debt service coverage ratio is equal to or greater (a) 1.10x for one calendar quarter through January 31, 2019 and (b) 1.15x for one calendar quarter thereafter, (iii) with regard to any Key Center Trigger Period commenced in connection with clause (A)(iii) above, a Key Center Specified Tenant Trigger Period ceasing to exist and (iv) with regard to any Key Center Trigger Period commenced in connection with clause (A)(iv) above, a Hotel Management Trigger Period ceasing to exist.

A “Key Center Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) any Key Center Specified Tenant (as defined below) being in default under its lease beyond applicable grace and cure periods set forth therein, (ii) any Key Center Specified Tenant failing to be in actual, physical possession of any portion of the applicable space in excess of 20,000 square feet (except as a result of a qualified casualty event), (iii) any Key Center Specified Tenant giving notice that it is terminating its lease for all or any portion of the space (or applicable portion thereof) (other than as a result of an exercise of a contraction option set forth in the lease at origination), (iv) any termination or cancellation of any Key Center Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Key Center Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Key Center Specified Tenant, (vi) any Key Center Specified Tenant failing to extend or renew its lease on or prior to the earlier to occur of (i) the date occurring one (1) year prior to the expiration of the then applicable term of the applicable Key Center Specified Tenant lease or (ii) the renewal notice date (if any) set forth in the applicable Key Center Specified Tenant lease for a term of at least 5 years, (vii) any Key Center Specified Tenant ceasing to maintain for at least one calendar quarter a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other Rating Agencies which rate such entity, and (viii) any termination or cancellation of the Key Center Specified Tenant lease to any portion (but less than all) of the Key Center Specified Tenant space; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence includes a duly executed estoppel certificate from the applicable Key Center Specified Tenant in form and substance acceptable to the lender) of: (i) the satisfaction of the Key Center Specified Tenant Cure Conditions (defined below) or (ii) the borrower leasing the entire Key Center Specified Tenant space (or applicable portion thereof that was partially terminated) in accordance with the applicable terms and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KEY CENTER CLEVELAND

conditions of the Key Center Cleveland Whole Loan documents, the applicable tenant under such lease being in actual, physical occupancy of the space demised under its lease and paying the full amount of the rent due under its lease and the borrower depositing into the leasing reserve account funds (which, to the extent that the excess cash flow account contains sufficient funds therefor, shall be transferred from the excess cash flow account to the leasing reserve account) sufficient to pay any leasing costs as reasonably expected to be incurred by the borrower in connection with re-leasing the applicable Key Center Specified Tenant space applicable to the Key Center Specified Tenant space.

A “Key Center Specified Tenant” means, as applicable, (i) KeyBank National Association, (ii) any other lessee(s) of more than 20,000 square feet of the space occupied by KeyBank National Association at origination (or any portion thereof), and (iii) any guarantor(s) of such lease.

“Key Center Specified Tenant Cure Conditions” means the receipt by the lender of evidence reasonably satisfactory to the lender of the following, as applicable: (i) the applicable Key Center Specified Tenant has cured all defaults under the applicable Key Center Specified Tenant lease, (ii) the applicable Key Center Specified Tenant is in actual, physical possession of the Key Center Specified Tenant space (or applicable portion thereof) and the applicable Key Center Specified Tenant is paying full, unabated rent under the applicable Key Center Specified Tenant lease, (iii) the applicable Key Center Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Key Center Specified Tenant lease and has re-affirmed the applicable Key Center Specified Tenant lease as being in full force and effect, (iv) in the event the Key Center Specified Tenant Trigger Period is due to the applicable Key Center Specified Tenant’s failure to extend or renew the applicable Key Center Specified Tenant lease in accordance with clause (A)(vi) of the definition of “Key Center Specified Tenant Trigger Period”, the applicable Key Center Specified Tenant has renewed or extended the applicable Key Center Specified Tenant lease in accordance with the terms of the Key Center Cleveland Whole Loan documents for a term of at least 5 years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Key Center Specified Tenant and/or the applicable Key Center Specified Tenant lease, the applicable Key Center Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Key Center Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) in the event the Key Center Specified Tenant Trigger Period is due to a clause (vii) of “Key Center Specified Tenant Trigger Period”, the applicable Key Center Specified Tenant with respect to which such trigger occurred satisfies the credit requirements, and (vii) in the event the Key Center Specified Tenant Trigger Period is due to the borrower having deposited or caused to be deposited into the reserve account, an amount equal to $50 per square foot terminated.

“Hotel Management Trigger Period” means a period: (A) commencing upon the first to occur of: (i) the occurrence of a default by the borrower or hotel manager under the hotel management agreement, which default continues beyond any applicable grace or cure period, (ii) the borrower or hotel manager giving notice that it is terminating the hotel management agreement or hotel manager failing to renew the hotel management agreement not later than December 31, 2020, (iii) a PIP is required in connection with any hotel management agreement (including, but not limited to, as a result of the exercise of hotel manager’s rights pursuant to the hotel management agreement to require, from time to time, a PIP), (iv) any notice of termination, non-renewal or cancellation of the hotel management agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the hotel management agreement failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of hotel manager, (vi) the hotel failing to be operated, “flagged” and/or branded pursuant to the hotel management agreement, and (vii) any permit required pursuant to the hotel management agreement ceasing to be in full force in effect; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence includes, without limitation, a duly executed estoppel certificate from the hotel manager in form and substance reasonably acceptable to the lender) of: (1) the satisfaction of the Hotel Management Cure Conditions (defined below), and (2) the branding, “flagging” and operation of the hotel pursuant to a hotel management agreement entered into in accordance with the terms of the Key Center Cleveland Whole Loan documents and the (which agreement is in full force and effect with no defaults thereunder) and the deposit into a PIP reserve account of an amount equal to any required PIP deposit (if any).

“Hotel Management Cure Conditions” means each of the following, as applicable: (i) all defaults have been cured under the hotel management agreement to the satisfaction of the non-defaulting party, (ii) the borrower and the applicable hotel manager have re-affirmed in writing the hotel management agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable hotel manager and/or hotel management agreement, such hotel manager is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such hotel management agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the hotel continues to be operated, “flagged” and branded pursuant to the hotel management agreement, (v) all permits applicable to the related hotel management agreement are in full force and effect, and (vi) any required PIP reserve has been deposited.

Property Management. The Key Center Cleveland Property is managed by Millennia Housing Management, Ltd., Jacobs Real Estate Services LLC, Marriott Hotel Services, Inc. and SP Plus Corporation.

Assumption. The Borrowers have the right to transfer the Key Center Cleveland Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA, and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-BNK4 certificates and similar confirmations from each rating agency rating any securities backed by any Key Center Cleveland Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KEY CENTER CLEVELAND

Subordinate and Mezzanine Indebtedness. Bank of America, National Association, Citigroup Global Markets Realty Corp. and German American Capital Corporation have made a $42,500,000 mezzanine loan (the “Key Center Cleveland Mezzanine Loan”) to 127 PS Mezz Borrower LLC, the sole member of the borrower under the Key Center Cleveland Whole Loan, of which was sold to a third party investor. The Key Center Cleveland Mezzanine Loan accrues interest at an interest rate of 12.75% per annum. The Key Center Cleveland Mezzanine Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the through the first 24 months then requires principal and interest payments based on a 25-year amortization schedule through the term of the Key Center Cleveland Mezzanine Loan. The Key Center Cleveland Mezzanine Loan has the same maturity date as the Key Center Cleveland Whole Loan.

Ground Lease. The City of Cleveland, Ohio owns the land beneath the parking lot and leases it to the borrower through 2059 with one 34-year extension through 2093 (“Parking Ground Lease”). The ground lease requires that at least 45% of the parking spaces be reserved for transient parking and hotel guests and the remainder of the parking spaces may be leased on a monthly basis. Minimum base rent paid to the city under the Parking Ground Lease is $60,000 per year provided that if the revenue exceeds certain breakpoints (based on the percentage of parking space leased on a monthly basis), percentage rent will also be payable.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Key Center Cleveland Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2017-BNK4	Transaction Contact Information

I.            Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

BofA Merrill Lynch

Leland Bunch	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Anthony Candela	Tel. (646) 743-0727

Morgan Stanley & Co.

Zachary Fischer	Tel. (212) 761-3076

Jane Lam	Tel. (212) 296-8567

Brandon Atkins	Tel. (212) 761-4846

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.